UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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OPTION CARE HEALTH, INC.
(Name of Registrant as Specified in its Charter)

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option care health®

2024 Notice of Annual Meeting of Stockholders **and Proxy Statement**

Clinical excellence infused with **compassionate care.**

Option Care Health provides infusion therapy and specialty pharmacy services that allow patients to receive therapy in the comfort of the home or at an alternate site of care.

Our purpose

Provide extraordinary care that changes lives.

Our mission

Home and Alternate Site Infusion Benefits

Reduced health care costs

- Fewer infusion encounter incidents*
- Lower therapy cost/day**

Improved Outcomes

- Helps avoid risk of hospital acquired infections
- Allows benefits of familiar surroundings
- 24/7 access to specially trained nurses and Pharmacists

Quality Standards

Option Care Health has received recognition from premier professional organizations:

- Accreditation Commission for Health Care
- Pharmacy Compounding Accreditation Board
- URAC Specialty Pharmacy Accreditation
- American Society of Health-System Pharmacists

* 99.9% Rate of incident-free infusion encounters - Review of Option Care Health patient data October 2020-March 2021. Based on 46,054,042 confirmed doses.

** Haines, Danell " *Cost Savings: Home Versus Inpatient Infusion Therapy, A Review of the Literature* " NHIF Infusion Journal, www.nhia.org/cost-savings-home-versus-inpatient-infusion-therapy/.

option care health®

Message From Our
Chief Executive Officer

Dear Fellow Stockholders,
In 2023, Option Care Health continued to set a high standard in providing patient care in the home and alternate site infusion industry. Our team of more than 7,500 dedicated members, including approximately 4,500 clinicians, served more than 270,000 unique patients and their families across a wide spectrum of conditions and therapies. I believe our ability to meet our patients in the site of care where they are most comfortable helps deliver greater value not just to those patients but to all of our stakeholders, including prescribers, payors, biopharmaceutical companies, and, of course, our stockholders.
2023 Highlights
While supporting our patients and their families, we stayed at the forefront of our industry and advanced our strategic priorities and initiatives. Our accomplishments in 2023 included:
•	Launching Naven Health, one of the largest infusion nursing platforms in the industry comprised of more than 1,500 clinical professionals.
•	Expanding our ambulatory infusion suite and advanced practitioner footprint to over 164 centers and 660 chairs nationwide.
•
Advancing our use of data analytics, repetitive process automation, machine learning, and artificial intelligence to help optimize our operations, reduce waste, and improve our revenue cycle management.

•
Deepening our strategic partnerships with biopharmaceutical companies by launching a number of new therapies and expanding the use of our network of state-of-the-art pharmacies, infusion suites, and clinical know-how.

We also invested heavily in our people, as we understand the importance of recruiting, retaining, and managing the human capital of our business and growing our team members’ leadership skills and expertise. Thanks in part to this focus, we are thrilled to have earned the designations of a Gallup® Exceptional Workplace and a Military Friendly® Employer.
Thanks to the tremendous efforts of our team members, 2023 ended with strong financial performance. During 2023, we increased net revenue by more than 9% and Adjusted EBITDA1 by 24%, as well as our cash flow from operations by almost 39%. During the year, we also deployed $250 million towards share repurchases while continuing to strengthen our balance sheet, ending the year with over $344 million of cash and reducing our net debt leverage ratio2 to 1.8x. As a fellow stockholder, you have my commitment that we will continue to allocate capital in a manner we believe is best for all stockholders, whether that be through mergers and acquisitions, continued share repurchases, or other means. We remain focused on generating favorable returns to our stockholders on a long-term, sustainable basis.
(1)	Adjusted EBITDA is a non-GAAP financial measure. Please refer to the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure in Appendix A of this Proxy Statement.
(2)
Net debt leverage ratio is a non-GAAP financial measure. Please refer to the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure in Appendix A of this Proxy Statement.

2024 Proxy Statement

Governance Enhancements
Since our merger with BioScrip in 2019, we have continued to enhance our corporate governance practices. In 2023, we continued this journey by adopting a director resignation policy for uncontested elections in our Corporate Governance Guidelines and a “proxy access” by-law, which enables certain long-term stockholders to nominate candidates for election to our board of directors in our proxy materials.
We believe these changes continue the maturation of our governance framework and bring us closer in line with the governance practices of many best-in-class companies. I am especially pleased that the changes were made with the benefit of stockholder feedback, which was obtained through our stockholder engagement efforts. I assure you that your voices were, and will continue to be, heard.
Board Refreshment
After nearly five years of service, Nitin Sahney left our board in January 2024. We thank him for his service on our board and are grateful to have benefited from his expertise and commitment to Option Care Health. Also, at the beginning of 2024, we added two new directors to our board. Barbara W. Bodem, the former Chief Financial Officer of Hill-Rom, has led large finance and information technology organizations, overseen transformative mergers and acquisitions and other corporate development transactions, and served on numerous boards of directors. Norman L. Wright, the former Chief Customer Experience Officer at UnitedHealth Group, has led global teams of tens of thousands of employees and brings a deep understanding of the health care industry, human capital management issues, and tactics to improve quality and service delivery. Barbara and Norman are already making an impact on our board, and I am pleased to have them on the team.
Additionally, for our upcoming annual stockholders’ meeting, we have nominated Eric K. Brandt to our board. Eric is the former Chief Financial Officer at Broadcom, and brings extensive public company governance experience, a track record of leading finance and information technology organizations, and corporate strategy and dealmaking expertise.
Barbara, Norman, and Eric represent the product of extensive efforts by our board of directors to consider the skillsets, attributes and characteristics of what we need to continue to operate as an effective board as well as drive the future strategy and risk oversight of this organization. They also represent a continued commitment to refresh our board as circumstances arise. Together with Elizabeth D. Bierbower and Natasha Deckmann, M.D., five of our twelve director nominees are, or will be, new to our board in the last two years.
I remain proud of the strength of our position and am excited about the opportunities that are ahead of us. We are in such a privileged position to execute on our strategic priorities and ultimately help change lives for the better and make an even greater impact. Thank you for your continued support of Option Care Health.
Best regards,

John C. Rademacher
Director, President and Chief Executive Officer
2024 Proxy Statement

Notice of 2024 Annual
Meeting of Stockholders

Items of Business
Election of Twelve (12) Directors

Ratification of Appointment of Independent Registered Public Accounting Firm

Advisory Vote to Approve Executive Compensation

Approval of Amended and Restated 2018 Equity Incentive Plan
And other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.
Your vote is important.
Regardless of whether you plan to attend the meeting, please vote at your earliest convenience by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card sent to you by mail. For additional details, please refer to the “General Information About the Annual Meeting” section in the accompanying proxy statement.
Sincerely,

Collin G. Smyser
General Counsel and Corporate Secretary
Bannockburn, Illinois
April 3, 2024
Important Notice Regarding the Internet Availability of Proxy Materials for the
2024 Annual Meeting of Stockholders to be Held on May 15, 2024
The Notice of 2024 Annual Stockholders Meeting, Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 are available free of charge at proxyvote.com or investors.optioncarehealth.com.
DATE May 15, 2024

TIME 11:30 a.m. CDT

LOCATION www.virtualshare holdermeeting.com/ OPCH2024
Who Can Vote? Stockholders of record as of the close of business on March 19, 2024

Table of
Contents

The Board of Directors (the “Board”) of Option Care Health, Inc., a Delaware corporation (“we,” “us,” “our,” or “Option Care Health”), is soliciting proxies for use at our 2024 Annual Meeting of Stockholders, including any postponements or adjournments thereof (the “Annual Meeting”).
On April 7, 2015, HC Group Holdings II, Inc. (“HC II”) and its sole shareholder, HC Group Holdings I, LLC (“HC I”), collectively acquired Walgreens Infusion Services, Inc. and its subsidiaries from Walgreen Co (“Walgreens”) and became a stand-alone, privately-held company (the “Walgreens Separation”). On August 6, 2019, the privately-held HC I and HC II completed a transaction (the “BioScrip Merger”) to merge with and into a wholly-owned subsidiary of BioScrip, Inc., a publicly-traded, national provider of infusion and home care management solutions (“BioScrip”). Following the closing of the BioScrip Merger, the now publicly-traded, combined companies were rebranded as “Option Care Health, Inc.”
These materials were first sent or made available to stockholders on April 3, 2024.

Proxy
Summary

This summary highlights certain information contained in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding our performance in the fiscal year ended December 31, 2023, please review our Annual Report on Form 10-K for the year ended December 31, 2023 that accompanied this Proxy Statement.
Ways to Vote
PHONE In order to do so, please follow the instructions shown on your Notice or Proxy Card.	INTERNET In order to do so, please follow the instructions shown on your Notice or Proxy Card.	MAIL Sign, date and return proxy card in the envelope provided.
Items of Business and Board Voting Recommendation
1	Election of Twelve (12) Directors	FOR each nominee
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
3	Advisory Vote to Approve Executive Compensation	FOR
4	Approval of Amended and Restated 2018 Equity Incentive Plan	FOR
Our 2023 Financial Highlights1 (approximate)
$4.3b Net Revenue Growth of 9.1% over FY22	$981.2m Gross Profit Growth of 13.2% over FY22	$425.2m Adjusted EBITDA Growth of 24.0% over FY22	1.8x Net Debt Leverage Ratio
(1)
Contained above, and elsewhere in this Proxy Statement, are certain non-GAAP measures of our financial performance for fiscal years 2022 and 2023. Please refer to the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure in Appendix A of this Proxy Statement.

2024 Proxy Statement	1

Proxy Summary
2024 Director Nominees
Name	Age	Years on the Board	Independent	# of Other U.S. Public Company Boards	Audit Committee	Compensation Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee	Quality and Compliance Committee
John J. Arlotta	74	5	Yes	0		Member			Member
Elizabeth Q. Betten	43	5	Yes	0			Chair		Member
Elizabeth D. Bierbower	65	2	Yes	0	Member				Member
Barbara W. Bodem	56	<1	Yes	2	Member			Member
Eric K. Brandt	61	0	Yes	4
Natasha Deckmann, M.D.	47	2	Yes	0			Member	Member	Chair
David W. Golding	62	9	Yes	0		Member
Harry M. Jansen Kramer, Jr.	69	5	Yes	1	Member			Chair
R. Carter Pate	69	9	Yes	1	Chair		Member
John C. Rademacher	57	5	No	0
Timothy P. Sullivan	66	5	Yes	0		Chair
Norman L. Wright	59	<1	Yes	1		Member		Member
Board Characteristics
The Board and the Nominating and Corporate Governance Committee annually evaluate the Board’s effectiveness and needs, and the Nominating and Corporate Governance Committee periodically reviews the mix of skills, composition and expertise on the Board. All of our director nominees have the experience, qualifications, attributes and skills to fit our strategy.
The following shows information relating to the age, tenure, and diversity of our twelve director nominees.

2024 Proxy Statement	2

Proxy Summary
Our Governance Best Practices
The Board believes that a strong corporate governance framework should uphold the principles of effective corporate governance and high ethical standards by guiding principled decision-making and helping ensure proper oversight of our strategy and risk management. Our policies and best practices for good corporate governance include the following:
One Share, One Vote	We have a single class of stock with equal voting rights.
Annual Director Elections	All directors are elected annually for a one-year term.
Director Resignation Policy	Our Corporate Governance Guidelines contain a director resignation policy for uncontested elections of directors.
Separation of CEO and Chair	We have an independent Board Chair who is not our Chief Executive Officer.
Board Composition and Refreshment
The Nominating and Corporate Governance Committee periodically reviews the mix of skills, composition and expertise on the Board. Five of the twelve nominees for election at the Annual Meeting will have joined the Board since 2022.

Stock Ownership Guidelines	We have robust stock ownership guidelines for our directors and executive officers.
Access to Information	The Board has access to our books, records, facilities, and personnel, and directors are encouraged to talk directly with any of our officers or employees.
Overboarding Restrictions	Our Corporate Governance Guidelines include limits on the number of other for-profit boards our directors are eligible to serve on.
Executive Sessions	Each regular quarterly Board meeting includes executive sessions.
Self-Evaluations
The Board and each of its committees conduct annual performance self-evaluations, which are overseen by the independent and non-executive Board Chair and the Nominating and Corporate Governance Committee.

Prohibitions on Hedging and Other Transactions	We have a policy prohibiting short sales, hedging, and pledging of our securities by our directors, officers and employees.
Proxy Access	Up to 20 stockholders owning at least 3% of our outstanding shares continuously for three years may nominate up to 20% of the Board.
No Poison Pill	We do not have a stockholder rights plan (poison pill) in place.
Our Sustainability and ESG Program
We are committed to making a positive difference in the lives of our patients, our team members, and those in our communities, regardless of whether they are direct recipients of our care. Our ESG program is built on these four interconnected pillars:

REDUCING OUR IMPACT
ON THE ENVIRONMENT
We are committed to
minimizing our use of
resources and optimizing
our operations to protect our
planet, against the physical
and human health risks of
climate change.

CARING FOR OUR
PATIENT COMMUNITY
We deliver cutting-edge
infusion medications, nursing
support and seamless
transitional care for patients
with acute and chronic
conditions in their homes and
at our infusion suites. Our
comprehensive approach
reduces barriers to accessing
healthcare, while helping our
patients gain back control
of their lives and improve
their long-term health and
wellbeing.

EMPOWERING
OUR PEOPLE
Whether it is providing
growth and development
opportunities, recognizing
accomplishments, or offering
a suite of benefits that allow
team members to care for
themselves and their families,
we focus on opportunities to
position Option Care Health as
an employer of choice.

MANAGING A
RESPONSIBLE AND
RESILIENT ENTERPRISE
Integrated into our Enterprise Risk Management program, we are building a more robust data privacy and security program and upholding our commitment to best practices in corporate governance, compliance and business ethics to promote the long-term interests of our stockholders.

2024 Proxy Statement	3

Proxy Summary
Our Compensation Best Practices
The Compensation Committee has adopted a number of commonly viewed best practices that it believes are consistent with our performance-based compensation philosophy, contributing to the long-term interests of our stockholders.
What We Do
Tie more than 85% of target CEO compensation to corporate performance and creation of long-term stockholder value
The Compensation Committee has discretion to adjust any performance-based equity award payouts for certain events to reflect original intent of the awards
Maintain robust stock ownership requirements, including stock retention provisions
Dodd-Frank clawback policy plus a policy that allows recovery of compensation in the event of certain acts of misconduct by NEOs and senior management
Independent compensation consultant
Annual compensation risk assessment
Maintain “double-trigger” provisions for all change in control scenarios for the NEOs
What We Don't Do
No short sales, hedging or pledging of our securities by any NEO
No excise tax gross-ups in our Executive Severance Plan or for perquisites
No dividends or dividend equivalents on any equity awards other than restricted stock
No guaranteed annual salary increases
No pension or supplemental executive retirement, health, or insurance benefits
No significant perquisites
Pay-for-Performance Alignment
We believe in a strong connection between compensation for our NEOs and our short-term and long-term financial performance. Consequently, we believe annual bonuses and long-term incentive compensation for our NEOs should be “at risk” or based upon our performance, the successful attainment of meaningful financial and other performance-related goals and objectives, and/or stock price. The design of our executive compensation program aims to align these objectives with creation of stockholder value.
CEO
2023 Total Compensation at Target Pay Mix

Other NEOs (Avg. excluding CEO)
2023 Total Compensation at Target Pay Mix

2024 Proxy Statement	4

Corporate
Governance

Our History
Although our roots trace back to our founding in Chico, California in 1979, our modern corporate history took shape in April 2015 during the Walgreens Separation. This pivotal moment marked our transition into a stand-alone company. After the Walgreens Separation, Madison Dearborn Partners (“MDP”), a leading private equity firm based in Chicago, Illinois, assumed majority ownership, while Walgreens, one of the world’s largest retail pharmacy chains, retained substantially all of the remaining stake.
Since then, notable events included the BioScrip Merger in 2019 and subsequent decisions by MDP and Walgreens in 2021 and 2022 to completely divest their ownership in Option Care Health. This sequence of events transformed us from a controlled, privately-held company into a publicly traded company with a diverse array of stockholders.
The following timeline provides a glimpse into our recent history and the corporate governance enhancements we have undertaken as part of this transformative journey.

Our Corporate Governance Practices and Stockholder Rights
Consistent with our transition to becoming a non-controlled, publicly traded company, we have developed a corporate governance framework that aims to uphold the principles of effective corporate governance and high ethical standards by guiding principled decision-making and helping ensure proper oversight of our strategy and risk management.
2024 Proxy Statement	5

Corporate Governance
You can find the key documents outlining our corporate governance framework on our website at investors.optioncarehealth.com/corporate-governance/governance-resources. These include our Third Amended and Restated Certificate of Incorporation, our Fourth Amended and Restated By-Laws (our “By-Laws”), our Corporate Governance Guidelines, and the charters of the standing committees of the Board. We regularly review these documents to adapt to changing regulatory requirements, evolving practices, concerns raised by our stockholders and other key stakeholders, and other circumstances that may arise.
One Share, One Vote	We have a single class of stock with equal voting rights.
Annual Director Elections	All directors are elected annually for a one-year term.
Director Resignation Policy	Our Corporate Governance Guidelines contain a director resignation policy for uncontested elections of directors.
Separation of CEO and Chair	We have an independent Board Chair who is not our Chief Executive Officer.
Board Composition and Refreshment
The Nominating and Corporate Governance Committee periodically reviews the mix of skills, composition, and expertise on the Board. Five of the twelve nominees for election at the Annual Meeting will have joined the Board since 2022.

Stock Ownership Guidelines	We have robust stock ownership guidelines for our directors and executive officers.
Access to Information	The Board has access to our books, records, facilities, and personnel, and directors are encouraged to talk directly with any of our officers or employees.
Overboarding Restrictions	Our Corporate Governance Guidelines include limits on the number of other for-profit boards our directors are eligible to serve on.
Executive Sessions	Each regular quarterly Board meeting includes executive sessions.
Self-Evaluations
The Board and each of its committees conduct annual performance self-evaluations, which are overseen by the independent and non-executive Board Chair and the Nominating and Corporate Governance Committee.

Prohibitions on Hedging and Other Transactions	We have a policy prohibiting short sales, hedging, and pledging of our securities by our directors, officers, and employees.
Proxy Access	Up to 20 stockholders owning at least 3% of our outstanding shares continuously for three years may nominate up to 20% of the Board.
No Poison Pill	We do not have a stockholder rights plan (poison pill) in effect.
Board Independence
Our Corporate Governance Guidelines state that at least a majority of the Board members must meet the independence standards set by The Nasdaq Stock Market (“Nasdaq”). The Board will consider all relevant facts and circumstances when determining the independence of each director.
The Board determined that each of our directors and director nominees is independent under applicable Nasdaq rules, except for John C. Rademacher, who is not considered independent due to his role as our President and Chief Executive Officer.
The Board has five standing committees: an Audit Committee, a Compensation Committee, a Finance and Investment Committee, a Nominating and Corporate Governance Committee, and a Quality and Compliance Committee. The Board determined that all standing committee members are independent under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules for committee membership. Additionally, the Board determined that each member of the Audit Committee satisfies the additional independence criteria specified in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Before reaching these decisions, the Nominating and Corporate Governance Committee examined the relevant legal and Nasdaq listing standards related to the independence of Board and committee members. The committee then
2024 Proxy Statement	6

Corporate Governance
provided a recommendation to the full Board, which made the final decision on director independence. In making these determinations, the Nominating and Corporate Governance Committee and the full Board considered that, in the ordinary course of business, we might engage in relationships and transactions with entities affiliated with our directors or their family members.
Prior to joining the Board, Norman L. Wright had recently retired as a senior executive at UnitedHealth Group Incorporated (“UnitedHealth”), a company with whom we have commercial relationships in the ordinary course of business. The Nominating and Corporate Governance Committee and the full Board examined these transactions, considering factors such as the size of UnitedHealth and Mr. Wright’s lack of involvement in these transactions. Following its review, the Nominating and Corporate Governance Committee and the full Board concluded that these transactions and payments did not compromise Mr. Wright’s independence under applicable Nasdaq and SEC rules.
Board Leadership Structure
Since the BioScrip Merger, we have consistently maintained a separation between the roles of Board Chair and Chief Executive Officer. Currently, Harry M. Jansen Kraemer, Jr. serves as our independent, non-executive Board Chair. This approach is believed to be effective by the Board because it provides a leadership structure that allows our Chief Executive Officer to concentrate on managing our business while the independent Chair drives accountability at the Board level.
However, the Board acknowledges that there is no single leadership model for every company or circumstance. Depending on the situation, alternative models, such as combining the roles of Board Chair and Chief Executive Officer, might be deemed appropriate. The Board, through its Nominating and Corporate Governance Committee, periodically evaluates its leadership structure and will continue to implement the structure it deems most suitable. Our Corporate Governance Guidelines state that if the Board Chair is not independent, the Board will designate a Lead Independent Director.
In addition to the leadership provided by the Board Chair, our independent directors have ample opportunities to evaluate our Chief Executive Officer’s performance and offer valuable guidance. As a result, we believe the Board exercises strong and effective independent oversight of management, supported by the following factors:
•	All of our non-employee director nominees, and 92% of the entire Board, is independent.
•	Each Chair and member of the five standing committees of the Board is independent.
•	Board and committee agendas are prepared with their independent Chairs, and all directors are encouraged to suggest topics for future meetings.
2024 Proxy Statement	7

Corporate Governance
Board Committees
As of March 15, 2024, the composition and responsibilities of each standing Board committee are outlined below. Each committee operates under a written charter adopted by the Board, which is available at investors.optioncarehealth.com/corporate-governance/governance-resources. These charters are subject to regular review and assessment by each committee.
Name	Audit Committee	Compensation Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee	Quality and Compliance Committee
John J. Arlotta
Elizabeth Q. Betten
Elizabeth D. Bierbower
Barbara W. Bodem
Eric K. Brandt
Natasha Deckmann, M.D.
David W. Golding
Harry M. Jansen Kramer, Jr.
R. Carter Pate
John C. Rademacher
Timothy P. Sullivan
Norman L. Wright
     Committee Chair         Member
Audit Committee
The Audit Committee is responsible for, among other matters, overseeing our accounting and financial reporting processes and the audits of our financial statements; our independent registered public accounting firm, including their qualifications and independence; our internal audit function; our compliance with certain legal and regulatory requirements; and other related matters. As part of their oversight responsibilities, the Audit Committee appoints our independent registered public accounting firm and pre-approves the terms, scope, and engagement fees related to the services performed by them.
The Board has determined that each Audit Committee member qualifies as an “audit committee financial expert” as that term is defined under SEC rules.
Members:
R. Carter Pate (Chair) Elizabeth D. Bierbower Barbara W. Bodem Harry M. Jansen Kramer, Jr.

5
Meetings in 2023
2024 Proxy Statement	8

Corporate Governance
Compensation Committee
The Compensation Committee is responsible for, among other matters: reviewing and making recommendations to the Board regarding the compensation of our Chief Executive Officer and other executive officers; overseeing our overall compensation and benefits programs and policies; and appointing and overseeing the compensation and work of any compensation consultant or other advisor retained by the Compensation Committee.
For more information about the Compensation Committee’s processes and procedures, including the roles of its independent compensation consultant and our Chief Executive Officer in support of the Compensation Committee’s decision-making process, see the “Compensation Discussion and Analysis” section below.
Members:
Timothy P. Sullivan (Chair) John J. Arlotta David W. Golding Norman L. Wright

5
Meetings in 2023
Finance and Investment Committee
The Finance and Investment Committee is responsible for, among other matters: overseeing our investment and financing functions; overseeing significant acquisitions and capital expenditures; overseeing our integration planning processes and evaluating completed transactions; advising on third-party debt financings; and overseeing our related capital allocation practices.
Members:
Elizabeth Q. Betten (Chair) Natasha Deckmann, M.D. R. Carter Pate

3
Meetings in 2023
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters: assisting the Board in identifying individuals qualified to become directors, consistent with criteria approved by the Board; recommending to the Board director nominees; developing and making recommendations to the Board regarding matters of corporate governance; leading the Board in its annual review of the Board’s performance; recommending to the Board director nominees for each Committee; and assisting the Board in overseeing our policies and programs and related risks that concern certain environmental, social, legislative, regulatory, and public policy matters.
The Nominating and Corporate Governance Committee has evaluated and recommended to the full Board each of the nominees named in this Proxy Statement for election to the Board. See “Proposal 1: Election of Directors” below for more information.
Members:
Harry M. Jansen Kraemer, Jr. (Chair) Barbara W. Bodem Natasha Deckmann, M.D. Norman L. Wright

4
Meetings in 2023
2024 Proxy Statement	9

Corporate Governance
Quality and Compliance Committee
The Quality and Compliance Committee is responsible for, among other matters: overseeing our corporate compliance and ethics program; overseeing our compliance with applicable laws, rules, regulations, and agreements; overseeing, monitoring, and evaluating the quality of our patient care and safety; overseeing adherence to accreditation standards; and reviewing compliance hotline reports.
The Quality and Compliance Committee is also responsible for appointing and evaluating the performance of our Chief Compliance and Privacy Officer as well as approving the annual workplan of our compliance function.
Members:
Natasha Deckmann, M.D. (Chair) John J. Arlotta Elizabeth Q. Betten Elizabeth D. Bierbower

4
Meetings in 2023
In addition to the five standing committees of the Board described above, in March 2023, the Board established a special transactions committee to assist it in evaluating our proposed transaction with Amedisys, Inc. (the “Amedisys Transaction”). Subsequent to the termination of the Amedisys Transaction, this committee was disbanded in July 2023.
2024 Proxy Statement	10

Corporate Governance
Board Oversight
The Board plays an active role in overseeing our strategy and risk management practices, seeking to ensure that our long-term interests and those of our stockholders are prioritized. To help fulfill this duty, the Board is assisted by its committees, each focusing on risks within its primary responsibilities and expertise. The ongoing oversight responsibilities of the Board and its committees, along with others involved in risk management, are detailed below:

Audit Committee
Oversees our enterprise risk management program and practices. Oversees risks related to financial and tax matters.
Nominating and Corporate Governance Committee
Oversees Board structure, governance, and director independence. Oversees risks related to certain environmental, social, legislative, regulatory, and public policy matters, including political contributions and lobbying activities.
Compensation Committee Oversees risks related to the design and administration of our compensation programs and policies. Oversees risks arising from our compensation policies and practices.
Finance and Investment Committee
Oversees risks related to financial management, liquidity and capital allocation practices, as well as our mergers and acquisitions and capital expenditure practices.
Quality and Compliance Committee
Oversees our key compliance, legal, and regulatory risks as well as risks related to quality and patient safety. Oversees our programs, policies, and procedures related to information security.

Management Management is primarily responsible for implementing and supervising day-to-day risk management processes, and reports to the Board and its committees on significant matters.
Internal Audit Our internal audit function, which is directly overseen by the Audit Committee, identifies and helps mitigate risk and improves internal controls.
Enterprise Risk Management Program
Our enterprise risk management program is designed to identify, assess, and monitor our business risks. Significant enterprise risks, which may include competitive, strategic, operational, financial, legal, regulatory, and Environmental, Social and Governance (“ESG”)-related risks, are identified and prioritized by our management through the program.

The program is overseen by our Chief Financial Officer and our Senior Vice President, Corporate Controller, and is supported by an Enterprise Risk Management Committee (the “ERM Committee”) consisting of cross-functional leaders from our legal, finance, information technology and operational departments.

2024 Proxy Statement	11

Corporate Governance
Board Oversight of Cybersecurity
The Quality and Compliance Committee provides board-level oversight of cybersecurity risk. As part of its oversight role, the Quality and Compliance Committee receives reports about our practices, programs, or notable threats or incidents related to cybersecurity throughout the year, including through periodic updates from our Senior Vice President, Chief Information Security Officer (“CISO”) and other leaders. The Quality and Compliance Committee provides regular reports to the full Board about these matters and other areas within its responsibility, and the CISO and other leaders provide updates regarding cybersecurity matters to the full Board as appropriate.
Board Oversight of Succession Planning
We believe one of the principal responsibilities of the Board is to oversee our management succession planning. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for overseeing the design of our management development and succession planning process. The full Board typically reviews our management succession plan at least annually.
Our management succession plan covers scenarios such as a sudden departure of our Chief Executive Officer, and also looks ahead to the longer-term succession planning for both our Chief Executive Officer and other key executives. Our Chief Executive Officer and our Chief Human Resources Officer conduct a review with the full Board of both our internal talent and their development plans as well as potential external recruitment needs, taking into account the profiles and skills most critical to our leadership and strategy.
Additionally, senior executives and other emerging talent regularly attend and present at Board and committee meetings, providing the Board with opportunities to interact with those individuals and assess their leadership capabilities.
Our ESG Program
We are dedicated to making a positive impact on the lives of our patients, our team members and those in our communities, regardless of whether they directly receive our care. Our mission is to transform healthcare by offering innovative services designed to improve outcomes, lower costs and bring hope to patients and their families. Sustainability is a core part of our mission, and we strive to ensure that our ESG program aligns with this philosophy.
Our approach to sustainability is a set of actions focused on providing extraordinary care to our stakeholders. Our business-relevant ESG program is structured around four interconnected pillars: Reducing our Impact on the Environment, Caring for Our Patient Community, Empowering Our People, and Managing a Responsible and Resilient Enterprise. These pillars address the ESG-related aspects of our business that we believe are most important for our patients, employees, stockholders and other stakeholders.

REDUCING OUR IMPACT
ON THE ENVIRONMENT
We are committed to
minimizing our use of
resources and optimizing
our operations to protect our
planet, against the physical
and human health risks of
climate change.

CARING FOR OUR
PATIENT COMMUNITY
We deliver cutting-edge
infusion medications, nursing
support and seamless
transitional care for patients
with acute and chronic
conditions in their homes and
at our infusion suites. Our
comprehensive approach
reduces barriers to accessing
healthcare, while helping our
patients gain back control
of their lives and improve
their long-term health and
wellbeing.

EMPOWERING
OUR PEOPLE
Whether it is providing
growth and development
opportunities, recognizing
accomplishments, or offering
a suite of benefits that allow
team members to care for
themselves and their families,
we focus on opportunities to
position Option Care Health as
an employer of choice.

MANAGING A
RESPONSIBLE AND
RESILIENT ENTERPRISE
Integrated into our Enterprise Risk Management program, we are building a more robust data privacy and security program and upholding our commitment to best practices in corporate governance, compliance and business ethics to promote the long-term interests of our stockholders.

2024 Proxy Statement	12

Corporate Governance
Diversity, Equity and Inclusion
We believe that embracing diversity, equity and inclusion (“DEI”) strengthens us as a company and fosters innovation. We recognize and value our team members’ diverse talents, backgrounds and perspectives. Our commitment extends to striving toward a workforce where all levels, including senior management, reflect the diversity of the communities we serve. We aim to cultivate a culture where everyone feels a sense of belonging and empowerment to share their experiences and ideas.
Our efforts in promoting DEI have been acknowledged with several awards. Recent accolades include being named to DiversityInc’s Top Ranked Hospitals and Health Systems list, earning the Military Friendly® Employer designation, and receiving the Gallup Exceptional Workplace Award (GEWA).
DE&I and Sustainability Program Highlights
•	Published a company-wide environmental policy to clearly state our dedication to responsible and sustainable business practices.
•	Released a company-wide human rights policy to showcase our commitment to upholding fundamental human rights principles.
•	Transitioned entirely away from Styrofoam coolers for regular product deliveries by launching a thermal bag solution initiative in late 2022.
•	Reduced over 2,500 pounds of greenhouse gas emissions[1] in 2023 by implementing a technology equipment reuse and recycling program.
•	Offered more than $37 million in 2023 in need-based financial assistance to patients facing limited income and resources.
•	Established a Women’s Resource Group, providing female team members opportunities to network and learn from leaders and colleagues across the organization.
•	Promoted inclusion education through leadership cascades as well as incorporating DEI into ongoing learning opportunities.
•	Granted team members the option to choose a floating diversity holiday – a paid day off to observe a day of cultural significance to them.
•	Introduced a bonding time-off benefit, allowing team members time with a new child or to bond with a newly adopted child.
ESG and DEI Program Governance
In 2023, we took steps to enhance our governance and ensure better coordination among our ESG related key initiatives. We merged our DE&I Steering Committee and ESG Working Group into a unified DE&I and Sustainability Steering Committee. This committee is jointly led by our Vice President of Communications and DE&I and our Assistant General Counsel, who oversee our ESG program. The committee operates under the executive sponsorship of our Chief Human Resources Officer and our General Counsel and Corporate Secretary.
This committee includes representatives from various functions and convenes quarterly to offer oversight, guidance, and strategic direction for integrating DEI and other ESG principles into our business operations and decision-making processes. Additionally, it reviews our DEI- and other ESG-related programs and initiatives, monitoring progress against any internal goals we set. Committee members play a crucial role as advocates, facilitating the integration of our DEI and other ESG initiatives into our day-to-day operations.
(1)	Emissions reduction equivalent calculated in accordance with the e-Stewards Global Impact Calculator.
2024 Proxy Statement	13

Corporate Governance
Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for reviewing environmental, social, legislative, regulatory and public policy trends that could impact us. The committee also oversees our policies, practices and disclosures concerning sustainability and ESG matters. The Compensation Committee periodically assesses initiatives related to DEI and other human capital management issues.
For more information about our ESG program, please visit optioncarehealth.com/about/corporate-responsibility.
Stockholder Engagement
The Board and management highly value the perspectives of our stockholders. To help ensure that we better understand and prioritize the main concerns of our stockholders, our directors and senior management actively engage in extensive investor outreach throughout the year. We frequently engage in discussions with members of the investment community, covering topics such as our business results, strategy, and capital structure. Our executive leadership, including our Chief Executive Officer and our Chief Financial Officer, regularly meet with analysts covering our securities and industry. Throughout 2023, we presented at several conferences, conducted numerous non-deal road shows, and welcomed institutional investors to tour our facilities.
In addition to our ongoing investor relations efforts, in the second half of 2023, we engaged with stockholders who owned approximately 33% of our shares to gather feedback on the Board, our corporate governance framework, executive compensation programs, and ESG-related practices. We also sought input on the Board’s oversight role in these areas. These discussions, which included members of our executive leadership team and, in many instances, independent members of the Board, influence and inform our policies, practices, and disclosures.
Below, we provide a summary of key feedback from these discussions and the corresponding actions we took in response.
What We Heard	Our Response
Stockholders showed support for the changes in our governance practices as we transitioned into a non-controlled public company. However, they expressed a desire for us to keep progressing and improving our governance framework to better align with best practices. This includes addressing concerns about our plurality voting standard for uncontested director elections.

In 2023, the Board amended our Corporate Governance Guidelines to adopt a majority voting policy that requires any incumbent director who receives more “withhold” votes than “for” votes in an uncontested election to tender his or her resignation to the Board for consideration.

Also in 2023, the Board amended our By-laws to adopt a “proxy access” by-law that allows up to 20 stockholders owning at least 3% of our outstanding shares continuously for three years to nominate up to 20% of the Board.

Stockholders encouraged us to enhance our ESG disclosure practices and continue to tie our key ESG-related priorities to issues specifically impacting our business.
In 2024, we intend to issue our first annual ESG report to better document our progress towards our goals, with a focus on increased reporting of key metrics where possible.

For more information about our ESG program, see “—Our ESG Program” above.

Stockholders asked us to continue to make progress on providing further information about our governance practices, including with respect to how the Board oversees strategy and risk management, the mix of director skills and effectiveness, executive compensation decision-making, and how the Board incorporates feedback from its annual self-evaluation.

We have enhanced the disclosure and readability related to a number of key topics in this Proxy Statement, including those related to Board effectiveness, the qualifications and skills of our director nominees, and Board self-evaluation.

Board Meetings and Attendance
During 2023, the Board met 15 times. Each Board member who served during 2023 attended or participated in 75% or more of the total number of Board meetings and the total number of meetings of any committee they were a part of.
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Corporate Governance
All directors serving at that time were present at our 2023 annual meeting of stockholders. As outlined in our Corporate Governance Guidelines, directors are expected to attend our annual meeting of stockholders unless unusual circumstances make it impractical.
Related Party Policy and Transactions
The Board has adopted a written policy for approval of transactions between us and our directors, executive officers, director nominees, greater than 5% beneficial owners of our common stock or any other class of our equity securities, and each of their respective immediate family members, where the amount exceeds $120,000 and the related party has or will have a direct or indirect material interest in the transaction (subject to certain exceptions).
This policy provides that the Audit Committee must review transactions subject to the policy and determine whether to approve or ratify those transaction as being in, or not inconsistent with, the best interests of Option Care Health and our stockholders. Pursuant to the policy, the Audit Committee will report all material related party transactions to the Board. In reviewing transactions subject to the policy, the Audit Committee considers, as it deems appropriate for the circumstances:
•	The material terms and conditions of the transaction;
•	The basis on which such individual or entity is a related party;
•	The related party’s interest in the transaction, including the related party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction;
•	The approximate dollar value of the transaction, and the approximate dollar value of the related party’s interest in the transaction without regard to amount of profit or loss;
•	In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments to be made;
•	In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness; and
•	Any other material information regarding the transaction or the related party’s interest in the transaction.
In addition, under our Code of Business Conduct, our employees, officers and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
HC I Agreements
In connection with the BioScrip Merger, on August 6, 2019, we entered into a Director Nomination Agreement with HC I (the “Director Nomination Agreement”) whereby, for so long as HC I met certain beneficial ownership thresholds and subject to certain other conditions, HC I was entitled to designate a number of nominees for election to the Board equal to the product obtained by multiplying (a) the percentage of the total voting power of our outstanding common stock then beneficially owned by HC I and its affiliates and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases.
Additionally, in connection with the BioScrip Merger, we entered into a Registration Rights Agreement with HC I (the “Registration Rights Agreement”) that, among other things, grants customary registration rights to HC I, including demand registration rights, shelf registration rights, and piggyback registration rights. Other stockholders who received common stock pursuant to the BioScrip Merger may also become a party to the Registration Rights Agreement. The registration rights are subject to certain specific conditions and limitations as more fully defined in the Registration Rights Agreement.
2024 Proxy Statement	15

Corporate Governance
On February 28, 2023, we entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with HC I, pursuant to which we agreed to repurchase, subject to the terms and conditions contained thereon, up to $75 million of our common stock then held by HC I at the same purchase price per share as the underwriter in a concurrent underwritten public offering of our common stock held by HC I. On March 3, 2023, the transactions contemplated by the Share Repurchase Agreement closed, and we repurchased directly from HC I 2,475,166 shares of our common stock. The Share Repurchase Agreement and the transactions contemplated thereby were pre-approved by the Audit Committee in accordance with the related party transactions policy described above.
As a result of the transactions contemplated by the Share Repurchase Agreement, the Director Nomination Agreement terminated in accordance with its terms.
Code of Business Conduct
Our Code of Business Conduct outlines the principles guiding our business practices. It applies to all of our directors, officers, employees and contractors, regardless of job level or position. Our Code of Business Conduct is available at investors.optioncarehealth.com/corporate-governance/governance-resources. Amendments or waivers will be promptly posted on our website when required by law or Nasdaq rules.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of their ownership of our stock on Form 3, and reports of any changes in ownership on either Form 4 or Form 5. Administrative staff and other advisors assist in preparing and filing these reports on their behalf.
Based solely on a review of reports filed with the SEC and on written representations from reporting individuals, we believe that all required reports for 2023 were submitted on a timely basis, except for the following delinquent Form 4 filings due to administrative error: (i) for each of Mr. Arlotta, Ms. Betten, Ms. Bierbower, Dr. Deckmann, Mr. Golding, Mr. Kraemer, Mr. Pate, Mr. Sahney, and Mr. Sullivan, one late Form 4 filing reporting one restricted stock unit (“RSU”) grant, (ii) for each of Mr. Golding and Mr. Pate, one late Form 4 filing reporting one cash-settled RSU settlement, and (iii) for Mr. Rademacher, one late Form 4 filing reporting two RSU grants and two stock option grants.
Communications with the Board
Any communications intended for the Board or individual members should be directed to our Corporate Secretary at 3000 Lakeside Drive, #300N, Bannockburn, IL 60015, or by e-mail to OCH-CorporateSecretary@optioncare.com with a request to forward the communication to the intended recipient. Stockholder communications will be forwarded to Board members per instructions, although we reserve the right to not forward to Board members any abusive, threatening, or otherwise inappropriate materials.
2024 Proxy Statement	16

Proposal 1:
Election of Directors

The Board has nominated John J. Arlotta, Elizabeth Q. Betten, Elizabeth D. Bierbower, Barbara W. Bodem, Eric K. Brandt, Natasha Deckmann, M.D., David W. Golding, Harry M. Jansen Kramer, Jr., R. Carter Pate, John C. Rademacher, Timothy P. Sullivan, and Norman L. Wright to be elected to the Board until our next annual meeting of stockholders and until their successors are duly elected and qualified. Ms. Bodem, Mr. Brandt and Mr. Wright are standing for election by stockholders for the first time at the Annual Meeting. Other than Mr. Brandt, all of the nominees currently serve as directors.
Each of the twelve director nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. There are no family relationships among our executive officers and directors.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, for the election of the Board’s twelve nominees. In the event that any nominee is unable or unwilling to serve at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the current Board to fill the vacancy.
The Board believes that each nominee possesses extensive business experience, education and personal skills that qualify them to serve as effective Board members. The specific experience, qualifications and skills of each nominee are detailed below.
Vote Required
To be elected as a director, each nominee must receive a plurality of the votes cast in favor of their election.
However, in 2023, we implemented a majority voting policy for uncontested director elections in our Corporate Governance Guidelines. Under this policy, if an incumbent director receives more “withhold” votes than votes “for” their election in an uncontested election, they are required to promptly submit their resignation to the Board.
The Nominating and Corporate Governance Committee will review the submitted resignation and provide a recommendation to the Board on whether to accept or reject the resignation or take other appropriate action. The Board will then act on this recommendation and publicly disclose its decision within 90 days following certification of the election results.
Director Nominees
John J. Arlotta
Elizabeth Q. Betten
Elizabeth D. Bierbower
Barbara W. Bodem
Eric K. Brandt
Natasha Deckmann, M.D.
David W. Golding
Harry M. Jansen Kramer, Jr.
R. Carter Pate
John C. Rademacher
Timothy P. Sullivan
Norman L. Wright

The Board unanimously recommends that stockholders vote “FOR” the nominees listed above.

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Proposal 1: Election of Directors
Director Nomination Process
General Board Membership Criteria
Subject to any agreement we may enter into, the Board has the overall responsibility for selecting candidates for nomination or appointment to the Board. The Nominating and Corporate Governance Committee evaluates potential candidates for Board service and will recommend to the Board director candidates for nomination or appointment.
When considering director candidates, both the Board and the Nominating and Corporate Governance Committee seek to ensure that each director possesses specific critical personal qualities and attributes. These qualities, which the Board believes are essential for the proper functioning of the Board, include accountability, ethical leadership, governance expertise, integrity, skill in risk management, and sound business judgment.
Additionally, the Board and the Nominating and Corporate Governance Committee believe that directors should have the mature confidence to assess and challenge existing practices and propose alternative solutions, possess a keen awareness of our business and the social realities of our operating environment, maintain independence and high-performance standards necessary for Board oversight, and possess the humility, professional maturity, and style to interface openly and constructively with other directors.
Skills, Experiences and Backgrounds
Beyond the above criteria, our Corporate Governance Guidelines specify that the Nominating and Corporate Governance Committee will annually assess the qualifications, qualities, skills and other criteria suitable for Board members and director candidates. This assessment considers the Board’s composition at the time, the skills required for effective Board and committee operations, and insights from the annual Board and committee self-evaluations (see “—Annual Board and Committee Self-Evaluations” below).
We operate in the rapidly evolving, highly regulated U.S. healthcare industry. Each of our director nominees has held senior leadership roles (in some cases as chief executive officer) in large healthcare organizations or served on the boards of such entities. In these capacities, they accumulated significant and diverse experience in strategic and financial planning, financial reporting, governance practices, compliance, risk management, and human capital management. Some nominees have served as chief financial officers or senior finance leaders at complex organizations, gaining expertise in capital allocation practices as well as mergers and acquisitions. Several nominees also possess in-depth public company experience, either as executive officers or board members, providing an understanding of corporate governance practices and trends. The Board and the Nominating and Corporate Governance Committee believe that the skills, qualities, attributes, and experiences of the director nominees offer a diverse range of perspectives, effectively addressing evolving needs, overseeing strategy and risk management practices, and representing the long-term interests of our stockholders.
The Board has undergone significant refreshment in recent years. Starting January 2, 2024, Ms. Bodem and Mr. Wright were appointed to the Board. Ms. Bodem brings significant finance and capital allocation experience due to her roles as chief financial officer or other senior finance leadership roles at several large, complex health care companies. Mr. Wright brings operational, human capital management, and risk management expertise due in part to his leadership experience at an organization encompassing 55,000 team members across five global regions.
The Board has also nominated Eric K. Brandt for election to the Board at the Annual Meeting. Mr. Brandt brings added expertise in finance, governance, corporate strategy, and information technology, gained from his executive roles in the technology and healthcare sectors, as well as his service as a member of several public company boards.
Together with Ms. Bierbower and Dr. Deckmann, who joined the Board in 2022, five of the twelve director nominees have under two years of service on the Board as of the date of this Proxy Statement.
2024 Proxy Statement	18

Proposal 1: Election of Directors
For more details about the specific skills, experiences, and backgrounds of the director nominees considered by the Board and the Nominating and Corporate Governance Committee in nominating the individuals described in this Proxy Statement, see “—Director Matrix” and “—Director Nominee Biographies” below.
Approach to Diversity
The Board and the Nominating and Corporate Governance Committee also take into account the overall diversity of the Board concerning factors such as age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation, and other backgrounds and experiences. Both the Board and the Nominating and Corporate Governance Committee are committed to actively seeking out individuals who will contribute to such diversity for inclusion in the pool of candidates from which Board nominees are chosen.
Use of Search Firms
In 2023, the Nominating and Corporate Governance Committee engaged and compensated a third-party search firm to aid in the process of identifying and evaluating potential Board candidates, in line with the criteria described above. Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee instructed the third-party search firm to actively look for candidates who would enhance the overall the diversity of the Board, as discussed in “—Approach to Diversity” above.
The third-party search firm developed a substantial and diverse candidate pool through market research and referrals from existing Board members. This was done based on guidance from members of the Nominating and Corporate Governance Committee regarding both the general and specific criteria outlined above. Barbara W. Bodem was initially recommended to the Nominating and Corporate Governance Committee by the third-party search firm, and Eric K. Brandt and Norman L. Wright were initially recommended to the Nominating and Corporate Governance Committee by independent directors. In each instance, these individuals were appointed to the Board or nominated for election to the Board after the Nominating and Corporate Governance Committee conducted numerous interviews with various qualified and diverse candidates in connection with each respective search.
Director Tenure
There are no restrictions on the number of terms that a director may serve. The Board presently does not support arbitrary term limits for directors or believe in automatic annual re-nomination of directors. However, the Board generally believes that having a mix of directors with long, medium and short tenures fosters a balanced range of views and insights. This approach allows the Board to benefit from the institutional knowledge held by longer-serving directors and the fresh perspectives contributed by newer directors. If each director nominee is elected to the Board, they will have, on average, served for 3.9 years as of the Annual Meeting.
Directors’ Other Board Commitments
Directors are expected to dedicate sufficient time and attention to prepare for, attend (either in person or virtually), and actively participate in Board meetings and the committees on which they serve. Our Corporate Governance Guidelines set limits on the number of commitments directors can have to other public company boards. According to these guidelines, no director may serve on more than four public company boards (including the Board), no director that is an executive officer of a public company (including our Chief Executive Officer) may serve on more than two public company boards (including the Board), and no member of our Audit Committee may serve simultaneously on the audit committees of more than three public company boards (including the Audit Committee).
The Board believes that each of our directors and director nominees has sufficient capacity to continue to effectively serve on the Board. As of March 15, 2024, none of our directors exceeded our Corporate Governance Guidelines for public company board memberships. Eric K. Brandt, who has been nominated for election to the Board at the Annual Meeting, currently serves on four other public company boards. On February 27, 2024, Mr. Brandt notified the board of directors of DENTSPLY Sirona Inc. that he would not be standing for re-election at its May 2024 annual meeting of
2024 Proxy Statement	19

Proposal 1: Election of Directors
stockholders. Based on this, if Mr. Brandt is elected to the Board at our Annual Meeting on May 15, 2024, we believe Mr. Brandt will be in compliance with our Corporate Governance Guidelines moving forward.
Stockholder-Recommended Candidates
Stockholders can recommend director candidates for consideration to the Nominating and Corporate Governance Committee. According to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will assess stockholder-recommended candidates using the same criteria applied to candidates suggested by Board members or other individuals. Stockholders interested in recommending a director candidate should submit the candidate’s name and background in writing to our Corporate Secretary at 3000 Lakeside Drive #300N, Bannockburn, Illinois 60015, or by e-mail to OCH-CorporateSecretary@optioncare.com.
Director Matrix
The matrix below highlights the mix of key skills, qualities, attributes, and experiences of the director nominees that, among other factors, led the Board and the Nominating and Corporate Governance Committee to recommend them for election to the Board. The matrix aims to highlight significant areas of focus for each director, and the absence of a mark does not imply that a particular director lacks that quality or skill. Nominees have developed competencies in these areas through education, direct experience and oversight responsibilities. The demographic information provided is based on voluntary self-identification by each nominee. Additional biographical details on each nominee can be found in “—Director Nominee Biographies” below.
	Arlotta	Betten	Bierbower	Bodem	Brandt	Deckmann	Golding	Kraemer	Pate	Rademacher	Sullivan	Wright
Skills and Experience
Business Leadership and Operations
Clinical Practice
Digital, Technology and Cybersecurity
Finance and Capital Allocation
Health Care Industry
Human Capital Management
M&A and Business Development
Public Company Governance
Regulatory and Public Policy
Risk Management and Sustainability
Self-Identified Background
Tenure/Age(1)
Years on the Board	5	5	2	<1	0	2	9	5	9	5	5	<1
Age	74	43	65	56	61	47	62	69	69	57	66	59
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Proposal 1: Election of Directors
	Arlotta	Betten	Bierbower	Bodem	Brandt	Deckmann	Golding	Kraemer	Pate	Rademacher	Sullivan	Wright
Gender(2)
Male
Female
Racial/Ethnic/Nationality(2)
African American / Black
Hispanic / Latinx
White
Two or More Races or Ethnicities
(1)	Information is as of March 15, 2024. Director tenure for directors who serve on our predecessor company prior to the BioScrip Merger is calculated from and after the date of the BioScrip Merger.
(2)	As identified and disclosed by each director.

2024 Proxy Statement	21

Proposal 1: Election of Directors
Director Nominee Biographies
Presented below is information regarding the twelve director nominees. The details for each nominee include their specific experience, qualifications, attributes and skills that led the Board to conclude they should serve on the Board. The provided information, including the age, principal occupation, public directorships held, and other details about each nominee, is as of March 15, 2024.
Harry M. Jansen Kramer, Jr.
Independent Board Chair Independent Director since: 2019 Age: 69	Committees: • Audit • Nominating and Corporate Governance (Chair)
Experience
• Executive Partner of MDP, a private equity firm (2005-Present)
• Clinical Professor of Management and Strategy at the Kellogg School of Management at Northwestern University (2005-Present)
• Chairman (2000-2004), President (1997-2004) and Chief Executive Officer (1999-2004) of Baxter International Inc., a global, publicly-traded manufacturer of diagnostic and other health care-related products (“Baxter”)
• Certified Public Accountant

Key Skills and Qualifications
• Over 30 years of executive leadership experience, including through his service as chairman, president and chief executive officer of a large international public company
• Extensive financial expertise and significant experience with boards of directors of private and public companies, investment decisions, capital allocation activities, and complex transactions acquired through executive roles in large companies as well as through his role at a leading private equity firm
• Through his experience at biotechnology and pharmaceutical companies, he brings significant expertise in the healthcare industry and with technology and innovation

Other U.S. Public Company Boards • Leidos Holdings, Inc. (1997-Present) • DENTSPLY Sirona Inc. (2016-2023)
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Proposal 1: Election of Directors
John J. Arlotta
Independent Director since: 2019 Age: 74	Committees: • Compensation • Quality and Compliance
Experience
• Co-Chairman of Interwell Health, a provider of value-based care for chronic kidney disease (2022-Present)
• Chairman, President and Chief Executive Officer of eviCore Healthcare, a healthcare services company and a division of Express Scripts since 2017 (2014-2021)
• Executive Chairman of Kindred at Home, a provider of home health and hospice services (2018-2021)
• Chief Executive Officer of CoreCare National, a provider of medical benefits management services and pre-merger predecessor to eviCore Healthcare (2012-2014)
• Special Healthcare Advisor to General Atlantic, LLC, a private equity firm (2010-2012)
• Chairman of Novis Pharmaceuticals, a pharmaceutical distribution company (2008-2012)
• Chairman and Chief Executive Officer of Coram, Inc., a provider of home infusion and specialty pharmacy services (2005-2007)
• Chairman and Chief Executive Officer of NeighborCare Inc., a provider of pharmaceutical products and services to nursing homes (2003-2005)
• Chief Operating Officer of Caremark Rx, a pharmacy benefit manager (1995-2000)

Key Skills and Qualifications
• Extensive experience in the healthcare industry, including executive leadership experience, human capital management, risk management, and public company corporate governance experience, due to his service on the boards of directors or as chief executive officer of several healthcare companies
• Demonstrated track record of delivering stockholder value, including through his 2017 leadership of the $3.6 billion sale of eviCore Healthcare to Express Scripts

Other U.S. Public Company Boards • None
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Proposal 1: Election of Directors
Elizabeth Q. Betten
Independent Director since: 2019 Age: 43	Committees: • Finance and Investment (Chair) • Quality and Compliance
Experience
• Managing Director and Co-Head of the Healthcare Team at MDP, a private equity firm (2023-Present); various other positions from 2008-2022, including Managing Director (2017-2022)
• Investment Banking Analyst, Health Care Group, J.P. Morgan (2002-2004)
• Director of Stanley Manne Children’s Research Institute (2018-Present) and Advanced Personnel Management (2020-Present)

Key Skills and Qualifications
• Strong financial acumen and expertise in global capital markets and investment banking, which provides valuable insight in connection with strategic growth opportunities and overseeing our capital allocation practices
• Deep health care industry experience obtained through 20 years of focus in the health care sector as well as her current leadership role in the health care group of a leading private equity firm
• Completed numerous acquisitions, divestitures, and other transactions designed to create stockholder value through her service on the boards of numerous portfolio companies

Other U.S. Public Company Boards • None
Elizabeth D. Bierbower
Independent Director since: 2022 Age: 65	Committees: • Audit • Quality and Compliance
Experience
• Chairman and Chief Executive Officer of Friday Health Plans, a health insurance company (2022-2023); Ms. Bierbower worked with the insurance department of each applicable state to transition the operations of Friday Health Plans into receivership
• Various leadership roles at Humana, a leading health insurance company, including as Segment President (2018-2020), President of Employer Group Segment (2012-2018); Chief Operating Officer of Specialty Benefits (2008-2012); and Vice President of Product Innovation (2001-2008)

Key Skills and Qualifications
• Strategic leadership, operational experience and financial expertise through her more than 30 years of proven executive-level experience in the healthcare industry
• Served as segment president of a national health insurance company, chief executive officer of a regional health plan and chief operating officer of the specialty division of a large health insurance company, as well as serves on several boards of directors of privately-held companies

Other U.S. Public Company Boards • None
2024 Proxy Statement	24

Proposal 1: Election of Directors
Barbara W. Bodem
Independent Director since: 2024 Age: 56	Committees: • Audit • Nominating and Corporate Governance
Experience
• Interim Chief Financial Officer of DENTSPLY Sirona Inc., a publicly-traded manufacturer of professional dental products and technologies (May 2022-October 2022)
• Senior Vice President and Chief Financial Officer of Hill-Rom Holdings, Inc., a medical device and technology provider (2018-2021)
• Senior Vice President, Finance of Mallinckrodt plc, a global specialty pharmaceutical company (2015-2018)
• Vice President, Global Commercial Finance of Hospira, a global pharmaceutical and medical device company (2013-2015)
• Positions of increasing responsibility at Eli Lilly & Company, a global pharmaceutical company (1997-2013)

Key Skills and Qualifications
• Extensive finance, accounting, and risk management experience, including through her service as a public company chief financial officer
• Significant healthcare industry experience gained through her service at numerous large, complex healthcare organizations
• Her service on numerous public company boards of directors, including as an audit committee member and chair, provides experience with corporate governance matters, risk management, and management oversight

Other U.S. Public Company Boards • BioMarin Pharmaceutical Inc. (2023-Present) • Enovis Corporation (2022-Present) • Syneos Health, Inc. (2022-2023) • Turning Point Therapeutics, Inc. (2021-2022)
2024 Proxy Statement	25

Proposal 1: Election of Directors
Eric K. Brandt
Director Nominee Age: 61
Experience
• Chief Financial Officer of Broadcom Inc., a Fortune 500 technology company (2007-2016)
• President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical manufacturing company (2005-2007)
• Positions of increasing responsibility at Allergan Inc, a publicly-traded pharmaceutical manufacturing company (1999-2005), including as its Chief Financial Officer (2003-2005)
• Vice President and Partner, The Boston Consulting Group, Inc. (1989-1999)

Key Skills and Qualifications
• Significant business development and corporate strategy experience gained through executive leadership roles, including serving as chief executive officer and chief financial officer at multiple companies in the healthcare industry
• Digital and technology experience gained through his leadership of the information technology department at a Fortune 500 technology company
• Served in leadership roles on several public company boards, gaining valuable public company governance experience

Other U.S. Public Company Boards
• Gen Digital Inc. (2020-Present)
• The Macerich Company (2018-Present)
• Sirona Dental Systems and its successor DENTSPLY Sirona Inc. (2004-Present)(1)
• Lam Research Corporation (2010-Present)

(1)	Mr. Brandt is not standing for re-election at DENTSPLY Sirona Inc. See “—Director Nomination Process—Directors’ Other Board Commitments” above for more information.
2024 Proxy Statement	26

Proposal 1: Election of Directors
Natasha Deckmann, M.D.
Independent Director since: 2022 Age: 47	Committees: • Finance and Investment • Nominating and Corporate Governance • Quality and Compliance (Chair)
Experience
• Chief Transformation Officer of Tivity Health, a national provider of health improvement, fitness and social engagement solutions (March 2024-Present)
• Chief Operating Officer, Chief Clinical Officer, and Board Member of SecureSeniorConnections, a health care technology and services business (2020-2023)
• Chief Executive Officer of CarePoint Health System, a three hospital and two medical group system in New Jersey (2018-2020)
• Senior Vice President, Population Health Solutions and Chief Operating Officer, Consumer Solutions Group, Optum, a UnitedHealth Group company (2013-2018). UnitedHealth is one of the world’s largest publicly-traded, global health insurance and service companies
• Positions of increasing responsibility at March Inc., a global insurance broker and risk advisor (2006-2012), including as Chief Operating Officer of March International

Key Skills and Qualifications
• Extensive executive leadership and operational expertise as well as experience in healthcare technology through her service in executive roles at several healthcare organizations
• Payer and provider expertise, clinical oversight, and human capital management skills gained during her tenure at a leading insurance and health service company and at a hospital system
• Comprehensive M&A and business development experience through her operational and P&L roles in acquiring and integrating service businesses
• Experience in risk management oversight and governance practices through her service on various boards of directors as well as her tenure at a global risk management and insurance broker business

Other U.S. Public Company Boards • Senior Connect Acquisition Corp. I (2021-2023)
2024 Proxy Statement	27

Proposal 1: Election of Directors
David W. Golding
Independent Director since: 2015 Age: 62	Committees: • Compensation
Experience
• Director and advisor to several private health care companies (2013-2022)
• Company Advisor to Twistle, a provider of automated patient communication software (2017-2022)
• Positions of increasing responsibility at CVS Health, a leading diversified health solutions company (1987-2011), including as Executive Vice President of Specialty Pharmacy (2005-2011)

Key Skills and Qualifications
• Over 35 years of experience in the healthcare industry, particularly in home infusion and specialty pharmacy, and the hospital and retail sectors, as well as executive leadership skills and P&L responsibility through his role as executive vice president within the pharmacy benefit management division of an industry-leading retail pharmacy chain
• Early innovator in development of the specialty pharmacy segment while driving significant growth through organic, acquisition and client contract strategies
• As a clinical pharmacist, brings unique perspectives on patient care

Other U.S. Public Company Boards • None
R. Carter Pate
Independent Director since: 2015 Age: 69	Committees: • Audit (Chair) • Finance and Investment
Experience
• Chief Executive Officer, Modivcare Inc., a global holding company whose subsidiaries provide technology-enabled healthcare logistics and other services (2017-2020)
• Chief Executive Officer, MV Transportation, Inc., a passenger transportation company (2011-2014)
• Global and U.S. Managing Partner, Health Care and Government Services Practice, PricewaterhouseCoopers (1996-2012)

Key Skills and Qualifications
• Extensive executive leadership and public company corporate governance experience through his service as chief executive officer of several large public companies
• Financial expertise as a former managing partner of an international accounting firm and as a member of public company audit committees
• Experience with government relations, public policy and risk management from his tenure at global companies and his service on other boards of directors
• Understanding of the home and alternate site infusion industry, including through his service on the board of directors of our predecessor company, BioScrip

Other U.S. Public Company Boards • Purple Innovation, Inc. (2023-Present) • Red Lion Hotels (2019-2021) • Advanced Emissions Solutions, Inc. (2016-2021) • Teligent, Inc. (2021)
2024 Proxy Statement	28

Proposal 1: Election of Directors
John C. Rademacher
President and Chief Executive Officer, Option Care Health Director since: 2019 Age: 57
Experience
• President and Chief Executive Officer, Option Care Health (2018-Present)
• Chief Operating Officer, Option Care Health (2015-2018)
• President, Ambulatory Care (2012-2014) and President, Nuclear & Pharmacy Services (2007-2012) of Cardinal Health, Inc., a publicly-traded multinational health care services company
• Senior Vice President of Cigna, a publicly-traded health services company (2001-2007)

Key Skills and Qualifications
• As our President and Chief Executive Officer, possesses a wide range of business and leadership skills and a deep experience and familiarity with Option Care Health
• Over 20 years of executive leadership experience in the healthcare industry, including the management of nationwide operations, sales, service, and support related to the provision of home and alternate site infusion services

Other U.S. Public Company Boards • None
Timothy P. Sullivan
Director since 2019 Age: 66	Committees: • Compensation (Chair)
Experience • Co-President (2022 – Present) and Co-Founder, Managing Director, and Co-Head of Health Care of Madison Dearborn Partners, LLC (1992 –2022)
Key Skills and Qualifications
• Significant executive and human capital management experience obtained through his creation and leadership of one of the world’s leading private equity firms
• Created significant stockholder value through acquisitions, divestitures and other transactions involving numerous portfolio companies in the healthcare industry
• Extensive governance expertise gained through his current and prior service on the boards of several healthcare companies and leading non-profit organizations

Other U.S. Public Company Boards • None
2024 Proxy Statement	29

Proposal 1: Election of Directors
Norman L. Wright
Independent Director since: 2024 Age: 59	Committees: • Compensation • Nominating and Corporate Governance
Experience
• Positions of increasing responsibility at UnitedHealth, including as EVP, Health Equity Strategy (2022-2023); EVP and Chief Customer Experience Officer (2021-2022); EVP, Chief Marketing and Customer Experience Officer, Optum (2019-2021); and SVP and Chief, Operations (2013-2016)
• Served in executive roles at Citigroup Inc., Accenture plc, Home Shopping Network, Inc., Fidelity Investments, and The General Electric Company

Key Skills and Qualifications
• Brings more than 35 years of experience as an executive in sales and customer service, operations, marketing, digital, and business consulting supporting a number of industries, including the healthcare industry
• Significant experience in human capital management and risk management through his leadership of large, complex organizations, including leading a team of 55,000 team members across five global regions focused on improving quality and service experiences across customer experiences and channels
• Has led large equity and community engagement strategies and has developed numerous global strategic plans, which bring value to our ESG and sustainability initiatives and our broader strategic planning efforts

Other Public Company Boards • First Solar, Inc. (2022-Present)
Board Orientation and Education
Our Chief Executive Officer and our General Counsel and Corporate Secretary, along with other members of our management team, are responsible for managing our new director orientation programs and providing ongoing education for directors. We provide new Board members with relevant materials, briefings and additional educational opportunities to help them better understand our business and fulfill their responsibilities. The entire Board also has access to educational resources and opportunities related to fiduciary duties and other relevant matters, either as needed or upon request.
Continuing education programs for directors may involve a combination of in-house and external presentations and programs. Throughout their tenure on the Board, directors are encouraged to visit our facilities and engage with our team members.
Annual Board and Committee Self-Evaluations
Each year, both the Board and its standing committees conduct a self-assessment to evaluate their effectiveness. The Board believes this helps ensure that its governance and oversight responsibilities, as well as its policies and procedures, are effective and aligned with best practices.
The annual self-evaluation process is managed by our independent Board Chair and the Nominating and Corporate Governance Committee. This process involves each director completing a detailed questionnaire assessing the performance of the Board and each committee on which the director serves. The focus is on identifying the Board’s or
2024 Proxy Statement	30

Proposal 1: Election of Directors
the Committee’s strengths and areas for improvement and attention. The questionnaire includes both numerical ratings and narrative responses, and the aggregated results are shared with the Board and relevant committees. The Board and committees then review and discuss the feedback to identify opportunities for enhancing the process and to shape agendas and identify future areas of discussion.
We believe the annual self-evaluation process provides valuable insights to the Board. It helps identify areas where the Board believes it is functioning effectively and, more importantly, areas where it can improve its effectiveness and oversight. In recent years, feedback from Board members has highlighted strategic and operational topics that have subsequently become the focus of discussions at future meetings. Additionally, it has pinpointed specific skills and experiences to prioritize for candidates as part of the recent Board refreshment efforts by the Board and the Nominating and Corporate Governance Committee.
Non-Employee Director Compensation
Members of the Board who are not our employees (“Non-Employee Directors”) are compensated for their service on the Board. Mr. Rademacher, our President and Chief Executive Officer, does not receive compensation for his service on the Board.
The Compensation Committee conducts an annual review of the total compensation of our Non-Employee Directors, examining each component of the program. During this process, the Compensation Committee assesses market data provided by its independent compensation consultant, Pearl Meyer, and presents a recommendation to the Board. After reviewing this recommendation, the Board determines the form and amount of compensation for Non-Employee Directors.
For 2023, the Compensation Committee did not recommend, and the Board did not approve, any changes to our Non-Employee Director compensation program from 2022.
2023 Non-Employee Director Compensation Program
All Non-Employee Directors receive both an annual cash retainer and an annual grant of time-based RSUs for their service on the Board. The below table sets forth the Non-Employee Director compensation program for 2023:
Name	Cash ($)	Value of RSUs ($)
All Non-Employee Directors	80,000	150,000
Board Chair	100,000
Audit Committee Chair	22,000
Finance and Investment Committee Chair	10,000
All Other Board Committee Chairs	15,000
Audit Committee Member	11,000
Finance and Investment Committee Member	5,000
All Other Board Committee Members	7,500
Cash Retainers
Cash retainers were paid in May 2023. Committee chair or member fees were only paid to directors who were serving on such committees as of the payment date.
2024 Proxy Statement	31

Proposal 1: Election of Directors
In 2023, in consultation with Pearl Meyer, we identified an issue regarding the actual payment of the cash retainers payable to Mr. Kraemer, our independent Board Chair, during 2021 and 2022. In both years, Mr. Kraemer was entitled to receive both the $80,000 Board member cash retainer as well as the $100,000 cash retainer for serving as Board Chair. However, Mr. Kraemer only received the $100,000 cash retainer in each of the two years, resulting in an underpayment of $80,000 in each year and a total underpayment of $160,000.
In both years, Mr. Kraemer had elected to exchange all of his cash retainer for an RSU award, as permitted under our Non-Employee Director compensation program. Had the additional $80,000 cash retainer been received and exchanged for RSUs in both years, the value of these additional shares would have been approximately $200,000 on the date the error was corrected. Therefore, on March 15, 2023, upon the approval of the Board (excluding Mr. Kraemer) and at the recommendation of the Compensation Committee, we issued a make-whole grant to Mr. Kraemer of 6,933 RSUs to compensate him for the underpayments (rounded down to the nearest thousand dollars) in 2021 and 2022.
Year	Underpayment	Share Price Initial Payment Due Date	Grant Date # of Shares if Issued on Initial Payment Due Date	Share Price Used to Determine Make-Whole Value	Make-Whole Award Dollar Value	Total Make- Whole Award Dollar Value (Rounded)	Make- Whole Shares Issued
2021	$80,000	$19.20	4,167	$28.86	$120,259.62
2022	$80,000	$28.89	2,770	$28.86	$79,942.20
2023						$200,000	6,933
Equity-Based Awards
A significant portion of the compensation for each Non-Employee Director is provided through equity awards. In May 2023, each Non-Employee Director received an RSU award. The number of shares underlying the award was determined by dividing $150,000 by the per-share closing price of our common stock on the grant date, rounded up to the nearest factor of three for equal pro-rata vesting. These equity awards were granted pursuant to our 2018 Equity Incentive Plan (the “EIP”) and vest in equal amounts on each of the first three anniversaries of the grant date. Vesting accelerates in the event of a change in control or termination of service for any reason other than for cause.
Expenses
Directors may be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attending Board and committee meetings and other Board-related activities.
Non-Employee Director Stock Ownership and Holding Guidelines
Pursuant to our Stock Ownership and Retention Policy, Non-Employee Directors are required to retain 75% of the net shares (including unvested RSUs) granted to them under our equity plans until they own equity equivalent to three times the annual cash retainer for Board service (excluding retainers for Chair or committee service). Once this ownership guideline is achieved, Non-Employee Directors must maintain the guideline of the net shares granted to them for the duration of their tenure as Non-Employee Directors. Compliance with the guideline is self-reported annually. As of December 31, 2023, each of the Non-Employee Directors was in compliance with these stock ownership and holding guidelines.
2024 Proxy Statement	32

Proposal 1: Election of Directors
2023 Non-Employee Director Compensation
The table below provides information about the compensation earned in 2023 by Non-Employee Directors who served on the Board during the year. Please see the “2023 Summary Compensation Table” below for the compensation received by Mr. Rademacher as our President and Chief Executive Officer in 2023. Ms. Bodem and Mr. Wright did not join the Board until January 2, 2024 and are therefore excluded from this table.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
John J. Arlotta	$95,000	$150,000	$245,000
Elizabeth Q. Betten	$105,000	$150,000	$255,000
Elizabeth D. Bierbower	$98,500	$150,000	$248,500
Natasha Deckmann, M.D.	$100,000	$150,000	$250,000
David W. Golding	$87,500	$150,000	$237,500
Harry M. Jansen Kraemer, Jr.	$206,000	$365,547	$571,547
R. Carter Pate	$107,000	$150,000	$257,000
Nitin Sahney(3)	$98,500	$150,000	$248,500
Timothy P. Sullivan	$95,000	$150,000	$245,000
(1)
Each of the following directors elected to receive his or her annual cash retainers for service on the Board in RSUs in the following amounts: Mr. Arlotta: 3,372 RSUs; Ms. Betten: 1,863 RSUs; Mr. Golding: 3,105 RSUs; Mr. Kraemer: 7,308 RSUs; Mr. Pate: 3,795 RSUs; Mr. Sahney 3,495 RSUs; and Mr. Sullivan: 1,686 RSUs.

(2)
As discussed above, on May 17, 2023, each then-serving Non-Employee Director received an award of 5,322 RSUs. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of such award ($150,000), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). In addition, as noted above, on March 15, 2023, Mr. Kraemer received a make-whole award of 6,933 RSUs for his prior service in 2021 and 2022, reflecting the aggregate grant date fair value of such award (approximating the $200,000 make-whole value) computed in accordance with ASC 718. The grant date fair value of these RSUs is measured based on the closing price of our common stock on the date of grant ($28.19 for the May 2023 grants and $31.09 for Mr. Kraemer’s March 2023 grant). See Note 15—Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) for more information.

The following stock awards were outstanding as of December 31, 2023: Mr. Arlotta: 18,967 RSUs; Ms. Betten: 18,020 RSUs; Ms. Bierbower: 8,785 RSUs; Dr. Deckmann: 8,785 RSUs; Mr. Golding: 18,387 RSUs; Mr. Kraemer: 31,485 RSUs; Mr. Pate: 19,593 RSUs; Mr. Sahney 19,097 RSUs; and Mr. Sullivan: 17,517 RSUs. These numbers include, where applicable, the annual equity award described in “—Equity-Based Awards” above as well as RSUs earned by directors who have elected to receive their cash compensation in the form of RSUs.

(3)	Mr. Sahney resigned from the Board effective January 1, 2024.
2024 Proxy Statement	33

Executive
Officers

This section provides details about our executive officers as of March 15, 2024, other than Mr. Rademacher, our President and Chief Executive Officer. For information about Mr. Rademacher, see “Proposal 1: Election of Directors—Director Nominee Biographies” above.
Michael Bavaro
Age: 46
• Chief Human Resources Officer (since March 2022) and Chief Diversity Officer (since August 2020)
• Responsible for leading our human resources, communications, and DEI functions
• Previously served as our Vice President of Human Resources (December 2015-March 2022)
• Past roles at Blue Cross and Blue Shield, Career Education Corporation, and United Airlines
• Active duty and reserve Navy veteran; currently an Air Force Reserve Officer, where he serves as the Equal Opportunity Officer for 1,500 military personnel at Grissom Air Force Base in Indiana
• Holds a B.S. in Nuclear Engineering Technology from Thomas Edison State University and an M.B.A. from Keller Graduate School of Management at DeVry University

Christopher L. Grashoff
Age: 44
• Chief Growth Officer (since December 2023)
• Responsible for leading our commercial and sales operations
• Joined Option Care Health in May 2019 and held various roles, including SVP, Chronic Sales and Marketing (November 2023-December 2023); SVP, Ambulatory Infusion Suites and New Business Ventures (June 2022-November 2023); and VP, New Venture Operations & Patient Experience (January 2021-June 2022)
• Over 20 years of global healthcare experience, including at Baxter and Eli Lilly & Co.
• Holds a B.A. in economics from DePauw University and an M.B.A. from Harvard Business School

2024 Proxy Statement	34

Executive Officers
Michael Shapiro
Age: 53
• Chief Financial Officer (since August 2015)
• Responsible for leading our finance, treasury and investor relations operations
• Previous roles at Catamaran, Rexnord Corporation, and Baxter
• Certified public accountant (not licensed) with prior experience at Deloitte LLP
• Holds a B.A. in accounting from Miami University and an M.B.A. from the Booth School of Business at the University of Chicago

Collin G. Smyser
Age: 45
• General Counsel and Corporate Secretary (since April 2022)
• Responsible for leading our legal, compliance, and public policy functions as well as overseeing our ESG program
• Previous roles at Elanco Animal Health, a publicly-traded global leader in the animal health pharmaceutical industry (October 2021-April 2022); Kimberly-Clark Corporation, a publicly-traded global consumer products manufacturer (February 2018-October 2021); and Walgreens Boots Alliance, Inc., a publicly-traded global integrated healthcare, pharmacy and retail company (March 2015-February 2018)
• Began his career in private practice at Allen & Overy LLP in London, England and Winston & Strawn LLP in Chicago, Illinois
• Holds a B.A. and M.A. in economics from the University of Southern California and a J.D. from Stanford Law School

Luke Whitworth
Age: 43
• Chief Operating Officer (since January 2023)
• Responsible for leading our operations, including pharmacy, nursing, nutrition, patient registration, and revenue cycle management teams
• Previously served as our Senior Vice President, Specialty Operations & Patient Administration (August 2022-January 2023); Senior Vice President, Revenue Cycle Management (October 2019-August 2022); and Vice President, Operational Excellence and Revenue Cycle Management (April 2018-October 2019)
• Nearly 15 years at Cardinal Health in roles of increasing responsibility across sales and general management, corporate development, and finance
• Holds a B.S.B.A. in Finance from The Ohio State University and an M.B.A. in General Management from the Stephen M. Ross School of Business at the University of Michigan

2024 Proxy Statement	35

Proposal 2:
Ratification of Appointment of
Independent Registered Public
Accounting Firm

The Audit Committee has re-appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2024. KPMG has served as our independent registered public accounting firm since 2015 and continued to serve as our independent registered public accounting firm after the BioScrip Merger.
At the Annual Meeting, our stockholders are asked to ratify the appointment of KPMG as our independent registered public accounting firm for 2024. While stockholder ratification is not necessary, we value the opinions of our stockholders and believe that this ratification is a good corporate governance practice. If the proposal receives a negative vote, the Audit Committee will reconsider its decision. Even if the appointment is ratified, the Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if it believes doing so would be in the best interests of Option Care Health and our stockholders.
Representatives of KPMG are expected to attend the Annual Meeting, where they will have an opportunity to make a statement if they choose to do so and will be available to respond to questions.
Auditor Qualifications
The Audit Committee, which consists entirely of independent, non-management directors, is responsible for selecting, compensating, retaining, and overseeing our independent registered public accounting firm. As part of this responsibility, the Audit Committee evaluates the performance of our independent registered public accounting firm on an annual basis.
In making the decision to reappoint KPMG for 2024, the Audit Committee considered, among other factors, the firm’s qualifications, reputation, and experience; its approach to quality control; the adequacy of its resources; the quality and openness of communications with the Audit Committee and management; and the firm’s independence, objectivity, and professional skepticism. The Audit Committee also believes that the audit and other fees we pay are competitive compared to our peer companies, partly because of KPMG’s familiarity with us and our operations.
Based on these and other factors, the Audit Committee believes that retaining KPMG as our independent registered public accounting firm is in our best interests as well as those of our stockholders.

The Board unanimously recommends that stockholders vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

2024 Proxy Statement	36

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Auditor Independence
The Audit Committee also periodically considers whether there should be a rotation of our independent registered public accounting firm because the Audit Committee believes it is important for such firm to maintain independence and objectivity. In 2023, the Audit Committee concluded that there were a number of factors supporting KPMG’s continued independence, including the Public Company Accounting Oversight Board (“PCAOB”) requirements for audit partner rotations and limitations imposed by regulation on non-audit services performed by the firm. Under the auditor independence rules, KPMG also reviews its independence each year and provides a letter to the Audit Committee addressing such matters.
The Audit Committee requires advance approval of all audit and permitted non-audit services performed by our independent auditor, along with approval for the associated fees. When reviewing non-audit service fees, the committee may consider factors such as the potential effects of the provision of such services on auditor independence. As a part of the pre-approval process, the Audit Committee considers the nature of the services to be rendered, the fee structure of such engagement, the amount or range of estimated fees, and whether such services are consistent with the SEC’s rules on auditor independence. During 2023, any such services provided by KPMG were pre-approved by the Audit Committee in accordance with SEC regulations and our policies.
KPMG’s lead audit partner for our audit was rotated beginning with the year ended December 31, 2023, and the engagement quality review partner for our audit was last rotated in 2019. The Audit Committee is involved in considering the selection of KPMG’s primary engagement partner when there is a rotation, which typically occurs every five years.
Fees Paid to Auditors
The following table shows the fees billed by KPMG for the years ended December 31, 2023 and December 31, 2022.
	2023 ($)	2022 ($)
Audit Fees(1)	2,802,000	3,025,112
Audit-Related Fees	9,280	1,780
Tax Fees	—	—
All Other Fees	—	—
Total	2,811,280	3,026,892
(1)
Audit fees primarily relate to professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting; the review of our quarterly financial statements and registration statements, including Form S-4 review services associated with the Amedisys Transaction in 2023; and any comfort letters pertaining to such audits or reviews.

Vote Required
Approval of Proposal 2 requires the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting. The vote is an advisory vote, and therefore is not binding on the Audit Committee.
2024 Proxy Statement	37

Audit Committee
Report

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other of our filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, then this section entitled “Audit Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
The purpose of the Audit Committee is to oversee Option Care Health’s accounting and financial reporting processes and the audits of its financial statements. The committee consists only of non-management directors, all of whom have been determined to be independent by the Board under Nasdaq listing standards. The Audit Committee operates under a written charter approved by the Board.
As detailed in its charter, in fulfilling its purpose, the Audit Committee is responsible for maintaining free and open communication between itself and the independent auditor, internal auditor function and management of Option Care Health, and for determining that all parties are aware of their responsibilities. The Audit Committee is also responsible for the appointment, retention, and oversight of the work performed by KPMG, Option Care Health’s independent registered public accounting firm.
However, the principal responsibility of the Audit Committee is oversight. It does not plan or conduct audits or make any determination about the completeness and accuracy of Option Care Health’s financial statements and disclosures under U.S. generally accepted accounting principles (“GAAP”). Option Care Health’s management is responsible for preparing financial statements and determining that they are complete, accurate, and prepared in accordance with GAAP, as well as establishing satisfactory disclosure controls and internal control over financial reporting. The independent registered public accounting firm, KPMG, is responsible for auditing Option Care Health’s financial statements and evaluating the effectiveness of its internal control over financial reporting.
In fulfilling its oversight duties, the Audit Committee reviewed and discussed the audited financial statements in Option Care Health’s Annual Report on Form 10-K for the year ended December 31, 2023, with management. This included a discussion about the quality of accounting principles, the reasonableness of significant judgments made by management, and the clarity of disclosures.
The Audit Committee also reviewed with KPMG its judgments as to the quality of Option Care Health’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the U.S., including the matters required by the PCAOB and the SEC. In addition, the Audit Committee has discussed with KPMG its independence from management and Option Care Health and has received the written disclosures and the letter regarding KPMG’s communications with the Audit Committee concerning independence as required by PCAOB rules.
The Audit Committee also reviewed the fees paid to KPMG during the year ended December 31, 2023 for audit and non-audit services. For 2023, the Audit Committee determined that all non-audit services provided by KPMG was consistent with maintaining independence.
2024 Proxy Statement	38

Audit Committee Report
The Audit Committee discussed the overall scope and plans for KPMG’s audit, meeting with KPMG with and without management present to discuss the results of KPMG’s examinations, its evaluations of Option Care Health’s internal controls, and the quality of Option Care Health’s financial reporting.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Respectfully submitted,

Audit Committee

R. Carter Pate, Chair
Elizabeth D. Bierbower
Barbara W. Bodem
Harry M. Jansen Kraemer, Jr.
2024 Proxy Statement	39

Compensation Discussion
and Analysis

This Compensation Discussion and Analysis section describes our executive compensation philosophy and the design of our executive compensation programs, with specific focus on the Compensation Committee’s decisions with respect to our named executive officers (“NEOs”) in 2023. Our NEOs for 2023 are:
John C. Rademacher	President and Chief Executive Officer
Michael Shapiro	Chief Financial Officer
Luke Whitworth	Chief Operating Officer
Collin G. Smyser	General Counsel and Corporate Secretary
Michael Bavaro	Chief Human Resources Officer
Richard Denness(1)	Former Chief Commercial Officer
(1)	Mr. Denness ceased serving as our Chief Commercial Officer as of December 7, 2023 and separated from employment with us effective March 31, 2024.
2023 Financial Results
In 2023, we provided care to more than 270,000 individual patients and expanded our portfolio of life saving therapies through our partnerships with referral sources, payers and biopharmaceutical partners. We advanced our mission to set the pace in alternate site infusion care and treat more patients by providing innovative services that improve outcomes, reduce costs and deliver hope for patients and their families. 2023 was a dynamic year for our team members, and we delivered on solid financial results, including the following:
•	Net revenue of $4.3 billion, a year-over-year increase of 9.1%;
•	Gross profit of $981.2 million, a year-over-year increase of 13.2%;
•	Net income of $267.1 million, or $1.48 diluted earnings per share, compared to net income of $150.6 million, or $0.83 earnings per share in full year 2022;
•	Adjusted EBITDA(1) of $425.2 million, a year-over-year increase of 24.0%; and
•	Cash flow from operations of $371.3 million, a year-over-year increase of 38.8%.
(1)	Adjusted EBITDA is a non-GAAP financial measure. Please refer to the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure in Appendix A of this Proxy Statement.
Compensation Philosophy and Strategy
The Compensation Committee, which is entirely comprised of independent directors, is solely responsible for determining our compensation philosophy and executive compensation program design.
Our compensation philosophy is to align our executive compensation program with the interests of our stockholders by basing our more fundamental compensation decisions on financial objectives that the Compensation Committee
2024 Proxy Statement	40

Compensation Discussion and Analysis
believes have a meaningful impact on long-term stockholder value. A significant goal of our executive compensation program is to help us hire and retain talented and experienced executives who are motivated to achieve our short-term and long-term corporate goals. Our executive compensation program is intended to serve the following purposes:
•	To reward our executives for sustained financial and operating performance and strong leadership;
•	To align our executives’ interests with those of our stockholders, thereby ensuring a focus on long-term value creation;
•	To encourage our successful executives to remain with us for the long-term; and
•	To attract, retain, and motivate a pipeline of strong internal successor candidates for our leadership positions.
Underpinning our compensation philosophy is the belief that we are a growth company with the potential to have a significant impact on the home and alternate site infusion services industry. We believe that achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals, and our longer-term goals set by the Compensation Committee and the Board should reflect that growth orientation.
We believe in a strong connection between compensation for our NEOs and our short-term and long-term financial performance. Consequently, we believe annual bonuses and long-term incentive compensation for our NEOs should be “at risk” or based on our performance, the successful attainment of meaningful financial and performance-related goals and objectives, and/or stock price. The design of our executive compensation program aims to align these objectives with the creation of stockholder value.

(1)
Excludes the one-time supplemental grants provided to NEOs. See "Compensation Discussion and Analysis–2023 NEO Compensation–Long-Term Equity Incentive Awards–Supplemental Grants" below for more information.

(2)
Excludes the cash bonus awards granted in recognition of individuals' significant contributions in 2023 in connection with the Amedisys Transaction. See "Compensation Discussion and Analysis–2023 NEO Compensation–Transaction Bonuses" below for more information.

The different elements of our compensation program are interconnected but distinct. The program is designed to emphasize a “pay-for-performance” approach, where a significant part of total compensation is linked to both our and our stockholders’ long-term and short-term financial and strategic objectives. Our compensation philosophy is designed to foster entrepreneurship throughout the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a significant component of our executive compensation.
The level for each compensation component is based in part, but not exclusively, on market data, internal equity and consistency, experience and responsibilities, as well as other relevant considerations such as rewarding strong performance.
As outlined in the Proxy Statement for our 2023 annual meeting of stockholders, beginning in 2023, the Compensation Committee revised our compensation philosophy to reflect its intention to align annual total cash compensation for
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Compensation Discussion and Analysis
NEOs near market median, and total direct compensation between the market 50th and 75th percentiles. These changes were designed to better align our compensation practices with the competitive market and acknowledges the scarcity of top-tier talent that the Compensation Committee believes is necessary to execute our expanding operations.
Executive Compensation Governance and Best Practices
The Compensation Committee has adopted a number of commonly viewed best practices that it believes are consistent with our performance-based compensation philosophy and serve the long-term interests of our stockholders.
What We Do	What We Do Not Do
Tie more than 85% of target CEO compensation to corporate performance and creation of long-term stockholder value	No short sales, hedging or pledging of our securities by any NEO
The Compensation Committee has discretion to adjust any performance-based equity award payouts for certain events to reflect original intent of the awards	No excise tax gross-ups in our Executive Severance Plan or for perquisites
Maintain robust stock ownership requirements, including stock retention provisions	No dividends or dividend equivalents on any equity awards other than restricted stock
Dodd-Frank clawback policy plus a policy that allows recovery of compensation in the event of certain acts of misconduct by NEOs and senior management	No guaranteed annual salary increases
Independent compensation consultant	No pension or supplemental executive retirement, health, or insurance benefits
Annual compensation risk assessment	No significant perquisites
Maintain “double-trigger” provisions for all change in control scenarios for the NEOs
Executive Compensation Process
The Compensation Committee is tasked with evaluating our executive compensation policies, practices and plans to help ensure they align with our compensation philosophy and objectives, or whether modifications are deemed necessary in response to changes in our business or the industries in which we operate or compete for executive talent. When determining the compensation of an NEO, the Compensation Committee takes into account various factors, including:
•	Company performance compared to financial and other objectives;
•	Compensation of officers with similar responsibilities at comparable companies;
•	Individual performance;
•	Current and future responsibilities, including succession considerations;
•	Retention considerations; and
•	Awards given to the NEO in past years and the vesting status of those awards.
Role of Stockholders and Other Stakeholders
Our stockholders have the chance to cast an annual advisory vote on the compensation of our NEOs, known as a “say-on-pay” proposal. At our 2023 annual meeting of stockholders, approximately 97% of the votes cast supported the say-on-pay proposal and, since 2019, we have received an average of approximately 95% of the votes cast in support of the say-on-pay proposal at
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Compensation Discussion and Analysis
our annual meetings of stockholders. We believe these results represent strong and sustained investor support of our executive compensation philosophy and program. Consequently, the Compensation Committee decided not to make any changes to our executive compensation program in response to the 2023 result.
We are committed to ongoing engagement with our stockholders and other stakeholders on various corporate governance matters, including executive compensation. The Compensation Committee takes into account the feedback received during these discussions, along with the results of say-on-pay proposals, when reviewing our executive compensation program. For more information about our stockholder engagement initiatives in 2023, see “Corporate Governance—Stockholder Engagement” above.
Role of the Independent Compensation Consultant
The Compensation Committee has the exclusive authority to hire external advisors, such as compensation consultants, to help assess both current and proposed compensation for our executives. The committee also takes into account the independence of its compensation consultant under SEC and Nasdaq rules. Pearl Meyer was engaged by the Compensation Committee to serve as its independent compensation consultant with respect to setting executive compensation in 2023.
As part of its engagement, Pearl Meyer conducted a review of our executive compensation peer group and performed a competitive analysis of compensation for our NEOs. Pearl Meyer also assisted the Compensation Committee in various areas, including determining the compensation for our Chief Executive Officer and the other NEOs, establishing performance metrics under our variable incentive plans, and conducting a compensation risk analysis. Furthermore, Pearl Meyer reviewed and provided recommendations regarding our Non-Employee Director compensation program and delivered presentations to the Compensation Committee on trends and regulatory developments in executive compensation.
At the Compensation Committee’s request, representatives of Pearl Meyer attend Compensation Committee meetings and engage in private sessions with committee members. Pearl Meyer reports directly to the Chair of the Compensation Committee and collaborates with our management as directed by the committee. During 2023, Pearl Meyer did not provide any additional advice or services to us or our executive officers. The Compensation Committee has evaluated Pearl Meyer’s independence in accordance with SEC and Nasdaq rules and determined that Pearl Meyer’s work did not raise any conflict of interest.
Role of the Compensation Peer Group
In consultation with Pearl Meyer, the Compensation Committee annually reviews the pay levels and practices of peer companies in order to assess the competitive positioning of our pay levels and plan designs. For 2023 compensation decisions, the peer group consisted of:
Acadia Healthcare Company, Inc.	The Ensign Group, Inc.
Amedisys, Inc.	LHC Group, Inc.
AMN Healthcare Services, Inc.	Patterson Companies, Inc.
Brookdale Senior Living Inc.	Quest Diagnostics Incorporated
Chemed Corporation	Select Medical Holdings Corporation
DaVita Inc.	Surgery Partners, Inc.
Encompass Health Corporation
The Compensation Committee chose the companies in our peer group based on certain criteria, including market capitalization and revenue that are broadly similar to ours, ranging from 0.4x to 2.5x and 0.25x to 4.0x, respectively. The committee also considered companies that exhibit year-over-year consistency, particularly key competitors, and aimed to maintain a robust sample size within the peer group.
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Compensation Discussion and Analysis
Our peer group does not include companies exclusively in the home and alternate site infusion industry because we believe there are no publicly-traded companies in our specific industry that match our size and complexity. However, the Compensation Committee works to identify companies that share important characteristics with us, such as being direct competitors in certain services, operating under a similar business model, or employing people with the unique skills required in our industry. The committee believes these companies are likely to have executive positions comparable to ours in complexity and scope of responsibility.
Annually, the Compensation Committee, along with its independent compensation consultant, reviews our peer group. For 2023, Magellan Health, Inc. was removed (since it is no longer publicly-traded), and DaVita Inc., Patterson Companies, Inc., and Quest Diagnostics Incorporated were added because their market capitalization and revenues fell within the ranges specified above and they provide health care services similar to ours. In 2023, for purposes of 2024 executive compensation benchmarking, the Compensation Committee removed LHC Group, Inc. (since it was acquired) and added Owens & Minor, Inc.
Role of the Chief Executive Officer and Senior Management
The Compensation Committee also works with Mr. Rademacher, our President and Chief Executive Officer, along with our Chief Human Resources Officer and other senior leaders, to oversee our executive compensation program. At the Compensation Committee’s request, Mr. Rademacher plays a key role in the process as it relates to NEOs other than himself. For these NEOs, Mr. Rademacher recommends adjustments to annual base salaries and target annual cash incentive amounts, proposes equity incentive awards under our long-term incentive plans, and assesses the individual performance and contributions of the NEOs other than himself.
Although Mr. Rademacher provides valuable analysis and recommendations to the Compensation Committee, decisions on compensation for the NEOs are ultimately made by the independent directors of the Board, taking into account the recommendations of the Compensation Committee. Mr. Rademacher is not present during Board or Compensation Committee voting or discussions regarding his own compensation.
Target Setting
When establishing performance metrics and targets, including the related threshold and maximum target levels, the Compensation Committee considers a number of factors, including:
•	Corporate strategy;
•	Macroeconomic and industry conditions;
•	Annual budgets and long-term operating plans;
•	Performance history;
•	Input from its independent compensation consultant and management; and
•	The difficulty of reaching the targets considering the above factors.
The Compensation Committee established the performance metrics, weightings and targets for our 2023 executive compensation program in December 2022. The committee believes that the target performance levels set for 2023 were rigorous and demanding. In particular, the 2023 financial targets represented significant year-over-year growth, which the Compensation Committee believes, based on feedback from its independent compensation consultant, significantly exceeded the growth and performance expectations of companies in our peer group.
Furthermore, the Compensation Committee seeks to set performance targets that measure our operating results and the success of our management team in achieving our annual operating plan and long-term growth plan. Therefore, the Compensation Committee believes the use of certain non-GAAP metrics, such as Adjusted EBITDA, to measure our financial performance is appropriate. This approach allows the committee to evaluate our performance without
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Compensation Discussion and Analysis
factoring in elements beyond management’s control, aligning pay with performance objectives commonly used by stockholders and other members of the financial community to assess our performance.
Determination of Total Direct Compensation
In making decisions regarding the compensation of our NEOs, the Compensation Committee, subject to approval by the independent directors of the Board, takes into account the peer group and other data and perspectives mentioned earlier, along with our financial and operating performance. The Compensation Committee’s consideration of financial and operating performance was evaluated in two ways: (a) overall performance in the previous year using various metrics, which was a factor in establishing target compensation; and (b) the rigor of performance goals for the upcoming year, including in relation to our peer group. The Compensation Committee also assessed each NEO’s individual performance over the prior year, including how they demonstrated our values and leadership behaviors.
Final Determinations for Compensation Program
After this evaluation, the Compensation Committee establishes total direct compensation levels for the NEOs in line with the compensation philosophy outlined in “—Compensation Philosophy and Strategy” above. The Compensation Committee also decides on the metrics used to assess our performance for purposes of annual cash incentives paid pursuant to our Management Incentive Plan (the “MIP”) and long-term performance stock units (“PSUs”) issued under the EIP. For details on our annual incentive plan metrics, targets and performance, see “2023 NEO Compensation—Annual Cash Incentive Program” below, and for a discussion of our long-term incentive plan metrics, targets and performance for 2023, see “2023 NEO Compensation—Long-Term Equity Incentive Awards” below.
Finally, the Compensation Committee makes a recommendation regarding the annual compensation and future target pay levels for the NEOs to the independent directors of the Board. The independent directors of the Board serve as the final decision-making body for NEO compensation. As noted elsewhere in this Proxy Statement, Mr. Rademacher does not participate in any voting or discussions regarding his own compensation.
2023 NEO Compensation
For 2023, the compensation of our NEOs had three components: annual base salary, an annual cash incentive award, and long-term equity incentive awards. These components have each been tailored to incentivize and reward specific aspects of our performance that the Compensation Committee believes are pivotal to delivering long-term value for our stockholders.
•	Base salary is a customary, fixed element of compensation intended to attract and retain executives.
•
Our annual cash incentive program is a performance-based, at-risk component of our NEOs’ compensation. Variable payouts are designed to motivate our NEOs to deliver strong annual financial results while also advancing their individual goals. Additional details regarding the 2023 annual cash incentive program can be found in “—Annual Cash Incentive Program” below.

•
A significant component of our NEOs’ annual compensation is provided in the form of long-term equity incentive awards that emphasize long-term stockholder value creation and the retention of a strong executive leadership team. This is accomplished through a mix of PSU awards and service-based RSU and non-qualified stock option awards. PSU awards are at-risk and performance-based as they only have value if the pre-established performance goals are met during the performance period, while service-based RSUs and non-qualified stock options are viewed as at-risk compensation as the value of the awards fluctuates based on changes in our underlying stock price. Additional details regarding these awards and the PSUs that vested in 2023 can be found in “—Long-Term Equity Incentive Awards” below.

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Compensation Discussion and Analysis
As described further in “—Compensation Philosophy and Strategy” above, we believe that our current executive compensation program is consistent with our performance-based compensation philosophy and helps satisfy the long-term interests of our stockholders, and a substantial portion of the NEOs’ total target direct compensation was at risk and/or performance-based.
Base Salary
The Compensation Committee sets annual base salaries at levels intended to attract, retain, motivate and reward a leadership team that will sustain long-term growth for our stockholders while maintaining affordability within our business plan. When setting these base salaries, the Compensation Committee generally considers the range of compensation paid to similarly-situated executive officers in our compensation peer group. The Compensation Committee may set salaries relative to this range based on considerations such as the expertise, performance, or advancement potential of each NEO. The base salaries of our NEOs are typically considered annually as part of the performance review period as well as upon an NEO’s promotion or other change in job responsibilities.
In 2023, Mr. Whitworth’s and Mr. Bavaro’s base salaries were increased due to their promotions to Chief Operating Officer and Chief Human Resources Officer, respectively, in recognition of their increased responsibilities and to more closely align their compensation with the competitive market for talent. Mr. Smyser’s base salary was also adjusted to bring his base salary closer to peer group median for similar roles. The following table sets forth the 2022 and 2023 base salaries for each of the NEOs.
Name	2022 Base Salary	2023 Base Salary(1)	Year-Over Year Change
John C. Rademacher	$1,000,000	$1,000,000	—
Michael Shapiro	$581,950	$600,000	3.1%
Luke Whitworth	$353,600	$550,000	55.5%
Collin G. Smyser	$400,000	$450,000	12.5%
Michael Bavaro	$325,000	$415,000	27.7%
Richard Denness	$448,050	$448,050	—
(1)	Base salary changes for 2023 were effective January 1, 2023.
Annual Cash Incentive Program
Metrics and Targets
Our NEOs are eligible to earn cash incentives under the MIP, our annual cash incentive program. This program is a variable, at-risk, performance-based program designed to reward the achievement of our company-wide financial goals for the year. In doing so, it provides a direct link between the individuals’ short-term incentive payouts and our annual financial results.
Name	2022 MIP Target	2023 MIP Target(1)	Year-Over Year Change
John C. Rademacher	120%	130%	8%
Michael Shapiro	90%	90%	—
Luke Whitworth	65%	90%(2)	38%
Collin G. Smyser	65%	75%(2)	15%
Michael Bavaro	65%	65%	—
Richard Denness	80%	80%	—
(1)	Effective date of 2023 MIP Target was January 1, 2023.
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Compensation Discussion and Analysis
(2)
Mr. Whitworth’s and Mr. Smyser’s MIP Target percentage increases from 2022 were designed to commensurately align their total cash compensation with similarly positioned executives in their respective roles across our peer group and industry. Additionally, the change reflects their increased tenure and performance in role. The target award reflects our compensation philosophy and aligns with median benchmark market data provided by Pearl Meyer.

In 2023, payouts for corporate-level management team members, including the NEOs, were based on overall company results and individual performance goals. For 2023, 70% of each NEO’s annual cash incentive payment was subject to overall company results as measured by Adjusted EBITDA (the “OPCH Performance Target”). For these purposes, we defined Adjusted EBITDA as net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses, which is consistent with how we report Adjusted EBITDA in our annual and quarterly financial results. This metric was selected because the Compensation Committee believes it reflects a commonly-recognized measure of our overall performance and is a key driver of long-term stockholder value creation.
In setting the OPCH Performance Target for 2023, the Compensation Committee established a threshold goal of $370.25 million, a target goal of $390 million, and a maximum goal of $428.7 million. The Compensation Committee believed that these goals were set at levels designed to be challenging yet achievable and that represented strong financial results for the year, with the 2023 target representing an approximately 14% increase over our 2022 actual performance.
The Compensation Committee set the payout curve such that if the threshold performance level was reached, the total payout opportunity for the 70% component related to the OPCH Performance Target would be 50% of the target payout opportunity. If the maximum payout level was reached, the total payout opportunity would be capped at 200% of the target payout opportunity for the 70% component related to the OPCH Performance Target. If the threshold goal was not achieved, there is no payout for the 70% component related to the OPCH Performance Target.
The remaining 30% of each NEO’s annual cash incentive payment for 2023 was tied to the achievement by each individual of their leadership and non-financial goals. This 30% component would payout from 0% of target to a maximum of 200% of target for this component. This individual performance multiplier does not apply to the portion of the annual cash incentive target tied to the OPCH Performance Target. The Compensation Committee believes that the inclusion of the individual performance multiplier, which was new for 2023, is consistent with market practice and helps drive performance in the area where each individual is deemed to have the most influence and further aligns their interests with those of our stockholders.
Taking together the 70% component related to the OPCH Performance Target and the 30% component related to the achievement of individual goals, actual total payouts can range from 0% to 200% of target payout opportunities.
Annual Cash Incentive Payments
The target payout opportunity is set for each NEO as an approximate percentage of their base salary. For Mr. Rademacher, our President and Chief Executive Officer, his target payout opportunity was increased from 120% of base salary to 130% of his base salary for 2023. For the other NEOs, the target payout opportunities ranged from 65% to 90% of annual base salary. Mr. Whitworth’s and Mr. Smyser’s target opportunities increased from 65% to 90% and 75%, respectively, commensurate with our compensation philosophy described above to calibrate total direct compensation between the 50th and 75th percentiles of the Company’s peer group.
In February 2024, the Compensation Committee reviewed actual results for 2023 with respect to achievement of the OPCH Performance Target. For 2023, as reported in our financial statements, we achieved Adjusted EBITDA of $425.2 million, which represented 24.0% year-over-year growth and exceeded our OPCH Performance Target goal by 9.0%. Therefore, for the 70% component related to company-wide financial performance, our performance resulted in a formulaic payout percentage of 185% of target for the NEOs.
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Compensation Discussion and Analysis

As described above, 30% of each NEO’s annual cash incentive is based on individual performance goals that can payout from 0% to 200% of target for this component. These individual performance goals are defined at the beginning of the fiscal year and are generally related to successful leadership of their team’s culture, talent, and development. The Compensation Committee believes that the establishment of these goals drives more rigor in our goal setting, while also building accountability for non-financial objectives. The Compensation Committee designed the individual goals to be challenging but achievable with strong performance, aligned with our strategic initiatives.
The Compensation Committee and the Board evaluated our Chief Executive Officer’s performance against his individual goals, and our Chief Executive Officer evaluated each of the other NEOs (other than Mr. Denness who, due to his employment termination, received a bonus payout at target level) performance against their individual goals and made a recommendation to the Compensation Committee for its consideration. After considering the recommendation of the Compensation Committee based on the committee’s evaluation of the Chief Executive Officer’s performance and the committee’s consideration of the Chief Executive Officer’s recommendations for the other NEOs, the full Board determined that each of the NEOs (other than Mr. Denness) would receive a payout between 188% and 200% of target for their individual performance goals component. Their individual accomplishments are summarized below:
Mr. Rademacher
•	Successfully achieved key financial milestones
•	Drove reduction in employee voluntary turnover
•	Oversaw continued improvements in quality management practices and clinical services delivery
•	Supported M&A due diligence and activity, including leading due diligence and negotiation of the Amedisys Transaction
Mr.Shapiro
•	Successfully achieved key financial milestones
•	Supported M&A due diligence and activity, including leading due diligence and negotiation of the Amedisys Transaction
•	Managed disciplined capital allocation process
Mr. Whitworth
•	Improved core operational metrics, including onboarding, admission, and cost of service
•	Increased nursing capacity through improved nursing and site of care utilization
Mr. Smyser
•	Supported M&A due diligence and activity, including leading due diligence and negotiation of the Amedisys Transaction
•	Enhanced shareholder engagement and corporate governance disclosure practices
•	Strengthened government relations program and federal public policy advocacy efforts
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Compensation Discussion and Analysis
Mr. Bavaro
•	Drove reduction in employee voluntary turnover while improving efficiency of talent acquisition practices
•	Earned multiple external awards on behalf of the company recognizing continued cultural improvement and team member engagement
•	Enhanced senior leadership succession process
Accordingly, the Board approved the following awards for our NEOs (other than Mr. Denness) under the MIP. As described further in “—Leadership Transitions” below, Mr. Denness received an annual cash incentive award under the MIP equal to his target annual bonus for 2023.
Name	Target Award	Actual Award	Actual Award as a % of Target Award
John C. Rademacher	$1,300,000	$2,600,000	200%
Michael Shapiro	$540,000	$1,080,000	200%
Luke Whitworth	$495,000	$965,250	195%
Collin G. Smyser	$337,500	$675,000	200%
Michael Bavaro	$269,750	$507,130	188%
Richard Denness	$358,440	$358,440	100%
Long-Term Equity Incentive Awards
The Compensation Committee believes that annual long-term incentive awards provide our NEOs with a strong link to our long-term performance, helps create an ownership culture, and helps align the interests of our NEOs with those of our stockholders. This component is also designed to align a substantial amount of our NEOs’ compensation with our key financial incentives and focus those leaders on achieving certain pre-determined company performance objectives that our Compensation Committee believes support the creation of long-term stockholder value.
In February 2023, the Compensation Committee granted long-term incentive awards to our executive officers, including the NEOs. The target long-term incentive grants included three components: (a) PSUs constituting approximately 50% of the target opportunity; (b) RSUs constituting approximately 25% of the target opportunity; and (c) non-qualified stock options constituting approximately 25% of the target opportunity.
2023 Target Grant Values
Our policy with respect to the annual long-term incentive awards for all eligible employees, including eligible NEOs, is to determine the target grant value, grant the award and, for options, set the exercise price at the Compensation Committee’s regularly scheduled meeting during the first quarter of each year. The Compensation Committee believes that this allows for careful consideration of the prior year’s financial performance when determining the awards and is consistent with market practice. For 2023 long-term incentive awards, consistent with prior years, we set the total target values for eligible NEOs based on, among other things, internal pay equity, peer group and market competitiveness, our company-wide performance, and the other criteria set forth in “—Executive Compensation Process” above. The Compensation Committee determined these amounts in accordance with our stated compensation philosophy to remain competitive with the market for talent, to emphasize the focus on pay for performance, and to align with stockholder interests.
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Compensation Discussion and Analysis
Total target values for the 2023 annual long-term incentive awards to the eligible NEOs were set as follows:
Name	2022 Annual Equity Grant	2023 Annual Equity Grant	Year-Over Year Change
John C. Rademacher	$4,250,000	$5,500,000	29.4%
Michael Shapiro	$1,400,000	$2,000,000(2)	42.9%
Luke Whitworth	$400,000	$1,425,000(1)	256.3%
Collin G. Smyser	$400,000	$825,000(2)	106.3%
Michael Bavaro	$425,000	$600,000(2)	41.2%
Richard Denness	$900,000	$950,000	5.6%
(1)	Mr. Whitworth was promoted to Chief Operating Officer in January 2023 and his target long-term incentive award is commensurate with similarly positioned executives across our peer group and industry.
(2)
Mr. Shapiro’s, Mr. Smyser’s, and Mr. Bavaro’s target long-term incentive awards reflect similarly positioned executives across our peer group and industry, recognizes their overperformance in role the prior year, reinforces our compensation philosophy to ensure we attract, retain and motivate the best talent, and aligns their compensation directly with stockholders.

Performance Stock Units
In February 2023, each NEO received PSUs under the EIP. PSUs represent a substantial, at-risk component of our eligible NEOs’ compensation that is directly tied to our long-term financial performance. In 2023, these awards had the following characteristics:
•	The payout is based on our consolidated results over a two-year performance cycle, beginning on the first calendar day of the fiscal year in which the awards were granted.
•
Financial performance is measured 50% on the two-year average cash flow from operations growth rate over the performance period and 50% on the combined two-year average revenue growth rate and Adjusted EBITDA growth rate over the performance period. In recognition of our use of Adjusted EBITDA in both the annual cash incentive award program and the long-term incentive program, the Compensation Committee continued its historical practice of supplementing the primary performance measures under these programs with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives, and stockholder returns over both the short-term and long-term horizons.

•	The payout based on financial performance can range from 0% to 200% based on actual results.
•
Following the conclusion of the two-year performance period, the earned portions of these awards remain subject to an additional one-year service-based vesting schedule. Earned PSUs ultimately vest three years from the date of grant.

Due to the continued accelerated transformation and growth of our organization, the Compensation Committee continues to believe that a two-year performance period is appropriate at this time to better establish accurate performance goals. However, as noted above, to enhance the retentive effects of these awards and better align the recipient’s performance with the long-term interests of our stockholders, the Compensation Committee has established a three-year vesting period for these PSUs, which is conditioned upon the recipient’s continued employment with us through vesting and continues to link the interests of the recipient and our stockholders as the value of the award continues to fluctuate based on our stock price.
The Compensation Committee selected the financial metrics above due to the belief that performance underlying these metrics would help drive our financial performance and align the recipients’ interests with those of our stockholders. The specific targets used for each of the metrics for the 2023 to 2024 performance period, and the range of awards
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Compensation Discussion and Analysis
related to the achievement of such metrics, are generally reflective of our confidential business plan, the disclosure of which we believe would cause us competitive harm. The Compensation Committee designed the target levels to be challenging but achievable with strong performance and the successful execution of our business plan.
The target number of PSUs granted to an eligible NEO was determined by dividing 50% of the target equity grant value applicable to each NEO by the closing stock price at the date of grant. The grant date fair values of these awards are as follows:
Name	Vesting Date	Target Grant Date Value
John C. Rademacher	February 2026	$2,750,000
Michael Shapiro	February 2026	$1,000,000
Luke Whitworth	February 2026	$712,500
Collin G. Smyser	February 2026	$412,500
Michael Bavaro	February 2026	$300,000
Richard Denness(1)	N/A	$475,000
(1)	Mr. Denness forfeited his 2023 PSU award in connection with his departure from employment in March 2024. See “—Leadership Transition” below for more information.
Restricted Stock Units and Non-Qualified Stock Options
In February 2023, each NEO also received RSUs and non-qualified stock options under the EIP. These service-based awards are designed to align the interests of our NEOs with those of our stockholders by promoting the retention of the executive team over the longer term. In addition, these awards are at-risk as the value of the RSUs fluctuates based on our stock price performance, and the non-qualified stock option awards will have no value unless our stock price appreciates following the date of grant.
The target number of RSUs granted to an NEO was determined by dividing 25% of the target equity grant value applicable to such individual by the closing stock price at the grant date. The target number of non-qualified stock options granted to an NEO was determined by dividing 25% of the target equity grant value applicable to such individual by the product of the closing stock price and the Black-Scholes value at the grant date. These RSUs and non-qualified stock options vest in roughly one-quarter increments on each of the first four anniversaries of the grant date, subject to continuous service through each vesting date.
The grant date fair values for these awards are as follows:
Name	Final Vesting Date	Target Grant Date Fair Market Value of RSUs	Target Grant Date Fair Market Value of Stock Options
John C. Rademacher	February 2027	$1,375,000	$1,375,000
Michael Shapiro	February 2027	$500,000	$500,000
Luke Whitworth	February 2027	$356,250	$356,250
Collin G. Smyser	February 2027	$206,250	$206,250
Michael Bavaro	February 2027	$150,000	$150,000
Richard Denness(1)	N/A	$237,500	$237,500
(1)
Mr. Denness forfeited the unvested portions of his 2023 RSU and non-qualified stock option awards in connection with his departure from employment in March 2024. See “—Leadership Transition” below for more information.

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Compensation Discussion and Analysis
Supplemental Grants
Several members of our executive leadership team, including Mr. Rademacher and Mr. Shapiro, joined Option Care Health prior to the BioScrip Merger when we were a privately-held company. At the time, our executive compensation programs, in which Mr. Rademacher and Mr. Shapiro participated, were primarily cash-based, “at risk” programs more in line with market practices for privately-held companies. As such, Mr. Rademacher and Mr. Shapiro, along with other executives, did not receive long-term equity incentive awards for their service to Option Care Health in 2019 or 2020. The cash-based awards that those executives received vested in connection with the MDP share sale in 2021 and 2022 referenced in “Corporate Governance—Our History” above.
In consultation with Pearl Meyer, the Compensation Committee determined that due to the prior plan design, our NEOs had been given significantly less opportunity to earn long-term incentive awards than at peer companies, and consequently did not hold as much equity in our company as similarly-situated executives at peer companies. Additionally, the Compensation Committee determined that Mr. Smyser, who joined as our General Counsel and Corporate Secretary in 2022; Mr. Bavaro, who was promoted to become our Chief Human Resources Officer in 2022; and Mr. Whitworth, who was promoted to Chief Operating Officer in 2023, also held significantly less long-term equity incentive awards than similarly-situated executives at peer companies. The Compensation Committee believed that this created retention risks for such key executives and resulted in diminished alignment between their interests and those of our stockholders.
Consequently, in February 2023, the Compensation Committee granted additional long-term incentive awards to a number of our key executives, including each of the NEOs (other than Mr. Denness). These long-term incentive awards were comprised of RSUs (50%) and non-qualified stock options (50%). The RSUs and non-qualified stock options vest in full on the third anniversary of the grant date, subject to continuous service through the vesting date. The Compensation Committee believed that imposing three-year cliff vesting on these awards, which requires a recipient to remain continuously employed through the vesting date to receive any value from these awards, further increases the retentive value of the awards and aligns those NEOs’ interests with those of our stockholders. To determine the value of the supplemental equity award, the Compensation Committee requested that Pearl Meyer:
•	Determine the gap between the unvested equity holdings for these NEOs and the unvested equity holdings for peer group executives; and
•	Calibrate the award size to align with the peer group median unvested equity multiple (defined as unvested equity holdings as a multiple of total compensation).
The Compensation Committee believes that the use of awards of this nature should be limited and does not expect to grant supplemental long-term incentive awards of this nature to these NEOs in the future, absent unusual or extraordinary circumstances necessitating such grants.
Name	Vesting Date	Target Grant Date Fair Market Value of Supplemental RSUs	Target Grant Date Fair Market Value of Supplemental Stock Options
John C. Rademacher	February 2026	$3,750,000	$3,750,000
Michael Shapiro	February 2026	$2,250,000	$2,250,000
Luke Whitworth	February 2026	$287,500	$287,500
Collin G. Smyser	February 2026	$250,000	$250,000
Michael Bavaro	February 2026	$250,000	$250,000
2024 Proxy Statement	52

Compensation Discussion and Analysis
Payout of Long-Term Equity Incentive Awards for 2022-2023 Performance Period
The performance period for the PSUs issued to the NEOs in 2022 ended on December 31, 2023. These PSU awards provided for a payout ranging from 0% to 200% of target based on the actual achievement of (i) our two-year average cash flow from operations growth rate (50% weighting) and (ii) our combined two-year average revenue growth rate and Adjusted EBITDA growth rate (50% weighting) over the performance period.
When the Compensation Committee set the two-year average cash flow from operations growth rate in 2022, it did so assuming that we would not be a cash taxpayer during the 2022-2023 performance period. However, due to our stronger than expected financial performance, we were required to pay income taxes during the performance period. The Compensation Committee believed that including these non-forecasted income taxes in the calculation of cash flow from operations would unfairly penalize participants for the failure to include the amounts when setting the initial targets, and that excluding these amounts would maintain the same rigor as when the targets were initially set. Therefore, the Compensation Committee decided to exclude income taxes for purposes of calculating cash flow from operations during the 2022-2023 performance period. Given our strong cash flow from operations performance during the 2022-2023 performance period, the exclusion of income taxes did not change the payout level as compared to the payout level calculated under the original terms of the awards.
The final performance of each metric exceeded the maximum goal and resulted in the PSUs vesting at 200% of target. In addition to the performance measures, the 2022 PSUs are subject to an additional one-year service-based vesting schedule that requires continuous employment for a total of three years from the applicable grant date, subjecting each NEO to three years of stock price fluctuations. The performance measures and actual results are summarized below:
Measure (2-year averages for 2022 and 2023)	Threshold (% growth)	Target (% growth)	Maximum (% growth)	Actual (% growth)	Payout (% of target)
Adjusted EBITDA growth				21.2
Revenue growth				11.9
Adjusted EBITDA + Revenue Growth (50%)	20	22	30	33.1	200
Cash Flow from Operations, as adjusted as described above (50%)	7.5	10	15	30.4	200
Transaction Bonuses
On May 3, 2023, we announced the Amedisys Transaction whereby we would acquire Amedisys, Inc., one of the largest independent U.S. providers of home health and hospice care. The Amedisys Transaction would have created a leading, independent platform across the home and alternate site care spectrum with over $6 billion of combined revenue, and would have increased our clinical workforce from approximately 4,500 team members to over 16,500 team members in nearly 675 service locations, significantly strengthening our ability to serve patients in the site of care of their choosing and helping to reduce overall cost of care in the U.S. However, on June 26, 2023, we announced the mutual termination of the Amedisys Transaction in connection with Amedisys’s decision to combine with a subsidiary of UnitedHealth. We received a $106 million termination fee in connection with the mutual termination of the Amedisys Transaction.
Our leadership team was responsible for the successful negotiation and entry into the transaction agreement with respect to the Amedisys Transaction as well as the negotiation and decision to accept the $106 million termination fee. These accomplishments required the significant efforts of those team members in developing the overall strategy, structuring and negotiating the terms of the transaction, and undertaking the necessary due diligence and legal filings in connection therewith. Our management team accomplished this while also maintaining focus on their regular management responsibilities and overseeing the achievement of the strong financial results described in “—2023 Financial Results” above.
2024 Proxy Statement	53

Compensation Discussion and Analysis
The Compensation Committee reviewed the efforts of members of our management team, including Mr. Shapiro, Mr. Smyser and Mr. Bavaro, in connection with the Amedisys Transaction and determined that it was important to recognize them accordingly. In light of the fact that the Amedisys Transaction was not factored into any element of our 2023 executive compensation program (as described elsewhere in this “2023 NEO Compensation” section), the Compensation Committee recommended to the Board that it award, and the Board awarded, one-time, special transaction bonuses in the amount of $125,000 to Mr. Shapiro, $100,000 to Mr. Smyser, and $50,000 to Mr. Bavaro, among other non-NEO members of our management team. The Compensation Committee, who determined the size of the awards to these NEOs, believed that the dollar values of the awards were reasonable in light of the significant efforts made by each NEO to the Amedisys Transaction and the levels of the awards as compared to the NEOs’ total annual compensation. The transaction bonuses to these NEOs are reflected in the “Bonus” column in “Executive Compensation Tables—2023 Summary Compensation Table” below.
Other Benefits
Benefits are an important part of retention and financial security for all employees, and each of the benefits described below is designed to provide a market-competitive executive compensation program. In addition to the below, the NEOs are eligible to participate in our health and welfare programs and other employee benefit programs on the same basis as our other employees.
Amended and Restated Executive Severance Plan
In May 2020, in consultation with its Pearl Meyer, the Compensation Committee approved, and we adopted, the Option Care Health Executive Severance Plan (the “Executive Severance Plan”) for certain eligible executives who sign a participation notice. The Compensation Committee believed that the Executive Severance Plan helped fill a gap in our executive compensation programs and better align them with market practice. The Executive Severance Plan is intended to provide financial assistance to executive team members who are terminated without cause during the twelve-month period following a change in control while actively at work or on an approved disability, military, or family/medical leave at the time of termination. The Executive Severance Plan provides for twelve months of base salary and a prorated bonus payment for the year of termination as the standard severance payment for all participants, as well as twelve months of subsidized continued health care benefits.
On December 6, 2023, the Board amended and restated the Executive Severance Plan (as amended and restated, the “Amended and Restated Executive Severance Plan”) for retention purposes and to more closely align our pay practices with the competitive market. The Amended and Restated Executive Severance Plan provides severance benefits to certain of our key management personnel, including our President and Chief Executive Officer, our Chief Financial Officer, and such other employees designated for participation by the Compensation Committee (which includes each NEO other than Mr. Denness) in the event that their employment is terminated by us for any reason other than for cause, death or disability, or if they resign for good reason. The terms of the Amended and Restated Executive Severance Plan were determined after considering the competitive market and input from Pearl Meyer. Please see “—Payments Upon Termination or Change of Control (As of December 31, 2023)” below for a description of the severance benefits provided under the Amended and Restated Executive Severance Plan.
401(k) Plan
We maintain a 401(k) retirement savings plan (the “401(k) Plan”) under which all of our employees (including the NEOs) are eligible to participate. This plan includes a deferral feature under which a participant may elect to defer his or her compensation up to statutory limits. We currently match 100% of the participant contributions up to 4% of the participant’s annual eligible earnings. We believe that providing this vehicle for retirement savings and making matching contributions adds to the overall desirability of our executive compensation program and further incentivizes our NEOs in accordance with our compensation policies.
2024 Proxy Statement	54

Compensation Discussion and Analysis
Leadership Transition
On December 7, 2023, Mr. Denness ceased to serve as our Chief Commercial Officer. He continued to provide transition services to us as a non-executive employee through March 31, 2024.
In connection with his transition and separation, Mr. Denness and one of our wholly-owned subsidiaries entered into a Transition and Separation Agreement and Release (the “Denness TSA”) on December 29, 2023. Under the Denness TSA, subject to his not resigning employment and otherwise complying with the Denness TSA, Mr. Denness continued to receive his base salary, vest in outstanding equity awards, and participate in our welfare and retirement benefit plans through March 31, 2024 (although he did not elect to participate), and Mr. Denness was entitled to receive an annual cash incentive award payment equal to his target annual bonus for 2023.
As of March 31, 2024, Mr. Denness’ employment terminated without cause, and Mr. Denness received a severance payment equal to nine months of his continued base salary pursuant to the terms of the Denness TSA. These benefits were conditioned upon Mr. Denness’ continued compliance with the Denness TSA, including his agreement to abide by certain restrictive covenants related to non-competition and non-solicitation as well as his execution and non-revocation of a release of claims in favor of Option Care Health. Mr. Denness forfeited all unvested equity awards on the last day of his employment.
Governance and Other Matters
NEO Employment Agreements
We are a party to an employment agreement with each of Mr. Rademacher and Mr. Shapiro. These employment agreements were entered into prior to the consummation of the BioScrip Merger in 2019 and were believed at the time to be reasonably necessary to secure their continued employment. In February 2024, each of Mr. Rademacher and Mr. Shapiro entered into a letter agreement with us to terminate the severance benefits provisions of their employment agreements and now each of them is subject to the terms of the Amended and Restated Executive Severance Plan. We do not expect to enter into employment agreements with our executive officers in the future; however, we customarily enter into offer letters setting forth the initial terms of hire for executive officers, but which have no further ongoing contractual obligations for us.
Tax Matters
We do not provide excess tax payments, reimbursements, or gross-ups to any of our NEOs.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for our executive officers, including the NEOs, to help align the interests of those officers with those of our stockholders. The required ownership values vary based on the executive officer’s level of responsibility as follows:
Title	Required Ownership as a Multiple of Base Salary
Chief Executive Officer	5x
Other NEOs	3x
There is no required time period within which such executive officer must attain the applicable stock ownership level under these guidelines. However, until the applicable ownership level is achieved, the executive officer must retain 75% of the net shares of our common stock granted to them. The shares counted toward this ownership requirement include shares owned outright, vested stock options and unvested RSUs, and the retention requirement applies to all prior and future grants. Shares underlying unvested PSUs do not count for purposes of this ownership requirement.
2024 Proxy Statement	55

Compensation Discussion and Analysis
As of December 31, 2023, each of our NEOs was in compliance with the stock ownership guidelines or was making appropriate progress toward meeting the applicable ownership level within a reasonable period of time.
Policy Prohibiting Pledging, Hedging and Other Speculative Trading
Pursuant to our Insider Trading Policy, all directors, officers and employees of Option Care Health and our subsidiaries, as well as members of their immediate families and others living in the same household, are prohibited from engaging in the following transactions:
•	Holding any of our securities in a margin account or pledging our securities as collateral for a loan;
•	Engaging in transactions in puts, calls, or other derivative transactions relating to our securities;
•	Short sales of our securities (selling securities not owned at the time of sale); and
•
Purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, zero cost collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Executive Compensation Recovery Policies
All of our incentive awards generally are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period.
In August 2023, we adopted a Required Executive Compensation Recovery Policy (the “Clawback Policy”). Pursuant to the Clawback Policy, in the event of certain accounting restatements, the Board will recover certain erroneously-awarded incentive-based compensation provided to our current and certain of our former executive officers, which includes our NEOs. The Clawback Policy covers any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The amount which would be recovered is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Clawback Policy is designed to comply with Rule 10D-1 of the Exchange Act and related SEC rules as well as applicable Nasdaq listing standards.
In August 2023, we also adopted a Supplemental Compensation Recovery Policy (the “Supplemental Clawback Policy”). The Supplemental Clawback Policy covers each of our current or former employees holding a position of Senior Vice President or above and allows the Board to recover certain incentive-based compensation in the event of either certain accounting restatements or if such employee has committed an act constituting misconduct. “Misconduct” means conduct by an individual (a) resulting in either a violation of law or our policy that has caused or is reasonably likely to cause significant financial or reputational harm to us where the individual either committed the conduct or failed in the individual’s responsibility to manage or monitor the applicable conduct or risks giving rise to such conduct, or (b) violating any restricted covenant agreement with us. Similar to the Clawback Policy, the Supplemental Clawback Policy covers any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure.
Compensation Risk Oversight
We monitor the risks associated with our compensation programs and individual executive compensation decisions on an ongoing basis. The Compensation Committee, upon the recommendation of Pearl Meyer, concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.
2024 Proxy Statement	56

Compensation Discussion and Analysis
In their 2023 annual compensation risk assessment, Pearl Meyer evaluated a number of strategies we use to help mitigate compensation risk, including the selection of metrics used to determine payouts under the incentive plans, whether or not the metrics used to determine payouts under the incentive plans were balanced, the validation of achievement under such metrics, the performance period for each plan, the caps on incentive pay multiples, and the mix of fixed and variable compensation.
The Compensation Committee believes that there are several additional features in our compensation programs and policies that mitigate excessive risk-taking. For instance, the Compensation Committee has discretion to adjust incentive payments, if needed. Our senior management is subject to stock ownership and retention policies, and we retain discretion to recover incentive awards in the event of certain misconduct. Our general risk management controls also serve to mitigate the risk of our decision makers from taking excessive risk to earn the incentives provided under our compensation programs.
2024 Proxy Statement	57

Compensation
Committee Report

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, then this section entitled “Compensation Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in Option Care Health’s Annual Report on Form 10-K for the year ended December 31, 2023 (incorporated by reference) and in this Proxy Statement.
Respectfully submitted,

Compensation Committee

Timothy P. Sullivan, Chair
John J. Arlotta
David W. Golding
Norman L. Wright
2024 Proxy Statement	58

Executive Compensation
Tables

2023 Summary Compensation Table
The following table, footnotes, and related narrative disclosure show information regarding the total compensation of each of our NEOs for 2023 and, to the extent required by SEC disclosure rules, 2022 and 2021.
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)
John C. Rademacher President and Chief Executive Officer	2023	1,000,000	—	7,875,000	5,125,000	2,600,000	13,200	16,613,200
	2022	953,846	—	3,187,500	1,062,500	1,539,593	11,200	6,754,639
	2021	669,459	—	4,260,000	1,840,000	1,638,000	11,200	8,418,659
Michael Shapiro Chief Financial Officer	2023	599,306	125,000(5)	3,750,000	2,750,000	1,080,000	13,200	8,317,506
	2022	579,342	—	1,050,000	350,000	700,000	11,200	2,690,542
	2021	538,689	—	1,560,000	740,000	915,300	11,200	3,765,189
Luke Whitworth(6) Chief Operating Officer	2023	542,446	—	1,356,250	643,750	965,250	13,200	3,520,896
Collin G. Smyser(7) General Counsel and Corporate Secretary	2023	448,077	100,000(5)	868,750	456,250	675,000	—	2,548,077
	2022	269,231	220,000	581,250	93,750	317,200	—	1,481,431
Michael Bavaro(6) Chief Human Resources Officer	2023	411,539	50,000(5)	700,000	400,000	507,130	13,200	2,081,869
Richard Denness(8) Former Chief Commercial Officer	2023	448,050	—	712,500	237,500	—	371,640	1,769,690
	2022	446,042	—	675,000	225,000	410,000	11,200	1,767,242
	2021	424,846	—	1,102,500	547,500	626,400	11,200	2,712,446
(1)	Amounts reflect base salary earned in the year, including any amounts voluntarily deferred under our 401(k) Plan.
(2)
Amounts reflect the aggregate grant date fair value of stock awards and stock option awards, as applicable, granted in the year computed in accordance with ASC 718 and, in the case of PSUs, calculated based on the probable outcome of the applicable performance conditions on the grant date. Assuming the highest level of performance is achieved for the 2023 PSU awards, the maximum value of these awards at the grant date would be as follows: Mr. Rademacher: $5,500,000; Mr. Shapiro: $2,000,000; Mr. Whitworth: $1,425,000; Mr. Smyser: $825,000; Mr. Bavaro: $600,000; and Mr. Denness: $950,000. A discussion of the assumptions used in computing the grant date fair values may be found in Note 15 – Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the 2023 Annual Report. For awards with a service-based vesting condition, we recognize expense on a straight-line basis over the service period of the award.

(3)
Amounts reflect payments under the MIP for performance in 2023, 2022 and 2021. See “Compensation Discussion and Analysis—2023 NEO Compensation—Annual Cash Incentive Program” above for details on 2023 payments for the NEOs under the MIP.

(4)
Amounts consist solely of our matching contributions to the 401(k) Plan, which were consistent with the benefits available to our similarly-situated employees. There were no other reportable perquisites, personal benefits, tax reimbursements or gross-ups paid to any NEO for 2023. Amount for Mr. Denness reflects his target bonus paid for the year pursuant to the terms of the Denness TSA. See “Compensation Discussion and Analysis—Other Benefits—Leadership Transition” for more information.

(5)
Amounts for 2023 for Messrs. Shapiro, Smyser and Bavaro reflect the cash bonus awards granted in recognition of each individual’s significant contributions in 2023 in connection with the Amedisys Transaction. See “Compensation Discussion and Analysis—2023 NEO Compensation—Transaction Bonuses” above for more information.

2024 Proxy Statement	59

Executive Compensation Tables
(6)	Mr. Whitworth and Mr. Bavaro became executive officers in 2023 and therefore were not NEOs in 2021 or 2022.
(7)	Mr. Smyser joined Option Care Health in 2022 and therefore was not an NEO in 2021.
(8)	On December 7, 2023, Mr. Denness ceased to serve as our Chief Commercial Officer. He continued to provide services to us as a non-executive employee until March 31, 2024.
2023 Grants of Plan-Based Awards
The following table shows information regarding the incentive awards granted to our NEOs in 2023. Annual cash incentive awards are made pursuant to the MIP and equity awards are made pursuant to the EIP. To receive a payout under the PSUs, RSUs and non-qualified stock options, a participant must remain actively employed by us through the end of the relevant performance period or vesting date (except in the case of a qualifying termination of employment, described in “Compensation Discussion and Analysis—Payments Upon Termination or Change of Control (As of December 31, 2023)). No dividends, if any were to be declared and paid, would accrue on any of the PSUs, RSUs or non-qualified stock options prior to payout or vesting, as applicable.
Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Target Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Rademacher	ABP		650,000	1,300,000	2,600,000
	PSU(4)	2/22/2023				47,644	95,288	190,576				2,750,000
	RSU(5)	2/22/2023							47,644			1,375,000
	RSU(7)	2/22/2023							129,940			3,750,000
	SO(6)	2/22/2023								87,488	28.86	1,375,000
	SO(7)	2/22/2023								238,596	28.86	3,750,000
Michael Shapiro	ABP		270,000	540,000	1,080,000
	PSU(4)	2/22/2023				17,326	34,651	69,302				1,000,000
	RSU(5)	2/22/2023							17,328			500,000
	RSU(7)	2/22/2023							77,963			2,250,000
	SO(6)	2/22/2023								31,816	28.86	500,000
	SO(7)	2/22/2023								143,156	28.86	2,250,000
Luke Whitworth	ABP		247,500	495,000	990,000
	PSU(4)	2/22/2023				12,345	24,689	49,378				712,500
	RSU(5)	2/22/2023							12,348			356,250
	RSU(7)	2/22/2023							9,962			287,500
	SO(6)	2/22/2023								22,668	28.86	356,250
	SO(7)	2/22/2023								18,293	28.86	287,500
Collin G. Smyser	ABP		168,750	337,500	675,000
	PSU(4)	2/22/2023				7,147	14,294	28,588				412,500
	RSU(5)	2/22/2023							7,148			206,250
	RSU(7)	2/22/2023							8,663			250,000
	SO(6)	2/22/2023								13,124	28.86	206,250
	SO(7)	2/22/2023								15,907	28.86	250,000
2024 Proxy Statement	60

Executive Compensation Tables
Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Target Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Bavaro	ABP		134,875	269,750	539,500
	PSU(4)	2/22/2023				5,198	10,396	20,792				300,000
	RSU(5)	2/22/2023							5,200			150,000
	RSU(7)	2/22/2023							8,663			250,000
	SO(6)	2/22/2023								9,544	28.86	150,000
	SO(7)	2/22/2023								15,907	28.86	250,000
Richard Denness(8)	ABP		179,220	358,440	716,880
	PSU(4)	2/22/2023				8,230	16,459	32,918				475,000
	RSU(5)	2/22/2023							8,232			237,500
	SO(6)	2/22/2023								15,112	28.86	237,500
(1)	“ABP” refers to annual cash incentive awards made pursuant to the MIP. “PSU,” “RSU” and “SO” refer to PSUs, RSUs and non-qualified stock options, respectively, granted under the EIP.
(2)
These columns represent the range of possible annual cash incentive awards under the MIP. Actual awards are dependent on actual results measured against pre-established performance goals, as described under “Compensation Discussion and Analysis—2023 NEO Compensation—Annual Cash Incentive Program” above. Payouts range from 0% to 200% of target. The actual amounts paid to our NEOs under the MIP for 2023 are included in the “Non-Equity Incentive Plan Compensation” column of the “2023 Summary Compensation Table” above.

(3)
A discussion of the assumptions used in computing the grant date fair values may be found in Note 15 – Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the 2023 Annual Report.

(4)
This row shows the range of payouts for the PSUs. These PSUs are scheduled to vest in February 2026, with payouts ranging from 0% to 200% of target. The grant date fair value of the PSUs is based on the probable payout outcome at the time of grant.

(5)	This row shows the shares underlying the RSUs. One-quarter of these shares are scheduled to vest on each anniversary of the grant date.
(6)	This row shows the shares underlying the non-qualified stock options. One-quarter of these stock options are scheduled to vest on each anniversary of the grant date.
(7)
This row shows the shares underlying the RSUs and non-qualified stock options that these NEOs received as one-time supplemental grants. These shares and non-qualified stock options will vest in full on the third anniversary of the grant date. See “Compensation Discussion and Analysis—2023 NEO Compensation—Long-Term Equity Incentive Awards—Supplemental Grants” above for more information.

(8)
On December 7, 2023, Mr. Denness ceased to serve as our Chief Commercial Officer. He continued to provide services to us as a non-executive employee until March 31, 2024 pursuant to the TSA as described in “—Leadership Transition.” He received an annual bonus at target level and forfeited any unvested equity awards; therefore, he forfeited all PSUs granted to him in 2023, and 75% of all stock options and RSUs granted in 2023, in addition to all prior year equity grants (or portions thereof) which had not yet vested as of his termination date.

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Executive Compensation Tables
Outstanding Equity Awards as of December 31, 2023
The following table shows information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2023.
	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John C. Rademacher	51,592(3)	51,592(3)	—	18.97	2/23/2031	—	—	—	—
	—	90,918(9)	—	26.91	10/26/2031	—	—	—	—
	21,253(4)	64,569(4)	—	23.65	2/21/2032	—	—	—	—
	—	238,596(10)	—	28.86	2/22/2033	—	—	—	—
	—	87,488(11)	—	28.86	2/22/2033	—	—	—	—
	—	—	—	—	—	26,358(13)	888,001	—	—
	—	—	—	—	—	31,216(14)	1,051,667	—	—
	—	—	—	—	—	33,261(15)	1,120,563	—	—
	—	—	—	—	—	129,940(16)	4,377,679	—	—
	—	—	—	—	—	47,644(17)	1,605,126	—	—
	—	—	—	—	—	210,864(23)	7,104,008	—	—
	—	—	—	—	—	177,380(24)	5,975,932	—	—
	—	—	—	—	—	—	—	95,288(25)	3,210,253
Michael Shapiro	15,478(3)	15,478(3)	—	18.97	2/23/2031	—	—	—	—
	—	49,357(12)	—	25.75	10/21/2031	—	—	—	—
	7,090(5)	21,270(5)	—	23.96	2/17/2032	—	—	—	—
	—	143,156(10)	—	28.86	2/22/2033	—	—	—	—
	—	31,816(11)	—	28.86	2/22/2033	—	—	—	—
	—	—	—	—	—	7,908(13)	266,421	—	—
	—	—	—	—	—	17,088(18)	575,695	—	—
	—	—	—	—	—	10,956(19)	369,108	—	—
	—	—	—	—	—	77,963(16)	2,626,573	—	—
	—	—	—	—	—	17,328(17)	583,789	—	—
	—	—	—	—	—	63,264(23)	2,131,364	—	—
	—	—	—	—	—	58,432(26)	1,968,574	—	—
	—	—	—	—	—	—	—	34,651(25)	1,167,392
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Executive Compensation Tables
	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Luke Whitworth	27,069(6)	9,023(6)	—	13.34	3/9/2030	—	—	—	—
	6,450(3)	6,450(3)	—	18.97	2/23/2031	—	—	—	—
	—	24,679(12)	—	25.75	10/21/2031	—	—	—	—
	2,026(5)	6,078(5)	—	23.96	2/17/2032	—	—	—	—
	—	18,293(10)	—	28.86	2/22/2033	—	—	—	—
	—	22,668(11)	—	28.86	2/22/2033	—	—	—	—
	—	—	—	—	—	4,686(20)	157,871	—	—
	—	—	—	—	—	3,296(13)	111,042	—	—
	—	—	—	—	—	8,544(18)	287,847	—	—
	—	—	—	—	—	3,132(19)	105,517	—	—
	—	—	—	—	—	9,962(16)	335,620	—	—
	—	—	—	—	—	12,348(17)	416,004	—	—
	—	—	—	—	—	26,360(23)	888,068	—	—
	—	—	—	—	—	16,696(26)	562,488	—	—
	—	—	—	—	—	—	—	24,689(25)	831,772
Collin G. Smyser	1,526(7)	4,578(7)	—	28.89	5/19/2032	—	—	—	—
	—	15,907(10)	—	28.86	2/22/2033	—	—	—	—
	—	13,124(11)	—	28.86	2/22/2033	—	—	—	—
	—	—	—	—	—	10,384(21)	349,837	—	—
	—	—	—	—	—	2,436(22)	82,069	—	—
	—	—	—	—	—	8,663(16)	291,856	—	—
	—	—	—	—	—	7,148(17)	240,816	—	—
	—	—	—	—	—	12,984(27)	437,431	—	—
	—	—	—	—	—	—	—	14,294(25)	481,565
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Executive Compensation Tables
	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Bavaro	2,452(3)	2,452(3)	—	18.97	2/23/2031	—	—	—	—
	—	8,974(12)	—	25.75	10/21/2031	—	—	—	—
	2,153(5)	6,459(5)	—	23.96	2/17/2032	—	—	—	—
	—	15,907(10)	—	28.86	2/22/2033	—	—	—	—
	—	9,544(11)	—	28.86	2/22/2033	—	—	—	—
	—	—	—	—	—	1,252(13)	42,180	—	—
	—	—	—	—	—	3,107(18)	104,675	—	—
	—	—	—	—	—	3,327(19)	112,087	—	—
	—	—	—	—	—	8,663(16)	291,856	—	—
	—	—	—	—	—	5,200(17)	175,188	—	—
	—	—	—	—	—	17,738(26)	597,593	—	—
	—	—	—	—	—	—	—	10,396(25)	350,241
Richard Denness	10,965(8)	—	—	10.56	8/1/2028	—	—	—	—
	32,484(6)	10,828(6)	—	13.34	3/9/2030	—	—	—	—
	9,674(3)	9,674(3)	—	18.97	2/23/2031	—	—	—	—
	—	40,383(12)	—	25.75	10/21/2031	—	—	—	—
	4,558(5)	13,674(5)	—	23.96	2/17/2032	—	—	—	—
	—	15,112(11)	—	28.86	2/22/2033	—	—	—	—
	—	—	—	—	—	5,623(20)	189,439	—	—
	—	—	—	—	—	4,944(13)	166,563	—	—
	—	—	—	—	—	13,981(18)	471,020	—	—
	—	—	—	—	—	7,044(19)	237,312	—	—
	—	—	—	—	—	8,232(17)	277,336	—	—
	—	—	—	—	—	39,544(23)	1,332,237	—	—
	—	—	—	—	—	37,564(26)	1,265,531	—	—
	—	—	—	—	—	—	—	16,459(25)	554,504
(1)
Non-qualified stock option awards typically vest over a four-year period and, in certain instances, may fully vest upon a change in control of Option Care Health. These awards also typically have an exercise price that may not be less than 100% of its fair market value on the date of grant and are exercisable ten years after the date of grant, subject to earlier termination in certain circumstances.

(2)
The value of the unvested RSUs and PSUs is based on our closing stock price as of December 29, 2023 (the last trading day of 2023) of $33.69. Outstanding RSUs typically vest in four equal annual installments on each of the first four anniversaries of the grant date, subject to continued service with us.

(3)	Represents non-qualified stock options granted under the EIP that vested 50% on February 23, 2023 and 25% on February 23, 2024, and which are scheduled to vest 25% on February 23, 2025.
(4)
Represents non-qualified stock options granted under the EIP that vested 25% on February 21, 2022, 25% on February 21, 2023, and 25% on February 21, 2024, and which are scheduled to vest 25% on February 21, 2025.

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(5)
Represents non-qualified stock options granted under the EIP that vested 25% on February 17, 2023, 25% on February 17, 2024, and which are scheduled to vest 25% on February 17, 2025 and 25% of February 17, 2026.

(6)	Represents non-qualified stock options granted under the EIP that vested 50% on March 9, 2022, 25% on March 9, 2023, and 25% on March 9, 2024.
(7)	Represents non-qualified stock options granted under the EIP that vested 25% on May 19, 2023, and which are scheduled to vest 25% on May 19, 2024, 25% on May 19, 2025, and 25% on May 19, 2026.
(8)	Represents vested and exercisable non-qualified stock options granted under the EIP.
(9)	Represents non-qualified stock options granted under the EIP that are scheduled to vest 100% on October 26, 2024.
(10)	Represents non-qualified stock options granted under the EIP that are scheduled to vest 100% on February 22, 2026.
(11)
Represents non-qualified stock options granted under the EIP that vested 25% on February 22, 2024, and which are scheduled to vest 25% on February 22, 2025, 25% on February 22, 2026, and 25% on February 22, 2027.

(12)	Represents non-qualified stock options granted under the EIP that are scheduled to vest 100% on October 21, 2024.
(13)	Represents RSUs granted under the EIP that vested 50% on February 23, 2023 and 25% on February 23, 2024, and which are scheduled to vest 25% on February 23, 2025.
(14)	Represents RSUs granted under the EIP that are scheduled to vest 100% on October 26, 2024.
(15)	Represents RSUs granted under the EIP that vested 25% on February 21, 2023 and 25% on February 21, 2024, and which are scheduled to vest 25% on February 21, 2025 and 25% on February 21, 2026.
(16)	Represents RSUs granted under the EIP that are scheduled to vest 100% on February 22, 2026.
(17)	Represents RSUs granted under the EIP that vested 25% on February 22, 2024, and which are scheduled to vest 25% on February 22, 2025, 25% on February 22, 2026, and 25% on February 22, 2027.
(18)	Represents RSUs granted under the EIP that are scheduled to vest 100% on October 21, 2024.
(19)	Represents RSUs granted under the EIP that vested 25% on February 17, 2023 and 25% on February 17, 2024, and which are scheduled to vest 25% on February 17, 2025 and 25% on February 17, 2026.
(20)	Represents RSUs granted under the EIP that vested 50% on March 9, 2022, 25% on March 9, 2023, and 25% on March 9, 2024.
(21)	Represents RSUs granted under the EIP that are scheduled to vest 100% on May 19, 2025
(22)	Represents RSUs granted under the EIP that vested 25% on May 19, 2023, and which are scheduled to vest 25% on May 19, 2024, 25% on May 19, 2025 and 25% on May 19, 2026.
(23)	Represents PSUs that were earned as to 200% of the target shares and vested on February 23, 2024.
(24)	Represents PSUs that were earned as to 200% of the target shares and vest on February 21, 2025.
(25)	Represents target number of PSUs granted under the EIP that are scheduled to vest 100% on February 22, 2026.
(26)	Represents PSUs that were earned as to 200% of the target shares and vest on February 17, 2025.
(27)	Represents PSUs granted under the EIP that are scheduled to vest 100% on May 19, 2025.
Options Exercised and Stock Vested During 2023
The following table shows information regarding the stock options exercised and the vesting of stock awards during 2023 previously granted to our NEOs.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Exercise (#)(3)	Value Realized on Exercise ($)(4)
John C. Rademacher	—	—	37,445	1,158,241
Michael Shapiro	—	—	11,560	359,561
Luke Whitworth	—	—	9,026	284,455
Collin G. Smyser	—	—	812	23,215
Michael Bavaro	4,605	48,848	2,361	72,521
Richard Denness	—	—	12,915	405,059
(1)	Reflects the aggregate gross number of options exercised and includes any shares used to exercise such options and satisfy applicable taxes.
(2)	The value equals our stock price on the exercise date, minus the per share exercise price of the non-qualified stock option, multiplied by the number of shares acquired on exercise.
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(3)	Reflects the aggregate gross number of RSUs that vested and were settled during 2023, and includes any amounts withheld for applicable taxes.
(4)	The value equals our stock price on the vesting date multiplied by the number of shares acquired on vesting.
Payments Upon Termination or Change of Control (As of December 31, 2023)
Executive Severance Plan
During 2023, we maintained the Executive Severance Plan for certain eligible executives. As of December 31, 2023, the only NEOs participating in the plan were Mr. Whitworth, Mr. Smyser and Mr. Bavaro. Mr. Rademacher and Mr. Shapiro were eligible for severance benefits pursuant to their employment agreements prior to the mutual termination of the severance benefits provisions of such agreements in February 2024. Mr. Denness previously participated in the Executive Severance Plan; however, in connection with his transition from the Chief Commercial Officer role, the Company and Mr. Denness agreed that Mr. Denness would remain employed through March 31, 2024, after which his employment was involuntarily terminated without cause pursuant to the Denness TSA described above. The severance benefits provided to Mr. Denness under the Denness TSA were less than those that would have been due under the Executive Severance Plan as the payments due under the Denness TSA offset his cash severance payment by the period of his continued employment and he is not entitled to a pro-rated bonus for 2024.
As in effect in 2023, the Executive Severance Plan provided that, in the event that a participant’s employment was terminated by us without cause during the 12-month period following a change in control while actively at work or on an approved disability, military, or family/medical leave at the time of termination, such participant would receive 12 months of base salary and a prorated bonus payment in the year of termination, as well as a cash payment equal to the cost of 12 months of continued COBRA coverage, subject to the participant’s execution and non-revocation of a release.
Under the terms of the Amended and Restated Executive Severance Plan, upon a participant’s termination of employment by us for any reason other than for Cause, death or Disability (each as defined in the Amended and Restated Executive Severance Plan), or by the participant for Good Reason (as defined in the Amended and Restated Executive Severance Plan, and each such termination, a “Qualified Termination”) other than during the 24-month period following a Change in Control (as defined in the Amended and Restated Executive Severance Plan, and such period, the “CIC Protection Period”), the participant would be eligible to receive the following severance benefits: (i) a cash severance payment equal to the participant’s base salary multiplied by his or her applicable Severance Multiple (as defined in the Amended and Restated Executive Severance Plan); (ii) continuation of medical, dental and vision coverage for the duration of the applicable Severance Period (as defined in the Amended and Restated Executive Severance Plan); (iii) a prorated payout of the participant’s annual bonus for the year in which the Qualified Termination occurs, based on actual performance; (iv) any earned but unpaid annual bonus from prior years; and (v) accelerated vesting of (A) the portions of such participant’s outstanding stock option and service-based RSU awards that would have vested had the participant remained employed with us through the next scheduled vesting date for each such award, and (B) a prorated portion of such participant’s outstanding performance-based equity awards, based on the target performance level. The applicable Severance Multiple for a Qualified Termination outside of the CIC Protection Period are: 2.00 for our Chief Executive Officer, 1.50 for our Chief Financial Officer and 1.25 for the other executive officers eligible to participate in the Amended and Restated Executive Severance Plan, including the other NEOs. The applicable Severance Period for a Qualified Termination (occurring either outside of or during the CIC Protection Period (as defined in the Amended and Restated Executive Severance Plan)) are: 18 months for our Chief Executive Officer, 15 months for our Chief Financial Officer and 12 months the other executive officers eligible to participate in the Amended and Restated Executive Severance Plan, including the other NEOs.
In the event that the Qualified Termination occurs during the CIC Protection Period, the participant would be eligible to receive the following severance benefits: (i) a cash severance payment equal to the participant’s base salary multiplied by his or her applicable Severance Multiple; (ii) a payment for a prorated portion of his or her target annual bonus for the year in which the date of termination occurs; (iii) any earned but unpaid annual bonus from prior years; and (iv) (A) accelerated exercisability and vesting of the participant’s outstanding stock option and time-based RSU awards
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and (B) accelerated vesting of performance-based equity awards, based on the greater of target and actual performance level. The applicable Severance Multiples for a Qualified Termination during the CIC Protection Period are: 3.00 for our Chief Executive Officer, 2.50 for our Chief Financial Officer and 2.25 for the other executive officers identified on the Amended and Restated Executive Severance Plan, including the other continuing NEOs.
The severance payments and benefits described above are subject to the participant’s execution and non-revocation of a general release of claims in favor of us and compliance with certain restrictive covenants related to confidentiality, return of property, non-competition and non-disparagement.
Employment Agreements with NEOs
We are party to an employment agreement with each of Mr. Rademacher and Mr. Shapiro. These employment agreements were entered into prior to the consummation of the BioScrip Merger in 2019. In February 2024, each of Mr. Rademacher and Mr. Shapiro entered into a letter agreement with us to terminate the severance benefits provisions of their employment agreements and now each of them is subject to the terms of the Amended and Restated Executive Severance Plan. We are not a party to an employment agreement with any of the other NEOs.
The employment agreements with Mr. Rademacher and Mr. Shapiro set forth their annual base salaries at the time the employment agreements were entered into and provided that their base salaries could be increased, but not decreased, from that salary. The employment agreements also provide that they are entitled to an annual cash bonus opportunity equal to 100% and 80% of the base salary for Mr. Rademacher and Mr. Shapiro, respectively. The employment agreements also include confidentiality, non-solicitation and non-compete covenants.
Richard Denness Transition and Separation Agreement
As described above, in connection with his transition and separation, Mr. Denness and one of our wholly-owned subsidiaries entered into the Denness TSA on December 29, 2023. Under the Denness TSA, subject to his not resigning employment and otherwise complying with the Denness TSA, Mr. Denness continued to receive his base salary and participate in our welfare and retirement benefit plans through March 31, 2024, and Mr. Denness was eligible to receive an annual cash incentive award payment equal to his target annual bonus for 2023 ($358,440).
As of March 31, 2024, Mr. Denness’ employment terminated without cause. Pursuant to the Denness TSA, Mr. Denness received a severance payment equal to nine months of his continued base salary of $448,050. These benefits were conditioned upon Mr. Denness’ continued compliance with the Denness TSA, including his agreement to abide by certain restrictive covenants related to non-competition and non-solicitation as well as his execution and non-revocation of a release of claims in our favor.
EIP
The EIP generally provides for “double trigger” acceleration in connection with a change in control (as defined in the EIP). Accordingly, the vesting of awards will not accelerate if such awards are assumed or replaced with an equivalent award by the resulting entity. However, if the participant incurs a qualifying termination (as specified in the applicable award agreement) within 12 months following a change in control, the vesting of the award will fully accelerate.
With respect to awards that are not assumed or replaced by the resulting entity, unless otherwise determined by the Compensation Committee at the time of grant, upon the occurrence of a change in control of the Company, all awards will become fully vested and exercisable.
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Equity Award Agreements
Stock option awards generally provide that in the case of double-trigger vesting acceleration as described above, the options will remain exercisable for a period of 12 months. Upon termination due to death or disability, vested options will remain exercisable for twelve months. Upon termination for any other reason, the vested and exercisable portion of any option will remain exercisable for 90 days after the date of termination.
RSU awards generally provide that if, within 12 months of a change in control, an NEO’s employment is involuntarily terminated without cause, any outstanding RSU award will immediately vest and be settled.
PSU awards generally provide that in the event of a change in control occurring during the applicable performance period, the target number of PSUs will be deemed earned, and vest and be settled in connection with the change in control.
In addition, equity award agreements with certain qualifying senior executives, which includes our continuing NEOs, generally provide for certain vesting upon reaching “retirement” with Option Care Health. If an NEO’s employment is terminated due to retirement, then (i) a pro-rata portion of any earned PSUs (based on the number of days employed during the performance period) based on actual performance will vest on the third anniversary of the grant date and be settled in accordance with the award agreement and (ii) any options and RSUs will remain outstanding and continue to vest in accordance with the vesting schedule set forth in the applicable award agreement. “Retirement” means that the NEO voluntarily resigns employment and has (i) reached age 58, (ii) provided 10 years of continuous employment with us, (iii) provided at least six months advance written notice of intent to retire, and (iv) has been continuously employed by us for at least 12 months following the date of grant. This benefit does not apply to equity awards made prior to 2023, and none of our NEOs have currently met the applicable age and tenure requirements for participation in this benefit. The Compensation Committee, in consultation with Pearl Meyer, believes this benefit is generally aligned with the practice of several companies in our compensation peer group and also potentially creates a valuable performance and retention incentive for participating executives.
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Executive Compensation Tables
Potential Payments Table
The following table discloses the potential payments and benefits, other than those available generally on a nondiscriminatory basis to all U.S. salaried employees, provided upon a change of control or termination of employment for each of the continuing NEOs, calculated as if the change of control or termination of employment had occurred on December 31, 2023:
Name	Severance ($)	Accelerated Vesting of Equity ($)(1)	Total ($)
John C. Rademacher(2)
Termination without cause	2,827,799	—	2,827,799
Termination due to death or disability	2,800,000	—	2,800,000
Change in control (termination without cause within 12 months)	2,827,799	25,944,380	28,772,179
Resignation with “good reason” following a Sale of the Company	2,827,799	25,944,380	28,772,179
Michael Shapiro(3)
Termination without cause	1,167,799	—	1,167,799
Termination due to death or disability	2,040,000	—	2,040,000
Change in control (termination without cause within 12 months)	1,167,799	10,376,423	11,544,221
Resignation with “good reason” following a Sale of the Company	1,167,799	10,376,423	11,544,221
Luke Whitworth(4)
Termination without cause	1,072,799	—	1,072,799
Termination due to death or disability	1,870,000	—	1,870,000
Change in control (termination without cause within 12 months)	1,072,799	4,146,481	5,219,280
Collin G. Smyser(4)
Termination without cause	796,737	—	796,737
Termination due to death or disability	1,462,500	—	1,462,500
Change in control (termination without cause within 12 months)	796,737	1,827,053	2,623,789
Michael Bavaro(4)
Termination without cause	694,554	—	694,554
Termination due to death or disability	1,307,250	—	1,307,250
Change in control (termination without cause within 12 months)	694,554	1,668,145	2,362,699
(1)
Represents the value of accelerated vesting of option, PSU and RSU awards. Please see “Compensation Discussion and Analysis—Payments Upon Termination or Change of Control (As of December 31, 2023)” for information regarding vesting upon a change in control of Option Care Health and upon employment termination.

(2)
Pursuant to his employment agreement as in effect as of December 31, 2023, in the event of a termination of Mr. Rademacher’s employment by us without cause (or by Mr. Rademacher’s resignation within 30 days following a sale of the company in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he would have been entitled to (i) base salary continuation for 18 months; (ii) continue to participate in health benefit plans for senior executive employees for a period of 18 months; (iii) any unpaid annual bonus amount earned for any completed fiscal year (as 2022 annual bonuses had been paid by December 31, 2023, no amount is included in the table above in respect of fiscal year 2022 bonuses); and (iv) a pro rata bonus for the fiscal year in which such termination occurs (as the table above assumes a termination of employment occurring on December 31, 2023, the full amount of his annual bonus for fiscal year 2023 is included).

(3)
Pursuant to his employment agreement as in effect as of December 31, 2023, in the event of a termination of Mr. Shapiro’s employment by us without cause (or by Mr. Shapiro’s resignation within 30 days following a sales of the company in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he would have been entitled to (i) base salary continuation for 12 months; (ii) continue to participate in health benefit plans for senior executive employees for a period of 12 months; (iii) any unpaid annual bonus amount earned for any completed fiscal year (as 2022 annual bonuses had been paid by December 31, 2023, no amount is included in the table above in respect of fiscal year 2022 bonuses); and (iv) a pro rata bonus for the fiscal year in which such termination occurs (as the table above assumes a termination of employment occurring on December 31, 2023, the full amount of his annual bonus for fiscal year 2023 is included).

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Executive Compensation Tables
(4)
Pursuant to the terms of the Executive Severance Plan as in effect as of December 31, 2023, in the event that their employment was terminated by us without cause during the twelve-month period following a change in control while actively at work or on an approved disability, military or family/medical leave at the time of termination, each of Mr. Whitworth, Mr. Smyser and Mr. Bavaro would have received 12 months of base salary and a prorated bonus payment for 2023, as well as a cash payment equal to the cost of 12 months of continued COBRA coverage.

CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our President and Chief Executive Officer, John C. Rademacher, to the annual total compensation of our median employee. The 2023 annual total compensation of Mr. Rademacher is $16,613,200, the 2023 annual total compensation of our median employee is $50,203, and the ratio of these amounts is 331 to 1.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our information systems and the methodology described below. Because SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a wide variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and types of workforces and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
In 2023, we selected a new median employee. We identified this new median employee as of December 31, 2023, taking into account all of our 7,713 full-time, part-time, and per diem hourly employees, excluding Mr. Rademacher. We utilized actual earned wages reported for tax purposes for 2023 as the consistently applied compensation measure as of December 31, 2023 to identify the median employee. We calculated the total compensation of this new median employee for 2023 using the same methodology that was used for our NEOs as set forth in “2023 Summary Compensation Table” above.
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Executive Compensation Tables
Pay-Versus-Performance
This disclosure has been prepared in accordance with the SEC’s pay-versus-performance rules in Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect the value of compensation actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions. For a discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis” section above.
The following table shows the information for the past four fiscal years of: (i) the “2023 Summary Compensation Table” total compensation for our principal executive officer (“PEO”) and, on an average basis, our non-PEO NEOs; (ii) the “compensation actually paid” to our PEO and, on an average basis, our non-PEO NEOs (in each case, as determined in accordance with SEC rules); (iii) our total shareholder return; (iv) our peer group total shareholder return; (v) our net income; and (vi) our Adjusted EBITDA.
Pay-Versus-Performance Table
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)(4)	Value of Initial Fixed $100 Investment Based On		Net Income ($ in millions)	Adjusted EBITDA ($ in millions)(6)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)
2023	16,613,200	22,231,884	3,647,608	4,661,216	225.80	121.70	267.1	425.2
2022	6,754,639	10,072,293	1,943,041	286,518	201.68	116.36	150.6	342.9
2021	8,418,659	13,139,273	3,292,294	4,992,770	190.62	145.57	139.9	289.8
2020	1,137,554	1,137,554	1,118,132	1,085,922	104.83	133.00	(8.1)	221.7
(1)	The PEO and other NEOs for the applicable years were as follows:
•	2023: Mr. Rademacher (PEO); Mr. Shapiro, Mr. Whitworth, Mr. Smyser, Mr. Bavaro, Mr. Denness (other NEOs)
•	2022: Mr. Rademacher (PEO); Mr. Shapiro, Harriet Booker, Mr. Denness, Mr. Smyser (other NEOs)
•	2021: Mr. Rademacher (PEO); Mr. Shapiro, Ms. Booker, Mr. Denness, Clifford Berman (other NEOs)
•	2020: Mr. Rademacher (PEO); Mr. Shapiro, Ms. Booker, Mr. Denness, Mr. Berman (other NEOs)
(2)
The dollar amounts reported represent the amount of “compensation actually paid” as calculated in accordance with SEC rules. “Compensation actually paid” represents a new required calculation of compensation that differs significantly from the “Summary Compensation Table” calculation of compensation, each NEO’s realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the “Compensation Discussion and Analysis” above. The amounts in the table above are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to equity awards that remain subject to forfeiture if the vesting conditions are not satisfied. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in a manner consistent with the fair value methodology used for financial reporting purposes.

(3)
The following table shows the amounts deducted from and added to the “2023 Summary Compensation Table” total compensation to calculate “compensation actually paid” to our PEO and our other NEOs in 2023.

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Executive Compensation Tables
	2023
	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation from SCT	16,613,200	3,647,608
Adjustments for Equity Awards
(Subtract) Stock and Option Award values in SCT	(13,000,000)	(2,375,000)
Add year-end fair value of unvested awards granted in the current year, calculated in accordance with ASC 718 and with performance-based awards valued based on the probable achievement of the award as of the applicable measurement date	15,174,191	2,800,270
Add/(Subtract) the difference between fair value as of the end of 2023 and fair values as of the end of 2022 for awards granted in prior years that are outstanding and unvested at the end of 2023, calculated in accordance with ASC 718 and with performance-based awards valued based on the probable achievement of the award as of the applicable measurement date and with performance-based awards valued based on the probable achievement of that award as of the applicable measurement date	3,363,919	570,546
Add fair values at vest date for awards granted and vested in current year	0	0
Add/(Subtract) difference in fair values between 2022 year-end fair values and vest date fair values for awards granted in prior years that vested in current year	80,575	17,792
(Subtract) fair value at the end of 2022 for any awards forfeited during 2023	0	0
Add dividends or dividend equivalents paid on stock or option awards in 2023 prior to vesting if not otherwise included in total compensation for 2023	0	0
Total Adjustments for Equity Awards	5,618,684	1,013,608
Compensation Actually Paid (as calculated)	22,231,884	4,661,216
(4)	Compensation actually paid for 2022 as reflected in last year’s disclosure has been adjusted to incorporate an additional grant of equity that was forfeited.
(5)
Pursuant to SEC rules, company and peer group total shareholder return (TSR) is determined based on the value of an initial fixed investment of $100 on December 31, 2019 through the end of the listed year. The peer group TSR set forth in this table utilizes the S&P Health Care Services Select Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K under the Exchange Act and included in our 2023 Annual Report. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)
Adjusted EBITDA is the financial measure that was determined to be the most important financial performance measure linking “compensation actually paid” to our NEOs to company performance for 2023, and therefore was selected as the 2023 “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K under the Exchange Act. Adjusted EBITDA is a non-GAAP financial measure. Please refer to the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure in Appendix A of this Proxy Statement.

2023 Performance Measures
In accordance with SEC rules, the following table lists the financial performance measures that, in our assessment, represent the most important financial performance measures used to link “compensation actually paid” to our NEOs to company performance for 2023, as further described in the “Compensation Discussion and Analysis” section above.
Adjusted EBITDA
Adjusted EBITDA Growth
Cash Flow from Operations Growth
Revenue Growth
Stock Price
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Executive Compensation Tables
Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with SEC rules, the charts below illustrate how “compensation actually paid” to our NEOs aligns with our financial performance as measured by our total shareholder return, our peer group total shareholder return, our net income, and our Adjusted EBITDA.

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Executive Compensation Tables

CEO and Avg. Non-CEO CAP vs. Adjusted EBITDA
$25,000
$20,000
$15,000
$10,000
$5,000
$-
CAP (In Thousands)
$450
$400
$350
$300
$250
$200
Adj. EBITDA (In Millions)
2020
2021
2022
2023
CEO CAP
Average Non-CEO NEO CAP
OPCH Adjusted EBITDA ($Mil.)

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Proposal 3:
Advisory Vote to Approve
Executive Compensation

In accordance with Section 14A of the Exchange Act and related SEC rules, our stockholders have the opportunity to cast an annual advisory vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules, which includes the “Compensation Discussion and Analysis” section above along with the executive compensation tables and associated narrative disclosures in the “Executive Compensation Tables” section above.
Our executive compensation program is designed to help achieve the goals of attracting, engaging, and retaining highly talented individuals who are committed to our core values of integrity, excellence, and respect for people and patients, while balancing the long-term interests of our stockholders. The Compensation Committee, which consists solely of individual directors, has reviewed our executive compensation program and believes it aligns with our compensation philosophy and objectives as well as the pay practices of our peer group. The Compensation Committee has also determined that the specific pay decisions for our NEOs for 2023 are appropriate given our strong financial performance during the year, their contributions, and our stockholders’ interests. We encourage stockholders to read the “Compensation Discussion and Analysis” section above, which describes the details of our executive compensation program and the Compensation Committee’s decision-making process with respect to our executive compensation program.
At our 2023 annual meeting of stockholders, over 97% of votes cast on the say-on-pay vote voted in favor of our executive compensation program. The Compensation Committee took this feedback into account when making compensation decisions in 2023. For more information on our stockholder engagement efforts, including with respect to executive compensation matters, see “Corporate Governance—Stockholder Engagement” above.
Although this proposal is not binding, the Compensation Committee and the Board value the opinions expressed by our stockholders through their votes and will consider the outcome of the vote in future executive compensation decisions. The next advisory say-on-pay vote is expected to occur at our 2025 annual meeting of stockholders (the “2025 Annual Meeting”).
Vote Required
Approval of Proposal 3 requires the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting.

The Board unanimously recommends that stockholders vote “FOR” the advisory vote to approve executive compensation as detailed in this Proxy Statement.

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Proposal 4:
Approval Of Amended
and Restated
2018 Equity Incentive Plan

We are asking our stockholders to approve an amendment and restatement of the EIP to increase the number of shares of our common stock (“shares”) reserved for issuance under the EIP by an additional 4,000,000 shares, extend the term of the EIP, and make certain design changes to the EIP. The Board believes that our equity compensation programs align the interests of management, directors and stockholders to help increase long-term stockholder value by giving directors, employees, and consultants (together, “Participants”) a stake in our success. We believe that the EIP is a key tool for attracting, rewarding, motivating and retaining the service providers necessary for us to achieve our business objectives and increase stockholder value.
The EIP originally became effective on May 3, 2018, and was amended and restated effective May 19, 2021. On March 27, 2024, the Board approved, subject to stockholder approval, an amendment and restatement of the EIP (the “Restated EIP”) to approve the reservation of an additional 4,000,000 shares for future issuance under the Restated EIP, and make certain other changes described below.
Stockholder Approval and Board of Directors Recommendation
Stockholder approval of the amendment and restatement of the Restated EIP is being sought in order to, among other things, (1) satisfy the stockholder approval requirements of the Nasdaq listing standards for certain of the amendments to the EIP, including the increase in the number of shares available for issuance under the Restated EIP by 4,000,000 shares, expansion of the classes of service providers eligible to receive awards under the Restated EIP to include certain consultants and all employees, and the extension of the term of the Restated EIP to the date that is 10 years after stockholder approval of the Restated EIP, and (2) to obtain stockholder approval of provisions relating to incentive stock options under Internal Revenue Code (“Code”) Section 422.
The Board recommends that our stockholders vote in favor of the Restated EIP because equity compensation is a critical component of our compensation program, designed to align the interests of our employees and other service providers with those of our stockholders, and will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our employees, non-employee directors, and consultants. The Restated EIP also includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices.

The Board unanimously recommends that stockholders vote “FOR” the approval of the Amended and Restated 2018 Equity Incentive Plan.

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Proposal 4: Amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan
Features of the Restated EIP
The Restated EIP includes changes and updates, including the following:
•	Increase in the shares available for issuance of awards;
•	Expand the categories of eligible service providers to the Restated EIP to include all employees and certain consultants, in addition to Non-Employee Directors;
•	Extend the term of the EIP to the date that is 10 years from the date of stockholder approval of the Restated EIP; and
•	Remove and delete certain references to Code Section 162(m) and corresponding performance-based compensation award limits.
The Restated EIP continues to include a number of provisions that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•	Minimum vesting period for all awards. The Restated EIP imposes a minimum vesting or performance period of one year, subject only to limited exceptions.
•	Limit on non-employee director compensation. The Restated EIP subjects all compensation paid to individual Non-Employee Directors under the Restated EIP to an annual limit of $500,000.
•	No evergreen. The Restated EIP does not have an evergreen or similar provision providing for an automatic replenishment of shares available for grant.
•
No liberal share recycling. We may not add back to the Restated EIP’s share reserve shares that are tendered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards and shares subject to a stock appreciation right (“SAR”) award that are not issued in connection with the stock settlement of that award upon its exercise.

•
No liberal definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any Board assessment that a change in control may be imminent.

•
No payment of dividends or dividend equivalents on unvested awards. While we do not currently pay dividends on our common stock, the Restated EIP prohibits the payment of dividends or dividend equivalents on stock options or SARs, and any payment of any dividends or dividend equivalents on any other awards are not paid unless and until it vests.

•
No repricing of underwater options or stock appreciation rights without stockholder approval. The Restated EIP prohibits, without stockholder approval, actions to reprice, replace, or repurchase options or SARs.

•
Clawback. The Restated EIP provides that all awards are subject to any clawback or recoupment policies in effect from time to time. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis—Governance and Other Matters—Executive Compensation Recovery Policies” above.

Basis for the Requested Share Reserve Increase
Approval of the Restated EIP will help ensure that we continue to have sufficient shares available for (1) our annual grants to employees and (2) grants to potential new hires.
In determining and recommending the increase to the share reserve under the Restated EIP, the Board and the Compensation Committee considered, in addition to the factors cited above, a number of factors, including dilutive
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impact, burn rate and plan duration. The Board also considered the number of equity awards that we have granted historically. In fiscal years 2023, 2022, and 2021, our annual value-adjusted burn rates for the EIP were 0.98%, 0.65%, and 0.78%, respectively. This represents a three-year average value-adjusted burn rate of 0.80% of common shares outstanding.
Generally, we expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years in line with our average for the fiscal 2021-2023 period. In light of this forecast, we believe, and the Board and the Compensation Committee considered, that the increase to the Restated EIP’s share reserve is expected to provide a sufficient number of shares to allow us to grant equity awards for the purpose of our expected new hires, any special retention needs and employee growth for approximately four years. However, circumstances could alter this projection, such as a change in business conditions, our stock price, competitive pressures for attracting and retaining employees, or our company strategy.
As of December 31, 2023, we have outstanding equity awards under the EIP covering approximately 4,400,000 shares. These outstanding equity awards (commonly referred to as the “overhang”), together with the approximately 1,400,000 shares currently available under the EIP (as of March 19, 2024), represent approximately 3.7% of the fully diluted number of shares of our common stock. The dilutive impact of the additional 4,000,000 shares that would be available for issuance under the EIP would increase the overhang by approximately 2.2% percentage points to approximately 5.9% based on our fully diluted number of shares of our common stock as of December 31, 2023.
Absent the proposed approval of the Restated EIP, the shares reserved for issuance under the EIP may be insufficient to achieve our future incentive, recruiting and retention objectives, and we believe the EIP is important for our continued success.
Description of the Restated EIP
The following discussion summarizes the material terms of the Restated EIP. This discussion is not intended to be complete and is qualified in its entirety by reference to the Restated EIP, a copy of which is attached to this proxy statement as Appendix B.
Administration
The Restated EIP is administered by the Compensation Committee, or such other committee appointed by the Board, which shall consist of at least two or more members of the Board. Each director, while serving as a member of the Compensation Committee, must satisfy the requirements for a “non-employee director” under Rule 16b-3 of the Exchange Act.
The Compensation Committee has the authority to determine the persons to whom awards will be granted, the number of shares covered by each award, and the terms and conditions of the awards. The Committee may also adopt sub-plans applicable to non-U.S. participants, interpret the Restated EIP and any related award agreement, cancel or suspend an award, accelerate the vesting of an award, and otherwise modify or amend the terms of outstanding awards to the extent permitted under the Restated EIP.
To the extent not inconsistent with applicable law or the rules and regulations of the principal securities exchange on which our common stock is traded or listed, the Compensation Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedure to be followed to grant any awards under the Restated EIP, to (1) a committee of one or more of our directors any of the authority of the Compensation Committee under the Restated EIP, including the right to grant, cancel or suspend awards made under the Restated EIP and (2) one or more executive officers or a committee of executive officers the right to grant awards under the Restated EIP to Participants who are not our directors or executive officers or otherwise subject to Section 16 of the Exchange Act and the authority to take action on behalf of the Compensation Committee pursuant to the
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Restated EIP to cancel or suspend awards under the Restated EIP to Participants who are not our directors or executive officers or otherwise subject to Section 16 of the Exchange Act. The Compensation Committee has full power and authority to determine the terms and conditions that apply to any award upon a separation of service with us or any of our subsidiaries.
All grants under the Restated EIP are evidenced by a certificate (an “Award Agreement”) that incorporates such terms and conditions as the Compensation Committee deems necessary or appropriate.
Coverage, Eligibility and Director Limits
The Restated EIP provides that employees, Non-Employee Directors, and consultants may be issued awards (each, an “Award”) consisting of stock options, SARs, RSUs, stock grants (“Stock Grants”), PSUs, and cash-based performance Awards (“PAs”). For purposes of the Restated EIP, as of March 19, 2024, there were approximately 7,500 employees, ten (10) non-employee directors and no consultants, although not all such persons are currently eligible to participate or are expected to participate in our equity compensation program.
The Restated EIP limits total director compensation in any one calendar year to $500,000.
Shares Reserved for Issuance Under the Restated EIP
Subject to adjustment as described under “—Adjustment for Change in Capitalization” and “—Mergers” below, there are 9,101,734 shares authorized for issuance under the EIP, all of which may be subject to ISOs (as defined below). If the Restated EIP is approved, the number of shares authorized for issuance under the Restated EIP will increase by 4,000,000 to 13,101,734 shares. Any shares issued under the Restated EIP may consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares of common stock or shares of common stock purchased in the open market or otherwise. Any shares that are issued subject to Awards of stock options or SARs will be counted against this limit as one share for every one share granted. Any shares that are issued subject to Awards other than stock options or SARs will be counted against this limit as 1.18 shares for every one share granted.
If any shares subject to an Award are forfeited or expire or any Award is settled for cash (in whole or in part), the shares subject to such Award become, to the extent of the forfeiture, expiration or cash settlement, again available for issuance under the Restated EIP as described in the next paragraph. The following shares are not to be added to the shares of common stock authorized for grant as described above: (1) shares tendered by a Participant or withheld by us in payment of the purchase price of a stock option; (2) shares tendered by an employee or withheld by us to satisfy any tax withholding obligation with respect to an Award; and (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.
Any shares that again become available for grant pursuant to the Restated EIP are added back as one share for every one share granted if such shares were subject to stock options or SARs granted under the Restated EIP, and as 1.18 shares for every one share granted if such shares were subject to Awards other than stock options or SARs granted under the Restated EIP.
Shares under Awards made in substitution or exchange for awards granted by a company acquired by us or any of our affiliates or subsidiaries, or with which we or any of our affiliates or subsidiaries combines, do not reduce the shares authorized for grant under the Restated EIP. Additionally, in the event that a company acquired by us or any of our affiliates or subsidiaries or with which we or any of our affiliates or subsidiaries combines has shares of its common stock available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Restated EIP and will not reduce the shares
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authorized for grant under the Restated EIP. Awards using any such shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of ours or any of our affiliates or subsidiaries prior to such acquisition or combination.
Vesting and Expiration
The terms of an Award Agreement will provide for the vesting, and if applicable, exercisability and terms of the Award.
All Awards under the Restated EIP have a minimum vesting or performance period of one year from the date of grant, subject to exceptions, including in the case of a change in control, a separation from service due to death or disability, substitute awards which keep the same vesting period as the original Award, or awards made in payment for other earned and payable compensation. Also, Awards may provide for earlier vesting, but only with respect to a maximum of five percent (5%) of the total number of shares available for issuance under the Restated EIP.
Generally, stock options and SARs will expire no later than ten years after the date of grant.
Termination of Service
The terms of an Award Agreement will provide for any accelerated or continued vesting, and if applicable, exercisability and expiration of such an Award upon the various termination of employment scenarios.
Stock Options
The Compensation Committee, acting in its absolute discretion, has the right to grant stock options to Participants to purchase shares. Each grant is evidenced by an Award Agreement setting forth whether the stock option is an incentive stock option (“ISO”), which is intended to qualify for special tax treatment under Code Section 422, or a non-qualified incentive stock option (“Non-ISO”). ISOs may only be granted to employees. Each stock option granted under the Restated EIP entitles the holder thereof to purchase the number of shares at the exercise price specified in the related Award Agreement. At the discretion of the Compensation Committee, the Award Agreement can provide for payment of the exercise price either in cash, by check, or in shares or in any combination thereof. The exercise price may also be paid (1) through any cashless exercise procedure which is acceptable to the Compensation Committee or its delegate and which is facilitated through a sale of our shares, (2) with the consent of the Compensation Committee, by withholding shares otherwise issuable in connection with the exercise of the stock option, and (3) through any other method specified in an Award Agreement.
The terms and conditions of each stock option granted under the Restated EIP are determined by the Compensation Committee, but no stock option will be granted with an exercise price which is less than the fair market value of our common stock on the grant date (generally, the closing price for the common stock on the principal securities exchange on which our common stock is traded or listed on the date the stock option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). As of March 19, 2024, the closing sale price of a share on Nasdaq was $32.13. In addition, if the stock option is an ISO that is granted to a 10% stockholder of Option Care Health, the stock option exercise price will be no less than 110% of the fair market value of a share on the grant date. Except for adjustments as described under “—Adjustment for Change in Capitalization” and “—Mergers” below, without the approval of our stockholders, the stock option exercise price shall not be reduced after the stock option is granted, a stock option (with a fair market value less than the exercise price) may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to a stock option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which our common stock is traded.
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No stock option may be exercisable more than 10 years from the grant date, or, if the option is an ISO granted to a 10% stockholder of ours, it may not be exercisable more than five years from the grant date. Moreover, no stock option will be treated as an ISO to the extent that the aggregate fair market value of the shares subject to the option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Compensation Committee may not, as part of a stock option grant, provide for a reload feature whereby an additional stock option is automatically granted to pay all or a part of the exercise price or a part of any related tax withholding requirement, or provide that dividends or dividend equivalents be paid with respect to the stock option.
Stock Appreciation Rights
SARs may be granted by the Compensation Committee to Participants under the Restated EIP, either as part of a stock option or as stand-alone SARs. The terms and conditions for a SAR granted as part of a stock option are set forth in the related option Award Agreement, while the terms and conditions of a stand-alone SAR are set forth in a related SAR Award Agreement. SARs entitle the holder to receive an amount (in cash, shares, or a combination of cash and shares as determined by the Compensation Committee) equal to the excess of the fair market value of one share as of the date such right is exercised over the exercise price specified in the option or SAR Award Agreement multiplied by the number of shares in respect of which the SAR is being exercised. The exercise price for a SAR will be no less than the fair market value of a share as determined on the grant date in accordance with the Restated EIP. Except for adjustments as described under “—Adjustment for Change in Capitalization” and “—Mergers” below, without the approval of our stockholders, the SAR exercise price will not be reduced after the SAR is granted, a SAR may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which our common stock is traded. No SAR may be exercisable more than 10 years from the grant date. The Compensation Committee may not, as part of a SAR grant, provide that dividends or dividend equivalents be paid with respect to the SAR.
Restricted Stock Units, including Performance Stock Units
The Compensation Committee, acting in its absolute discretion, has the right to grant RSUs to Participants and may prescribe that vesting of any or all of the RSUs shall be subject to the achievement of one or more performance objectives. The value of each RSU corresponds to the fair market value of a share. The terms and conditions are set forth in the related RSU Award Agreement. No dividend equivalents may be paid with respect to RSUs until such time as the RSUs vest.
Unless a Participant has made a deferral election in accordance with the Restated EIP, upon vesting of an RSU, the Participant will receive payment from us in shares issued under the Restated EIP equal to the number of vested RSUs, and the RSUs will then be automatically cancelled. The Compensation Committee, in its absolute discretion, may permit a Participant to elect to defer the receipt of the delivery of shares that would otherwise be due upon the vesting of RSUs, provided that such an election is made in accordance with Code Section 409A.
Stock Grants
A Stock Grant may be made by the Compensation Committee to Participants under the Restated EIP. The terms and conditions for such Stock Grant are set forth in the related Stock Grant Award Agreement. Unless otherwise provided in the Award Agreement, cash dividends paid on our common stock will be distributed to the holder of a Stock Grant, and any stock dividends on our common stock will be subject to the same forfeiture conditions as the shares subject to the Stock Grant.
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Cash-Based Performance Awards
PAs may be granted to Participants under the Restated EIP. The terms and conditions for the PAs, including the performance goals, the performance period and a value for each PA (or a formula for determining such value), are established by the Compensation Committee acting in its sole discretion and shall be set forth in an Award Agreement covering such PAs. If the performance goals are satisfied, we shall pay the Participant an amount in cash determined by the level of performance and the terms of the PA.
Performance Awards
Any type of Award may be based on achieving performance goals (“Performance Awards”). Performance goals are specified levels of one or any combination of the performance goals (with respect to us on a consolidated basis, by division, segment, business unit and/or on an individual or team basis) established by the Compensation Committee, including but not limited to net sales; revenue; revenue growth or product revenue growth; operating income; pre- or after-tax income; earnings per share; net income; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of our common stock or any of our other publicly-traded securities; market share; gross profits; earnings; economic value-added models or equivalent metrics; comparisons with various stock market indices; costs reductions, savings, controls or objectives; cash flow or cash flow per share; return on capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins, or cash margin; operating efficiencies; year-end cash; debt reductions; stockholder equity; market share; specific and objectively determinable regulatory achievements; implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; and individual performance. Performance goals also may be based solely by reference to our performance or the performance of our subsidiaries. The Compensation Committee may appropriately adjust any evaluation of performance under the criteria.
Director Awards
The Board may provide that all or a portion of a director’s annual retainer, meeting fees and/or other awards or compensation be payable in the form of stock-based Awards, including unrestricted shares. The Board determines the terms and conditions of such Awards, which may be made under the Restated EIP. The foregoing notwithstanding, total compensation to Non-Employee Directors is limited in any one calendar year to $500,000.
Non-Transferability
No Award is transferable by a Participant other than by will or the laws of descent and distribution, and any stock option or SAR will (absent the Compensation Committee’s consent) be exercisable during a Participant’s lifetime only by the Participant, except that the Compensation Committee may provide in an Award Agreement that a Participant may transfer an award that is not an ISO to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.
Amendment or Termination of the Restated EIP
The Restated EIP will expire 10 years from the date that the stockholders approve the Restated EIP. The Restated EIP may be amended by the Board to the extent that it deems necessary or appropriate, except that no amendment will be made without stockholder approval to the extent required under applicable law or exchange rule and no amendment may be made to the change in control provisions of the Restated EIP described below under “—Change in Control” on or after the change in control date if it would adversely affect any rights that would otherwise vest on such date. The Board may suspend granting Awards or may terminate the Restated EIP at any time. No termination, suspension, or amendment of the Restated EIP may materially impair the rights of any Participant with respect to a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or Nasdaq rules.
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Proposal 4: Amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan
Amendments to Awards
The Compensation Committee may unilaterally amend the terms of any Award Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless the action is necessary to comply with applicable law, Nasdaq rules, or any of our compensation recovery policies, or there is a dissolution or liquidation of Option Care Health or in connection with certain corporate transactions.
Adjustment for Change in Capitalization
The number, kind, or class of shares reserved for issuance under the Restated EIP, the annual grant limits, the number, kind or class of shares subject to Awards granted under the Restated EIP and the exercise price of stock options and the SARs granted shall be adjusted by the Compensation Committee in an equitable manner to reflect any change in our capitalization (including stock dividends or stock splits).
Mergers
The Compensation Committee, as part of any transaction described in Code Section 424(a), shall have the right to adjust (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares reserved for issuance under the Restated EIP, the annual grant limits, and the number, kind or class of shares subject to Awards previously made under the Restated EIP and the related exercise price of the stock options and SARs and, further, shall have the right to make (in any manner which the Compensation Committee in its discretion deems consistent with Code Sections 424(a) and 409A) Awards to effect the assumption of, or the substitution for, option, stock appreciation right, RSU and stock grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.
Change in Control
Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement, in the event of a Change in Control (as defined in the Restated EIP, and which includes when any person or group is or becomes a beneficial owner of securities of Option Care Health representing 50% or more voting power of our outstanding securities eligible to vote for the election of the Board) in which the successor company assumes or substitutes an Award, if a Participant’s employment with the successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 12 months following the Change in Control: (1) stock options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement), and (2) restrictions, limitations and other conditions applicable to other types of Awards shall lapse and such Awards will become free of all restrictions and limitations and become fully vested.
Non-Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company does not assume or substitute for an Award: (1) those stock options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for will immediately vest and become fully exercisable, and (2) restrictions and deferral limitations on RSUs and Stock Grants that are not assumed or substituted for will lapse and the RSUs and Stock Grants will become free of all restrictions and limitations and become fully vested.
Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control: (1) stock options and SARs outstanding as of the date of the Change in Control will be cancelled and terminated without payment if the fair market value of one share of our common stock as of the date of the Change in Control is less than the stock option or SAR exercise price, and (2) all Performance Awards will be considered to be earned and payable (either in full based
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Proposal 4: Amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan
on target or actual performance, or pro rata based on actual performance or based on the portion of the performance period completed as of the date of the Change in Control), and any limitations or other restriction will lapse and the Performance Awards will be immediately settled or distributed.
Clawback Provisions
Any Award granted under the Restated EIP is subject to forfeiture, recovery or any other action pursuant to any clawback or recoupment policy adopted by Option Care Health or any affiliate to comply with applicable laws, rules or regulations (including but not limited to a policy adopted in order to meet the requirements of the Exchange Act and applicable Nasdaq listing standards or any applicable laws or listing requirements which impose mandatory recoupment). Awards will be automatically unilaterally amended to comply with any such compensation recovery policy. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis—Governance and Other Matters—Executive Compensation Recovery Policies” above.
Federal Income Tax Consequences
The rules concerning the principal U.S. federal income tax consequences with respect to Awards under the Restated EIP are technical, and are based on current statutes, regulations and interpretations. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax consequences associated with Awards, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply. This summary is not intended as tax advice to Participants, who should consult their own tax advisors.
ISOs. In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of our common stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income. If the employee does not dispose of the shares received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the shares generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. We will not be entitled to any federal income tax deduction as a result of such disposition, nor would we normally be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.
If the employee disposes of the shares acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and we will be entitled to a federal income tax deduction, in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the shares over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).
Non-ISOs. A Participant will not recognize any taxable income upon the grant of a Non-ISO, and we will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Participant will recognize ordinary income and we will generally be entitled to a federal income tax deduction in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the option exercise price. Upon a subsequent sale of the shares by the Participant, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).
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Proposal 4: Amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan
SARs. A Participant will not recognize any taxable income upon the grant of a SAR, and we will not be entitled to take an income tax deduction at the time of such grant. A Participant will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Restated EIP for cash, shares or a combination of cash and shares, and the amount of income that the Participant will recognize will depend on the amount of cash, if any, and the fair market value of the shares, if any, that the Participant receives as a result of such exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Participant in the same taxable year in which the Participant recognizes such income.
RSUs and PSUs. A Participant generally will not recognize income for federal income tax purposes upon the grant of an RSU or PSU. The Participant will recognize as ordinary income an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable, upon settlement. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Participant in the same taxable year in which the Participant recognizes such income.
Stock Grants. A Participant generally will recognize ordinary income for federal income tax purposes when such individual’s interest in a Stock Grant is no longer subject to a substantial risk of forfeiture, unless the Participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the Award to the date of grant, equal to the then-fair market value of our common stock subject to such Stock Grant. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Participant in the same taxable year in which the Participant recognizes such income.
Cash Performance Awards. A Participant will not recognize any taxable income upon the grant of a cash-based Award, and we will not be entitled to take an income tax deduction at the time of such grant. A Participant will recognize ordinary income for federal income tax purposes upon the receipt of payment under the Restated EIP, and the amount of income that the Participant will recognize will be the amount of cash if any, that the Participant receives. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Participant in the same taxable year in which the Participant recognizes such income.
Section 409A. The foregoing discussion of tax consequences of Awards under the Restated EIP assumes that the Award discussed is either not considered a “deferred compensation arrangement” subject to Code Section 409A or has been structured to comply with its requirements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in a Participant’s income, as well as certain penalties and interest.
Section 280G. Code Section 280G disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation, and Code Section 4999 imposes a 20% excise tax on those payments. To the extent that payments upon a change in control are classified as excess parachute payments, our tax deduction would be disallowed under Code Section 280G. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. We do not provide tax gross-ups for taxes due in connection with a change in control.
Plan Benefits
The Awards under the Restated EIP are within the discretion of the Compensation Committee. As a result, the benefits that will be awarded to employees and consultants under the Restated EIP are not determinable at this time. However, information on equity awards granted under the EIP in recent years to our NEOs is available in the “2023 Grants of Plan-Based Awards” table and the “Outstanding Equity Awards as of December 31, 2023” table above.
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Proposal 4: Amendment to the Option Care Health, Inc. 2018 Equity Incentive Plan
Under our current Non-Employee Directors compensation policy, each Non-Employee Director will be granted RSUs valued at $160,000 each year under the Restated EIP. For more information about our current Non-Employee Director compensation policy, see “—Non-Employee Director Compensation”above.
Vote Required
Approval of Proposal 4 requires the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
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Equity Compensation
Plan Information

The table below provides details as of December 31, 2023 regarding shares of our common stock authorized for issuance under the EIP. The EIP is the sole equity compensation plan through which our equity securities are authorized for issuance. As of such date, no equity securities were authorized for issuance under equity compensation plans that had not received approval from our stockholders.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)
Equity compensation plans approved by stockholders	4,356,252(2)	25.42	2,369,702
(1)
The weighted-average exercise price is calculated based solely on the exercise price of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.

(2)
This number includes 1,706,024 stock options, 1,883,116 shares underlying RSUs, and 767,112 shares underlying PSUs calculated at 100% of the target number of shares subject to each award, all of which were granted under the EIP.

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Security Ownership of Certain
Beneficial Owners and
Management

The table below presents information available to us as of March 19, 2024 (the “Table Date”) regarding the beneficial ownership of our common stock by (i) each stockholder we know is the beneficial owner of more than 5% of our common stock, (ii) each director and director nominee, (iii) each NEO, and (iv) all of our current executive officers, directors, and director nominees as a group.
We have relied upon information provided by our directors, director nominees, and NEOs as well as SEC filings by others for purposes of determining beneficial ownership. Except as otherwise indicated, and subject to applicable community property laws, the persons or entities named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the Table Date are also deemed outstanding for purposes of calculating the ownership percentage of that person and, if applicable, the percentage ownership of the executive officers and directors as a group but are not treated as outstanding for purposes of calculating the ownership percentage of any other person.
Unless otherwise indicated, the address for each stockholder in the table is c/o Option Care Health, Inc., 3000 Lakeside Drive #300N, Bannockburn, IL 60015. As of the Table Date, 173,816,040 shares of our common stock were issued and outstanding.
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Security Ownership of Certain Beneficial Owners and Management
Name and Address	Number of Shares Beneficially Owned(1)(2)	Percent of Class
BlackRock, Inc.(3)	21,132,010	12.2%
The Vanguard Group, Inc.(4)	19,626,205	11.3%
John J. Arlotta(5)	45,791	*
Michael Bavaro	5,765	*
Elizabeth Q. Betten(6)	50,764	*
Elizabeth D. Bierbower	6,504	*
Barbara W. Bodem	0	*
Eric K. Brandt	0	*
Natasha Deckmann, M.D.	3,504	*
Richard Denness	178,072	*
David W. Golding	85,313	*
Harry M. Jansen Kraemer, Jr.	244,566	*
R. Carter Pate	89,560	*
John C. Rademacher	302,735	*
Michael Shapiro	103,446	*
Collin G. Smyser(7)	9,049	*
Timothy P. Sullivan	47,558	*
Luke Whitworth	98,260	*
Norman L. Wright	0	*
All current directors, director nominees, and executive officers as a group (17 persons)	1,106,629	*
*	Represents less than 1% of the issues and outstanding shares of common stock as of the Table Date.
(1)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to non-qualified stock options currently exercisable or that will become exercisable within 60 days of the Table Date: 5,765 shares for Mr. Bavaro; 81,682 shares for Mr. Denness; 146,230 shares for Mr. Rademacher; 45,351 shares for Mr. Shapiro; 4,807 shares for Mr. Smyser; 55,486 shares for Mr. Whitworth; and 7,693 shares for the Company’s other executive officers.

(2)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units that vest within 60 days of the Table Date: 2,395 shares for Ms. Betten; 1,774 shares for Ms. Bierbower; 1,774 shares for Dr. Deckmann; 6,878 shares for Mr. Denness; 2,809 shares for Mr. Golding; 4,210 shares for Mr. Kraemer; 3,039 shares for Mr. Pate; and 2,336 shares for Mr. Sullivan.

(3)
As of December 31, 2023, based on information set forth in a Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. (“BlackRock”). In such filing, BlackRock lists its business address as 50 Hudson Yards, New York, NY 10001. Represents (i) 20,834,307 shares for which BlackRock has sole voting power, (ii) 0 shares for which BlackRock has shared voting power, (iii) 21,132,010 shares for which BlackRock has sole dispositive power, and (iv) 0 shares for which BlackRock has shared dispositive power.

(4)
As of December 31, 2023, based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). In such filing, Vanguard lists its business address as 100 Vanguard Boulevard, Malvern, PA 19355. Represents (i) 0 shares for which Vanguard has sole voting power, (ii) 310,154 shares for which Vanguard has shared voting power, (iii) 19,129,873 shares for which Vanguard has sole dispositive power, and (iv) 496,332 shares for which Vanguard has shared dispositive power.

(5)
Includes (i) 42,893 shares and (ii) 2,898 shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units that vest within 60 days of the Table Date, which are indirectly held by the John J. Arlotta Living Trust.

(6)	Includes 2,843 shares indirectly held by the Elizabeth Q. Betten 2012 Living Trust.
(7)	Includes 2,500 shares indirectly held by a revocable trust.
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General Information
About the Annual Meeting

2024 Annual Meeting of Stockholders
The Annual Meeting will take place on May 15, 2024, at 11:30 a.m. Central Daylight Time. The record date for the Annual Meeting (the “Record Date”) is March 19, 2024, and only stockholders of record as of the close of business on this date are eligible to vote at the Annual Meeting.
Attending the Annual Meeting
We are conducting the Annual Meeting virtually through a live, audio-only webcast accessible over the Internet. This format allows stockholders worldwide to fully participate, leveraging technology for effective communication. It also aims to enhance stockholder access and participation while protecting stockholder rights. For example:
•	By following the instructions below, stockholders can submit questions online in advance or live during the meeting. We will address as many questions during the meeting as time permits.
•
While live webcast participation (i.e., the ability to vote and ask questions) is exclusive to stockholders as of the Record Date, anyone can view the live webcast and the replay after the Annual Meeting.

Only our stockholders as of the close of business on the Record Date or those holding a valid proxy can attend and participate in the Annual Meeting. Non-stockholders can still listen to the meeting online at www.virtualshareholdermeeting.com/OPCH2024.
If you plan to attend the Annual Meeting online, you must adhere to the following procedures. Failing to comply means you can still listen to the Annual Meeting webcast but will not be able to participate.
•
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/OPCH2024 and enter the control number from your Notice of Internet Availability, voting instruction form, or proxy card.

•	To submit questions in advance, visit www.proxyvote.com before 10:59 p.m. Central Daylight Time on May 14, 2024 and enter your control number.
•
For questions about www.proxyvote.com or your control number, contact the bank, broker, or organization holding your shares. Online voting availability may depend on the voting procedures of the organization holding your shares.

We strongly recommend that you log into the meeting ahead of the scheduled start time. Please allocate enough time for the online check-in process, which will begin approximately fifteen (15) minutes prior to the start of the Annual Meeting. If you encounter any difficulties during check-in or the Annual Meeting itself, please call the toll-free number provided on our dedicated Annual Meeting website at www.virtualshareholdermeeting.com/OPCH2024.
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General Information About the Annual Meeting
Stockholders have various opportunities to submit questions for the Annual Meeting. Those wishing to submit questions in advance can do so at either www.proxyvote.com or on our dedicated Annual Meeting website at www.virtualshareholdermeeting.com/OPCH2024. Questions can also be submitted live during the meeting on the Annual Meeting website, where stockholders can also access copies of this Proxy Statement and our 2023 Annual Report.
If you are unable to attend the Annual Meeting, a replay of the webcast will be accessible on our Investor Relations website at investors.optioncarehealth.com after the meeting concludes.
How to Vote or Change Your Vote
Regardless of whether you are a stockholder of record or a beneficial stockholder, you have the authority to determine how your shares are voted without actually attending the Annual Meeting. Even if you plan on attending the Annual Meeting, we strongly recommend that you vote in advance by completing proxies through any of the following methods:
•	Internet: Visit www.proxyvote.com and follow the provided instructions.
•	Telephone: Call the toll-free number found on the proxy card or voting instruction form and follow the provided instructions.
•	Mail: Complete, sign, date and mail the proxy card in the return envelope provided to you if you received a printed version of these proxy materials.
Stockholders holding shares directly with Equiniti Trust Company, our transfer agent (“stockholders of record”), can revoke their proxy at any time before the electronic polls close. This can be done by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting begins. For stockholders holding shares through a broker, bank, or other nominee (“beneficial stockholders”), revoking prior voting instructions can be accomplished by reaching out to the broker, bank, or nominee holding their shares, or by voting online during the meeting.
Stockholders can also vote via the Internet during the Annual Meeting. Those stockholders attending the Annual Meeting virtually should follow the instructions at www.virtualshareholdermeeting.com/OPCH2024 to vote or submit questions. Any votes cast online during the meeting will replace any previous votes.
We encourage you to vote promptly, even if you plan to attend the Annual Meeting.
Quorum
As of the Record Date, approximately 173,816,040 shares of our common stock were outstanding. In order to have a quorum at the Annual Meeting, holders of a majority of the shares outstanding and entitled to vote on the Record Date must be present at the scheduled time of the meeting in person or by proxy. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting and reconvene the meeting at a later date.
Voting Standards
Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter.
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General Information About the Annual Meeting
If you are a beneficial stockholder and do not provide specific voting instructions to your broker, the entity holding your shares will not be authorized to vote on proposals categorized as “non-routine,” resulting in a “broker non-vote.” These “broker non-votes” do not count as votes cast and will not impact the outcome of such proposals. For the Annual Meeting, only Proposal 2 is considered a routine matter.
The chart below outlines the proposals for consideration at the Annual Meeting, for the vote required to elect directors and approve each other proposal, and the manner in which votes will be counted.
Proposal	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	For or withhold on each nominee	Plurality of “votes cast”*	No effect	No effect

Ratification of Independent Auditor	For, against, or abstain	Majority of shares present or represented	Against	Brokers have discretion to vote

Advisory Vote to Approve Executive Compensation	For, against, or abstain	Majority of shares present or represented	Against	No effect

Approval of Amended and Restated 2018 Equity Incentive Plan	For, against, or abstain	Majority of shares present or represented	Against	No effect
*
Any director who does not receive a majority of the votes cast in favor of his or her election is subject to our director resignation policy, which is described in “Proposal 1: Election of Directors” above.

Voting Instructions
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you provide proxy instructions without specifying how to vote on a proposal, the individuals named as proxies will vote in alignment with the Board’s recommendation on such proposal. The individuals named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment.
Our By-laws outline the prerequisites for advance notice of any nominations or agenda items to be presented for voting at the Annual Meeting. As of the date of this Proxy Statement, we had not received timely notice of any matters expected to be presented at the Annual Meeting aside from the proposals detailed in this Proxy Statement.
Proxy Solicitation Costs
We pay the expenses associated with soliciting proxies. We are also obligated to request that brokers, banks, and other nominees that hold our stock in their names provide our proxy materials to beneficial owners of such stock. We must reimburse these brokers, banks, and other nominees for their associated expenses in accordance with statutory fee schedules.
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General Information About the Annual Meeting
Confidentiality of Votes
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. We will not disclose the proxy instructions or ballots of individual stockholders except for vote tabulation and certification, facilitating a successful proxy solicitation, asserting claims or defending claims against us, or complying with applicable legal requirements. If you provide comments on your proxy card or ballot, it may be shared with our management and the Board for their review.
Other Information
American Election Services LLC has been engaged as our independent inspector of elections responsible for tallying stockholder votes for the Annual Meeting.
The list of our stockholders as of the Record Date will be available for examination during the ten days preceding the Annual Meeting. If you wish to review the stockholder list, please e-mail OCH-CorporateSecretary@optioncare.com to schedule an appointment. Additionally, the stockholder list will be accessible during the Annual Meeting via the meeting website for stockholders in attendance.
Preliminary voting results will be disclosed during the Annual Meeting. The final voting results will be tallied by the inspector of election after the vote is taken at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
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Additional
Information

2025 Stockholder Proposals or Director Nominations
For matters to be included in the proxy materials for our 2025 Annual Meeting, excluding director nominations, submissions must be received on or before the close of business on December 4, 2024. All proposals must comply with Rule 14a-8 under the Exchange Act.
Matters for consideration at our 2025 Annual Meeting but not for inclusion in our proxy materials must be submitted no earlier than the close of business on January 15, 2025 and no later than the close of business on February 14, 2025. The proposal must come from a stockholder of record and include the information required by our By-laws. If you are a beneficial owner of shares held in street name, contact the organization that holds your shares for details about how to register your shares directly in your name as a stockholder of record.
In 2023, we implemented a proxy access by-law allowing a stockholder or a group of up to 20 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our By-laws. Notice of proxy access director nominees must be received between the close of business on November 4, 2024 and the close of business on December 4, 2024.
Under our By-laws, stockholders intending to nominate directors at our 2025 Annual Meeting (other than through proxy access as described above) must submit notice to us no earlier than the close of business on January 15, 2025 and no later than the close of business on February 14, 2025. Notice of director nominations must be submitted by a stockholder of record and satisfy the requirements in our By-laws. If you are a beneficial stockholder, contact the organization that holds your shares for details about how to register your shares directly in your name as a stockholder of record. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2025.
Proposals and director nominations must be sent by mail to our Corporate Secretary at 3000 Lakeside Drive #300N, Bannockburn, Illinois 60015, or by e-mail to OCH-CorporateSecretary@optioncare.com. Our By-laws have been filed with the SEC and are available without charge on the SEC’s website at www.sec.gov.
Notice of Internet Availability
We primarily use the Internet to provide proxy materials to our stockholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders with instructions on how to access the proxy materials online at www.proxyvote.com or to request a printed copy of the materials.
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Additional Information
Stockholders can follow the instructions in the Notice of Internet Availability to choose to receive future proxy materials in print by mail or electronically by e-mail. We encourage stockholders to use the online availability of proxy materials to help reduce the environmental impact of our annual meetings of stockholders and lower our printing and mailing costs. Our proxy materials are also available at investors.optioncarehealth.com.
Stockholders Sharing the Same Address
We have implemented a process known as “householding.” Under this process, we may send a single copy of the Notice of Internet Availability and, if you have requested printed versions by mail, this Proxy Statement and the 2023 Annual Report, to multiple stockholders who share the same address, unless we have received different instructions from any of the stockholders. This method helps reduce the environmental impact of our annual stockholder meetings and lowers our printing and mailing costs. Stockholders who participate in householding will still receive separate proxy cards. If a stockholder chooses not to participate in householding, they can request a separate copy of the Notice of Internet Availability and, if they requested printed versions by mail, this Proxy Statement and the 2023 Annual Report, which we will promptly deliver upon request.
To receive a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement or the 2023 Annual Report, or separate copies of any future notice, proxy statement, or annual reports at no charge, you may send notice to Option Care Health, Inc., 3000 Lakeside Drive #300N, Bannockburn, IL 60015 USA, Attention: Investor Relations or call (312) 940-2538. If you are receiving multiple copies of proxy materials at one address and wish to participate in householding, please contact the bank, broker or other organization holding your shares to inquire about eliminating duplicate mailings.
Legal Matters
This Proxy Statement may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding our ESG program and our executive compensation program.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. For a detailed discussion of the risks that could affect our actual results, please refer to the risk factors identified in our periodic reports as filed with the SEC.
Any forward-looking statement made in this Proxy Statement is based on information available to us as of the date of this Proxy Statement and speaks only as of such date. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Website references in this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.
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Additional Information
Other Matters
We are not aware of any additional matters to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the individuals named in the accompanying proxy intend to vote on them in accordance with their best judgment.
By order of the Board,
Collin G. Smyser
General Counsel and Corporate Secretary
April 3, 2024
Bannockburn, Illinois
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Appendix A:
Non-GAAP Financial Measures
In this Proxy Statement, we use Adjusted EBITDA and net debt leverage ratio, which are non-GAAP financial measures. We believe these non-GAAP measures provide useful information to investors. Among other things, they provide additional insight into the performance of our business operations and facilitate comparisons to our historical results. Adjusted EBITDA is also used in our annual cash incentive awards and PSUs.
We define Adjusted EBITDA as net income before net increase expense income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other. As part of restructuring, acquisition, integration and other, we may incur significant charges such as the write down of certain long-lived assets, temporary redundant expenses, professional fees, potential retention and severance costs,
We define the net debt leverage ratio as gross debt less cash and cash equivalents on the balance sheet divided by Adjusted EBITDA. We define gross debt as the sum of the current portion of long-term debt and long-term debt excluding discounts and unamortized debt issuance costs.
These non-GAAP measures are not a measurement of financial performance under GAAP. They should not be used in isolation or as a substitute for, or alternative to, measures of financial performance prepared in accordance with GAAP. In addition, the definition of these non-GAAP measures that we use may not be comparable to similarly-titled non-GAAP financial measures reported by other companies.
For reference, the reconciliation of our most comparable GAAP measure to the non-GAAP financial measures we use is provided in the table below.
	2023 ($ in thousands)	2022 ($ in thousands)
Net Income	$267,090	$150,556
Interest expense, net	51,248	53,806
Income tax expense	91,652	55,212
Depreciation and amortization expense	62,200	65,434
EBITDA	472,190	325,008

EBITDA Adjustments
Stock-based incentive compensation expense	30,479	16,783
Gain on sale of assets	—	(10,325)
Restructuring, acquisition, integration and other(1)	(77,486)	11,387
Adjusted EBITDA	$425,183	$342,853

Gross debt	1,088,000
Cash and cash equivalents	(343,849)
Net debt	$744,151

Net debt leverage ratio	1.8
(1)	Restructuring, acquisition, integration and other for the year ended December 31, 2023 includes the merger termination fee related to the Amedisys Transaction, net of merger-related expenses
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Appendix B:
Option Care Health, Inc. Amended and Restated 2018 Equity Incentive Plan
SECTION 1.
BACKGROUND AND PURPOSE
The purpose of this Plan is to promote the interest of Option Care Health, Inc. (the “Company”), a Delaware corporation, by authorizing the Committee to grant Awards to Employees, Directors and Consultants in order (1) to attract and retain Employees, Directors and Consultants, (2) to provide an additional incentive to each Employee, Director and Consultant to work to increase the value of Stock and (3) to provide each Employee, Director and Consultant with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders. The Plan was adopted effective May 3, 2018, amended and restated effective May 19, 2021, and is hereby further hereby amended and restated effective on the Restatement Effective Date.
SECTION 2.
DEFINITIONS
2.1. Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.
2.2. Award — means any Option, Stock Appreciation Right, Restricted Stock Unit, Stock Grant or Performance Award made pursuant to the provisions of the Plan.
2.3. Award Agreement — means any Option Certificate, Stock Appreciation Right Certificate, Restricted Stock Unit Certificate, Stock Grant Certificate or Performance Award Certificate.
2.4. Board — means the Board of Directors of the Company.
2.5. Change in Control — means unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:
(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Affiliate or Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or Subsidiary, (iii) by any underwriter temporarily
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holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of or group of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person or group;
(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);
(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company;
(e) The consummation of a sale of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Awards constituting a “deferral of compensation” subject to Section 409A of the Code, (i) a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations. No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).
2.6. Code — means the Internal Revenue Code of 1986, as amended and any applicable treasury regulations and guidance promulgated thereunder and any successor or similar statutory provisions.
2.7. Committee — means the Management Development & Compensation Committee, or such other committee appointed by the Board, which shall have at least two (2) members, each of whom shall come within the definition of a “non-employee director” under Rule 16b-3.
2.8. Consultant — means any consultant or advisor who is a natural person (other than an Employee or a Non-Employee Director) who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company, an Affiliate or a Subsidiary.
2.9. Director — means a non-employee member of the Board.
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2.10. Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate
2.11. Fair Market Value — means (1) the closing price on any date for a share of Stock on the principal securities exchange on which the Stock is traded or listed or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with clause (1) for the immediately preceding business day, or, if the Stock is not traded or listed on any securities exchange, and (3) the price which the Committee acting in good faith determines as the result of the reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A.
2.12. ISO — means an Option which is intended to satisfy the requirements of § 422 of the Code.
2.13. 1933 Act — means the Securities Act of 1933, as amended.
2.14. 1934 Act — means the Securities Exchange Act of 1934, as amended.
2.15. NQSO — means an Option which is not intended to satisfy the requirements of § 422 of the Code.
2.16. Option — means an option to purchase Stock which is granted under § 7.
2.17. Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.
2.18. Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
2.19. Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.
2.20. Participant — means an Employee, Director, or Consultant, to whom a then-outstanding Award has been granted under the Plan.
2.21. Performance Award — means an Award granted under § 11.
2.22. Performance Award Certificate — means the written certificate which sets forth the terms and conditions of an Award granted under § 11.
2.23. Performance Goal — means a performance goal described in § 11.3.
2.24. Performance Period — means a performance period as described in § 11.4.
2.25. Plan — means this Option Care Health, Inc. Amended and Restated 2018 Equity Incentive Plan as adopted by the Board and as amended from time to time thereafter.
2.26. Prior Plan — means the Company’s 2008 Incentive Stock Plan, as the same was amended and/or restated from time to time.
2.27. Restatement Effective Date — means the date that this Amended and Restated 2018 Equity Incentive Plan is approved by the Company’s stockholders.
2.28. Restricted Stock Unit — means an Award granted under § 9.
2.29. Restricted Stock Unit Certificate — means the written certificate which sets forth the terms and conditions of a Restricted Stock Unit.
2.30. Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
2.31. SAR Value — means the exercise price assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.
2.32. Separation from Service — means a “separation from service” as such term is defined for purposes of Section 409A.
2.33. Stock — means the common stock, $.0001 par value per share, of the Company.
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2.34. Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8.
2.35. Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Participant as part of an Option.
2.36. Stock Grant — means Stock granted under § 10.
2.37. Stock Grant Certificate — means the written certificate which sets forth the terms and conditions of a Stock Grant.
2.38. Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.
2.39. Substitute Awards — Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines.
2.40. Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.
SECTION 3.
SHARES RESERVED UNDER THE PLAN
3.1. Number of Shares
(a) Subject to adjustment as provided in § 16, a total of 13,101,734 shares of Stock shall be authorized for issuance under the Plan, all of which may be subject to ISOs, less one (1) share of Stock for every one (1) share of Stock that was subject to an Option or Stock Appreciation Right granted after December 31, 2017 under the Prior Plan and one and 18/100 (1.18) shares of Stock for every one (1) share of Stock that was subject to an Award other than an Option or Stock Appreciation Right granted after December 31, 2017 under the Prior Plan. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock issued. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and 18/100 (1.18) shares of Stock for every one (1) share of Stock issued. As of the Original Effective Date, no further grants or awards will be made under the Prior Plan.
(b) If any shares of Stock subject to an Award, or after December 31, 2017 an award under the Prior Plan, are forfeited or expire, or any Award, or after December 31, 2017 an award under the Prior Plan, is settled for cash (in whole or in part), the shares of Stock subject to such Award or such award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with § 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for issuance under paragraph (a) of this Section: (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.
(c) Substitute Awards shall not reduce the shares of Stock authorized for issuance under the Plan or authorized for grant to a Participant under § 6. Additionally, in the event that a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for issuance
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under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company, an Affiliate or a Subsidiary prior to such acquisition or combination.
(d) Any shares of Stock that again become available for issuance pursuant to this § 3 shall be added back as one (1) share of Stock if such shares of Stock were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as one and 18/100 (1.18) shares of Stock if such shares of Stock were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.
3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
SECTION 4.
EFFECTIVE DATE
The Plan became effective on May 3, 2018 (the “Original Effective Date”). Its amendment and restatement shall become effective on the “Restatement Effective Date.”
SECTION 5.
COMMITTEE
5.1. Committee Powers. This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of shares of Stock to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividend equivalents; (xii) cancelling or suspending an Award, accelerating the vesting of an Award, extending the exercise period of an Award or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Section 6.2; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without cause, by a Participant voluntarily, or by reason of death, disability, or retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.
5.2. Committee Decisions and Meetings. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate or Subsidiary, and any Participant employed by any of the foregoing. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.
5.3. Delegation. To the extent not inconsistent with applicable law, including the rules and regulations of the principal securities exchange on which the Stock is traded or listed, the Committee may delegate, by means of an
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express resolution that sets forth the requirements and limitations relating to the delegation and the procedures to be followed to grant any Awards, to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.
SECTION 6.
ELIGIBILITY AND DEFAULT VESTING
6.1. Eligibility. Any Participant shall be eligible to be designated a Participant; provided, however, that Directors shall only be eligible to receive Awards granted consistent with § 12. Only Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan.
6.2. Default Vesting. Except as otherwise provided below, any Award that: (a) is not a Performance Award shall have a minimum vesting period of one year from the date of grant (a “Minimum Vesting Period”); or (b) is a Performance Award shall have a minimum performance period of one year from the date of grant (a “Minimum Performance Period”). The foregoing Minimum Vesting Period and Minimum Performance Periods will not, however, apply in connection with (i) a Change in Control as provided in § 17 of the Plan, (ii) a Separation from Service due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, or (v) with regard to five percent (5%) of the total number of Shares available for issuance under this Plan may be granted without regard to any Minimum Vesting Period or Minimum Performance Period, as applicable, described in this § 6.2.
6.3. No Fractional Shares. Unless otherwise determined by the Committee, the number of shares of Stock subject to an Award shall always be a whole number. No fractional shares may be issued under the Plan, and the number of shares subject to any Award shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 6.3 by the Committee shall be conclusive and binding on all affected persons.
6.4. Other Agreements. Notwithstanding the foregoing, in the event that a Participant is a party to or eligible for benefits under another plan or agreement with the Company, an Affiliate or a Subsidiary, that provides for accelerated vesting or otherwise impacts the vesting of the Participant’s outstanding Awards under this Plan, the Participant’s outstanding Awards shall be vested as provided for in the Plan and applicable Award Certificate(s), or as provided for in such other plan or agreement, as the case may be, whichever is more favorable to the Participant.
SECTION 7.
OPTIONS
7.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Participants under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or an NQSO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a NQSO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the NQSO.
7.2. $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a NQSO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.
7.3. Option Price. The Option Price for each share of Stock subject to an Option (other than with respect to a Substitute Award) shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on
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the date such ISO is granted. Except for adjustments under § 16, without the approval of the Company’s stockholders, the Option Price shall not be reduced after the Option is granted, an Option (with a fair market value less than the Option Price) may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.
7.4. Payment. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid (i) through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock, (ii) with the consent of the Committee, by withholding Stock otherwise issuable in connection with the exercise of the Option, and (iii) through any other method specified in an Award Agreement. Any payment made in Stock (including withholding of Stock) shall be treated as equal to the Fair Market Value of such Stock on the exercise date.
7.5. Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but in no event may an Option granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Option is granted, except as otherwise permitted with respect to Substitute Awards, under circumstances contemplated by § 16, or under § 6.2 hereof. No Option Certificate shall make an Option exercisable on or after the earlier of (1) the date which is the fifth (5th) anniversary of the date the Option is granted, if the Option is an ISO and the Employee is a Ten Percent Shareholder on the date the Option is granted, or (2) the date which is the tenth (10th) anniversary of the date the Option is granted, if the Option is (a) a NQSO or (b) an ISO which is granted to a Employee who is not a Ten Percent Shareholder on the date the Option is granted. An Option Certificate may provide for the exercise of an Option after the service a Participant has terminated for any reason whatsoever, including death or disability.
7.6. Reload Option Grants, Dividends Prohibited. The Committee may not, as part of the grant of an Option, provide in the related Option Certificate for “reload” Option grants (i.e., the automatic grant of an additional Option to pay all or a part of the Option Price or using Stock to satisfy all or a part of any related tax withholding requirement). The Committee may not, as part of the grant of an Option, provide that dividends or dividend equivalents be paid with respect to such Option.
SECTION 8.
STOCK APPRECIATION RIGHTS
8.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Participants under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.
8.2. Terms and Conditions.
(a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Participant’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. Except for adjustments under § 16, without the approval of the Company’s stockholders the SAR Value shall not be reduced after the Stock Appreciation Right is granted, a Stock Appreciation Right may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be taken with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but in no event may the Stock Appreciation Right granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted, except as otherwise permitted with respect to Substitute Awards, under circumstances contemplated by § 16, or under § 6.2 hereof. No Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth (10th) anniversary of the date such Stock Appreciation Right is granted.
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(b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Participant’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Participant’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Participant’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but in no event may the Stock Appreciation Right granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted, except as otherwise permitted with respect to Substitute Awards, under circumstances contemplated by § 16, or under § 6.2 hereof.
8.3. Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Participant upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3. The Committee may not, as part of the grant of a Stock Appreciation Right, provide that dividends or dividend equivalents be paid with respect to such Stock Appreciation Right.
SECTION 9.
RESTRICTED STOCK UNITS
9.1. Committee Action. The Committee acting in its absolute discretion shall have the right from time to time to grant to Participants under this Plan Restricted Stock Units, the value of each of which corresponds to the Fair Market Value of a share of Stock. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Certificate that shall set forth the number of Restricted Stock Units granted to the Participant, the vesting schedule applicable to such Restricted Stock Units and such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.
9.2. No Adjustment for Cash Dividends. Except for dividend equivalent adjustments made by the Committee in accordance with § 16.1, unless otherwise determined by the Committee, there shall be no adjustment to Restricted Stock Units for dividends paid by the Company. In no event shall dividend equivalent rights be paid on Restricted Stock Units that are not vested unless and only to the extent the underlying Restricted Stock Units vest.
9.3. Payment for Restricted Stock Units. Unless a Participant has made a deferral election in accordance with § 9.4, a Participant shall receive upon the vesting of a Restricted Stock Unit payment from the Company in Stock issued under this Plan, and the number of shares of Stock issued to the Participant shall be equal to the number of Restricted Stock Units that have at such time become vested. At the time a Participant receives shares of stock equal in number to such Participant’s vested Restricted Stock Units, such vested Restricted Stock Units shall automatically be cancelled and shall give the Participant no further rights to payment of any kind.
9.4. Deferrals. The Committee, in its absolute discretion, may permit a Participant to elect to defer such Participant’s receipt of the delivery of shares of Stock that would otherwise be due to such Participant by virtue of the vesting of a Restricted Stock Unit; provided such deferral election is made in accordance with the requirements of Section 409A of the Code. If any such deferral election is permitted by the Committee, the Committee shall, in its absolute discretion, establish additional rules and procedures for such payment deferrals. However, notwithstanding the preceding provisions of this § and notwithstanding any other provision of this Plan to the contrary, in the event that a Participant’s deferral of delivery of shares of Stock would constitute an employee pension benefit plan as defined in § 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the arrangement will be limited solely to one or more individuals who constitute members of a select group of management or highly compensated employees (within the meaning of ERISA §§ 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)).
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9.5. Performance-Based Vesting. Notwithstanding anything contained in § 9.1 hereof, the Committee may, at the time of grant of Restricted Stock Units to Key Employees, prescribe that vesting of all or any of the Restricted Stock Units shall be subject to the achievement of one or more performance objectives and to such other provisions of § 11 as the Committee determines shall apply, including the Performance Goals set forth in § 11.3.
SECTION 10.
STOCK GRANTS
10.1. Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Participants. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Participant's interest in any Stock which has been issued will become non-forfeitable.
10.2. Conditions.
(a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Participants s generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Participant only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 10.2(b) for the related Stock Grant.
(b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Stock issued in the name of a Participant subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Participant’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition.
10.3. Dividends and Voting Rights. If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Participant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Participant except as otherwise provided in the Award agreement. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Participant’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Participant also shall have the right to vote the Stock issued under his or her Stock Grant during such period.
10.4. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Participant’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Participant as soon as practicable thereafter.
10.5. Performance-Based Vesting. The Committee may, at the time a Stock Grant is made, prescribe that vesting of all or any portion of the shares subject to the Stock Grant shall be subject to the achievement of one or more performance conditions and to such other provisions of § 11 as the Committee determines shall apply, including the Performance Goals set forth in § 11.3.
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SECTION 11.
PERFORMANCE AWARDS
11.1. Committee Action. The Committee (acting in its sole discretion) may from time to time grant Performance Awards to Participants under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine. Any Award may be a “Performance Award” if this § 11 applies to such Award.
11.2. Conditions. The written agreement covering Performance Awards shall specify Performance Goals (as defined in § 11.3), a Performance Period (as defined in § 11.5)) and any other conditions.
11.3. Performance Goals. With respect to each Award of Performance Awards, the Committee (acting in its sole discretion) shall specify as Performance Goals the corporate, division, segment, business unit, and/or individual performance goals which must be satisfied in order for the Participant to be entitled to payment to such Performance Awards. Performance Goals may be based on any criteria established by the Committee, including but not limited to achieving specified levels of one or any combination of the following with respect to the Company on a consolidated basis, by division, segment, and/or business unit: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings before interest, taxes, depreciation, amortization and option expense); economic value-added models or equivalent metrics; comparisons with various stock market indices; cost reductions, savings, controls or objectives; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; operating efficiencies; year-end cash; debt reductions; stockholder equity; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. The Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies, individual performance, or upon comparisons of any of the indicators of performance relative to other companies. The Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this § 11.3.
11.4. Performance Period. The Committee (acting in its sole discretion) shall determine the Performance Period, which shall be the period of time during which the Performance Goals must be satisfied in order for the Participant to be entitled to payment of Performance Awards granted to such Participant. Different Performance Periods may be established for different Performance Awards. Performance Periods may run consecutively or concurrently.
11.5. Settlement of Performance Awards. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Goals for the Performance Period have been achieved and the amount of the Award which will vest.
SECTION 12.
DIRECTOR AWARDS
12.1. Awards. The Board may provide that all or a portion of a Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Director) in the form of NQSOs, Restricted Share Units and/or Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply
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upon a termination of the Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. Subject to applicable legal requirements, the Board may also grant Awards to Directors pursuant to the terms of the Plan, including any Award described in §§ 7, 8, 9 or 10 above.
12.2. Applicable Limit. Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes.
SECTION 13.
NON-TRANSFERABILITY
Except as provided below, no Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. Any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Participant’s lifetime only by the Participant. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award, other than an ISO, to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Participant with respect to such Award.
SECTION 14.
SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Participant shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable federal or state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company or its legal counsel satisfactory to the Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option, Stock Appreciation Right or Restricted Stock Unit or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
SECTION 15.
LIFE OF PLAN
No Award shall be made under this Plan on or after the earlier of (1) the tenth (10th) anniversary of the Restatement Effective Date, or (2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan the satisfaction of the forfeiture conditions, if any, on Stock Grants, or
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the payment of shares upon the vesting of Restricted Stock Units) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
SECTION 16.
ADJUSTMENT
16.1. Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the number, kind or class (or any combination thereof) of shares of Stock subject to Options, Restricted Stock Units or Stock Appreciation Rights granted under this Plan, the Option Price of such Options, the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Stock, other securities or other property), recapitalization, stock split, reverse stock split, split-up, spin-off, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction.
16.2. Mergers. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) and § 409A of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) and § 409A of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Awards under this Plan and any related grant conditions and forfeiture conditions, and if applicable, the related Option Price and SAR Value for each such Option, Stock Appreciation Right and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) and § 409A of the Code) to make any Awards to effect the assumption of, or the substitution for, awards previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such awards.
SECTION 17.
CHANGE IN CONTROL
17.1. Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 12 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement), and (ii) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested. For the purposes of this § 17.1, an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right (on the same terms and conditions and consistent with the first sentence of this § 17.1) to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each share of Stock subject thereto, will be
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solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
17.2. Non-Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement in the event of a Change in Control, to the extent the successor company does not assume or substitute for an Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, and (ii) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested.
17.3. Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (ii) all Performance Awards and other performance-based Awards shall be considered to be earned and payable (either in full based on actual performance or pro rata based on actual performance or based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.
SECTION 18.
AMENDMENT OR TERMINATION
This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or exchange rule and (2) no amendment shall be made to § 17 on or after any date described in § 17 which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Awards under this Plan at any time and may terminate this Plan at any time. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules. Subject to the terms of this Plan, the Committee may unilaterally amend the terms of any Award Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in § 19.11 or there is a dissolution or liquidation of the Company or a transaction described in § 16 or § 17.
SECTION 19.
MISCELLANEOUS
19.1. Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Restricted Stock Unit or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option, Restricted Stock Unit or Stock Appreciation Right to such Participant. Subject to § 10.3, a Participant’s rights as a stockholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.
19.2. No Contract of Employment or Service. The grant of an Award to a Participant under this Plan shall not constitute a contract of employment or service and shall not confer on a Participant any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Award Agreement.
19.3. Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an
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Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
19.4. Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.
19.5. Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
19.6. Compliance with Section 409A of the Code. It is intended that all Awards under the Plan will be exempt from, or will comply with, Section 409A of the Code, and to the maximum extent permitted the Awards and the Plan will be interpreted and administered in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code:
(a) If any amount is payable under such Award upon a termination of employment or service, a termination of employment or service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service;
(b) Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A of the Code;
(c) If a Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A of the Code, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A of the Code; and
(d) If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A of the Code, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A of the Code, or (iii) shall have any liability to any Participant for any such tax liabilities.
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19.7. Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award. Subject to the restrictions otherwise found in this Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
19.8. No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Stock-Based Awards or other types of Awards provided for hereunder.
19.9. Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
19.10. Awards to Non-U.S. Participants. The Committee shall have the power and authority to determine which service providers outside the United States shall be eligible to participate in the Plan. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices.
19.11. Company Clawback Policy. Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be automatically unilaterally amended to comply with any such compensation recovery policy.
19.12. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
19.13. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
2024 Proxy Statement	B-15

option care health®

Extraordinary care

that changes lives

OPTION CARE HEALTH, INC.
3000 LAKESIDE DRIVE
SUITE 300N
BANNOCKBURN, IL 60015

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OPCH2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32073-P06749

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPTION CARE HEALTH, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect twelve nominees identified in the accompanying proxy statement to serve as directors.	☐	☐	☐

Nominees:

01) John J. Arlotta	07) David W. Golding
02) Elizabeth Q. Betten	08) Harry M. Jansen Kraemer, Jr.
03) Elizabeth D. Bierbower	09) R. Carter Pate
04) Barbara W. Bodem	10) John C. Rademacher
05) Eric K. Brandt	11) Timothy P. Sullivan
06) Natasha Deckmann	12) Norman L. Wright

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote "FOR" proposal 2.

The Board of Directors recommends you vote "FOR" proposal 3.

	For	Against	Abstain
3. To approve, on a non-binding advisory basis, our executive compensation.	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposal 4.

	For	Against	Abstain
4. To approve the Amended and Restated Option Care Health, Inc. 2018 Equity Incentive Plan.	☐	☐	☐

NOTE: To transact other business as may properly come before the meeting or any adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available on www.proxyvote.com or investors.optioncarehealth.com

V32074-P06749

OPTION CARE HEALTH, INC.
Annual Meeting of Stockholders
May 15, 2024 11:30 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Michael Shapiro and Collin Smyser as proxies with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Option Care Health, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM CDT on May 15, 2024, at http://www.virtualshareholdermeeting.com/OPCH2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side